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ProAssurance Corporation

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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14a
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO    )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary proxy statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐ Definitive proxy statement

☑ Definitive additional materials

☐ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
ProAssurance Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy statement, if Other Than the Registrant)
Payment of filing fee (Check the appropriate box):
☑ No fee required
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
The filing fee of $                     was calculated on the basis of the information that follows:
1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum Aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
INTRODUCTION
SOLICITATION BY BOARD OF DIRECTORS
PROPOSAL 1 -- ELECTION OF DIRECTORS
PROPOSAL 2 -- RATIFICATION OF ELECTION OF W. STANCIL STARNES AS A DIRECTOR
PROPOSAL 3 -- APPROVAL OF THE PROASSURANCE CORPORATION
PROPOSAL 4: APPROVAL OF THE PROASSURANCE CORPORATION 2008 EQUITY INCENTIVE PLAN
PROPOSAL 5 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
REPORT OF THE AUDIT COMMITTEE
OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING
BENEFICIAL OWNERSHIP OF OUR COMMON STOCK
EXECUTIVE COMPENSATION
Summary Compensation Table
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED (During Last Completed Fiscal Year)
NON-QUALIFIED DEFERRED COMPENSATION
DIRECTOR COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
PROPOSALS OF STOCKHOLDERS
OTHER MATTERS

PROASSURANCE CORPORATION
100 Brookwood Place
Birmingham, Alabama 35209

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held May 21, 2008

To our Stockholders:

The Annual Meeting of Stockholders of ProAssurance Corporation (“ProAssurance”) will be held at 10:00 a.m., local time, on Wednesday, May 21, 2008, on the 5th floor of the headquarters of ProAssurance, located at 100 Brookwood Place, Birmingham, Alabama 35209, for the following purposes:

(1)	To elect five (5) directors of ProAssurance, as Class I directors, to serve until the 2011 annual meeting and until their successors are elected and qualified;

(2)	To ratify the election of W. Stancil Starnes as a Class III director;

(3)	To approve the ProAssurance Corporation 2008 Annual Incentive Compensation Plan;

(4)	To approve the ProAssurance Corporation 2008 Equity Incentive Plan;

(5)	To ratify the appointment of Ernst & Young LLP as independent auditors; and

(6) To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The Board of Directors has set March 28, 2008, as the record date for the annual meeting. You will only be entitled to notice of, and to vote at, the annual meeting if you are a holder of record of shares of ProAssurance’s common stock at the close of business on the record date. The stock transfer books will not be closed.

We may adjourn the annual meeting without notice other than announcement at the meeting or adjournments thereof, and any business for which notice is hereby given may be transacted at any such adjournment.

We have provided details concerning those matters to come before the annual meeting in the accompanying proxy statement. Whether you plan to attend the annual meeting or not, please sign, date and return the enclosed proxy card in the envelope provided. Returning your proxy card does not deprive you of your right to attend the annual meeting and to vote your shares in person.

A copy of ProAssurance’s Annual Report to the Stockholders for the year ended December 31, 2007, is enclosed. We hope you will find it informative.

By order of the Board of Directors,

Jeffrey P. Lisenby
Secretary

April 11, 2008

PROASSURANCE CORPORATION
100 Brookwood Place
Birmingham, Alabama 35209

PROXY STATEMENT

Annual meeting of Stockholders
to be held May 21, 2008

INTRODUCTION

We are furnishing this proxy statement and proxy card to the stockholders of ProAssurance Corporation, which we sometimes refer to as “ProAssurance,” on behalf of ProAssurance’s Board of Directors on or about April 11, 2008. Our Board of Directors is soliciting your proxy to vote your shares at the annual meeting of ProAssurance’s stockholders to be held at 10:00 a.m., local time, on Wednesday, May 21, 2008, on the 5th floor of our headquarters located at 100 Brookwood Place, Birmingham, Alabama 35209, or at any adjournment or postponement thereof.

At the annual meeting, the stockholders will be asked to elect five (5) members to the Board of Directors of ProAssurance, as Class I directors, to serve until the 2011 annual meeting; to ratify the election of W. Stancil Starnes as a Class III director; to approve the ProAssurance Corporation 2008 Annual Incentive Compensation Plan; to approve the ProAssurance Corporation 2008 Equity Incentive Plan; and to ratify the appointment of Ernst & Young LLP as independent auditors.

The Board of Directors has set March 28, 2008 as the record date for the annual meeting. You are entitled to notice of and to vote at the annual meeting if you own shares as of the close of business on our record date. At the close of business on the record date there were 32,087,795 outstanding shares of our common stock, par value $0.01 per share (“Common Stock”). You are entitled to one vote in person or by proxy on all matters properly to come before the annual meeting for each share of our common stock that you own on the record date.

The presence, in person or by proxy, of the holders of one-third of the shares of Common Stock entitled to vote at the meeting will constitute a quorum to conduct business at the annual meeting. Proxies received but marked as abstentions and “broker non-votes” (which occur where shares held by brokers or nominees for beneficial owners are not voted on a matter) will be included in the calculation of the number of shares considered to be present at the meeting.

Voting Instructions

If you are a record owner of our Common Stock you may vote your shares on matters properly presented at the annual meeting in any of four ways:

•	by signing and returning the enclosed proxy card in the enclosed envelope; or

•	by voting on the Internet in accordance with instructions on the enclosed proxy card; or

•	by using a touchtone telephone and following the instructions on the enclosed proxy card; or

•	by attending the meeting and voting in person.

If you properly cast your vote, and your vote is not subsequently revoked, your vote will be voted in accordance with your instructions. You may revoke your proxy prior to the annual meeting by either (i) submitting to ProAssurance a properly executed proxy and bearing a later date, (ii) by voting by telephone or Internet at a later date or in person at the meeting, or (iii) by giving written notice of revocation to the Secretary of ProAssurance. The mailing address of ProAssurance is P.O. Box 590009, Birmingham, Alabama 35259, and the street address is 100 Brookwood Place, Birmingham, Alabama 35209.

If you hold shares in “street name” (that is, through a bank, broker or other nominee), your shares must be voted in accordance with instructions provided by the nominee. If your shares are held in the name of a nominee and you would like to attend the annual meeting and vote in person, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the annual meeting.

Availability of Certain Documents

Our Board of Directors has adopted a Policy Regarding Determination of Director Independence, including categorical standards to assist in determining independence and has adopted charters for our Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee, as well as Corporate Governance Principles. All of these documents and policies, together with our Code of Ethics and Conduct, are available in the Corporate Governance section of our website, www.ProAssurance.com. Printed copies of our committee charters, Corporate Governance Principles, Code of Ethics and Conduct, and the Policy Regarding Determination of Director Independence may be obtained by contacting Frank O’Neil, Senior Vice President, ProAssurance Corporation, either by mail at P. O. Box 590009, Birmingham, Alabama 35259-0009, or by telephone at (205) 877-4400 or (800) 282-6242 or by e-mail at Investor@ProAssurance.com. Our Policy Regarding Determination of Director Independence is also attached to this proxy statement as Exhibit A.

The materials for ProAssurance’s 2008 Annual Meeting of Stockholders (the 2007 Annual Report to the Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2007, Proxy Statement and Proxy Card) are available on the internet. If you hold shares in certificate form or through the Direct Registration System (“DRS”) at BNYMellon Shareowner Services (“BNYMellon”), formerly Mellon Investor Services, LLC, you may view these documents and cast your proxy vote at www.bnymellon.mobular.net/bnymellon/pra. If you hold your shares through a brokerage firm, you may view these documents and cast your proxy vote at www.bnymellon.mobular.net/bnymellon/pra_beneficial. Our proxy statement and proxy card for the 2008 Annual Meeting and our 2007 Annual Report will be available through the “Investor Relations” section of our website at www.ProAssurance.com until at least May 21, 2009, and will be available from the “Home Page” of our website until May 21, 2008. Our Annual Report to the Stockholders and Annual Report on Form 10-K, and other materials on our website are not proxy soliciting materials.

You may also obtain a copy of our 2007 Annual Report to the Stockholders and 2007 Annual Report on Form 10-K (including the financial statements and financial statement schedules) without charge by contacting Mr. O’Neil at the address shown above, or by telephone at (205) 877-4400 or (800) 282-6242, or by e-mail at Investor@ProAssurance.com.

SOLICITATION BY BOARD OF DIRECTORS

Our Board of Directors is soliciting your proxy to vote at the 2008 Annual Meeting. ProAssurance will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the annual meeting. In addition to the solicitation of proxies by mail and the interest, solicitation may be made by certain of our directors, officers or employees telephonically, electronically or by other means of communication and they will receive no additional compensation for such solicitation. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

Board of Directors

Our Certificate of Incorporation provides that our Board of Directors is comprised of at least three and not more than twenty-four directors, as determined by the Board of Directors. The Certificate of Incorporation requires that our directors be divided into three classes as nearly equal as possible and that the directors serve staggered terms of three years. The remaining directors may fill any vacancies on the Board of Directors resulting from the death, resignation or removal of a director or from any increase in the number of directors. A director elected by the directors to fill a vacancy on the Board of Directors holds office until the next election of the class of directors for which such director has been chosen.

At its meeting in September 2007, the Board of Directors, on the recommendation of the Nominating/Corporate Governance Committee, elected W. Stancil Starnes as a director and increased the size of the board from eleven to twelve members in order to create a vacancy for his election. Mr. Starnes was named the Chief Executive

Officer of ProAssurance on July 1, 2007, and the Board of Directors determined that the Chief Executive Officer should serve on the Board of Directors. In accordance with the requirements of ProAssurance’s Certificate of Incorporation, Mr. Starnes will serve as a Class III director until the 2010 Annual Meeting when the current term of the Class III directors will expire.

At its meeting in December 2007, the Board of Directors, on the recommendation of the Nominating/Corporate Governance Committee, elected Drayton Nabers, Jr. as a director and increased the size of the board from twelve to thirteen members to create a vacancy for his election. Mr. Nabers was elected to serve as a Class I director as required under ProAssurance’s Certificate of Incorporation, and his current term will expire at the 2008 Annual Meeting.

The Board of Directors has nominated Lucian F. Bloodworth, A. Derrill Crowe, M.D., Robert E. Flowers, M.D., Ann F. Putallaz, and Drayton Nabers, Jr. for election to the Board of Directors at the 2008 Annual Meeting upon the expiration of their current terms as Class I directors as set forth under the caption “Proposal 1 — Election of Directors” included elsewhere in this proxy statement. The Board of Directors has also recommended that the stockholders ratify the election of W. Stancil Starnes to the Board of Directors by vote at the 2008 Annual Meeting as described under the caption “Proposal 2 — Ratification of the Election of W. Stancil Starnes as a Director” included elsewhere in this proxy statement. Set forth below is information regarding the nominees and the directors continuing in office, which was confirmed by them for inclusion in this proxy statement. Information regarding stock ownership is set forth in the table under the caption “Beneficial Ownership of Our Common Stock” included elsewhere in this proxy statement.

Nominees for Election as Class I Directors for a Three-Year Term Expiring in 2011

Lucian F. Bloodworth (Age 67) has served as a director of ProAssurance since August 22, 2002. Mr. Bloodworth is the chairman of Cain Manufacturing, a manufacturer of specialty parts for air distribution and roofing based in Birmingham, Alabama. Mr. Bloodworth has been a fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

A. Derrill Crowe, M.D. (Age 71) has served as a director and as Chairman of the Board of ProAssurance since it began operation in June 2001. Dr. Crowe currently serves as non-executive Chairman of the Board. Dr. Crowe served as chief executive officer of ProAssurance and its predecessors, Medical Assurance, Inc. and The Medical Assurance Company, Inc., from the commencement of operations in 1977 until July 1, 2007.

Robert E. Flowers, M.D. (Age 58) has served as a director of ProAssurance since it began operation in June 2001. Prior to June 2001, Dr. Flowers served as a director of our insurance subsidiary, The Medical Assurance Company, Inc. (1985-2001), and as a director of its former holding company, Medical Assurance, Inc. (1995-2001). Dr. Flowers practiced as a physician with Gynecology Associates of Dothan P.C., Dothan, Alabama, prior to his retirement in 2001.

Ann F. Putallaz, Ph.D. (Age 62) has served as a director of ProAssurance since it began operation upon completion of the consolidation of Professionals Group, Inc. and Medical Assurance, Inc. in June 2001. Prior to the consolidation, Ms. Putallaz served as a director of Professionals Group, Inc. (1996-2001), and its vice chairman (1999-2001). For the past five years, Ms. Putallaz has been Director of Data and Communication Services of Munder Capital Management, an investment advisor to The Munder Funds, an open end investment company registered under the Investment Company Act of 1940.

Drayton Nabers, Jr., Esq. (Age 67) served as a director of ProAssurance from February 2002 until he resigned effective December 31, 2002, to serve as Finance Director of the State of Alabama. Mr. Nabers served as Finance Director until June 2004, when he was appointed Chief Justice of the Alabama Supreme Court. He left the Court in 2006, and is currently in private practice with the law firm of Maynard, Cooper & Gale, PC in Birmingham, Alabama. Mr. Nabers was the chief executive officer of Protective Life Corporation, an insurance holding company based in Birmingham, Alabama, from 1979 to 2001. He is currently a director of Infinity Corporation.

Class II Directors Continuing in Office — Term Expiring in 2009

John J. McMahon, Jr., Esq. (Age 65) has served as a director of ProAssurance since February 22, 2002. Mr. McMahon is chairman of Ligon Industries, a manufacturer of waste water treatment equipment, aluminum castings and hydraulic cylinders. He served as chairman of the executive committee of McWane, Inc. in Birmingham, Alabama, from 1999 until December 31, 2005. Mr. McMahon also serves as a director of Protective Life Corporation.

John P. North, Jr., C.P.A. (Age 72) has served as a director of ProAssurance since it began operation in June 2001. Prior to June 2001, Mr. North had served as a director of our predecessor, Medical Assurance, Inc., beginning in 1996. Mr. North is a certified public accountant who was a partner of the accounting firm of Coopers & Lybrand LLP until his retirement in September 1995.

William H. Woodhams M.D. (Age 70) has served as a director of ProAssurance since it began operation in June 2001. Prior to June 2001, Dr. Woodhams served as a director of one of our insurance subsidiaries, ProNational Insurance Company (1980-2001), and served as a director of its former holding company, Professionals Group, Inc. (1996-2001). Dr. Woodhams is a board certified family practice physician and has been in private practice in Kalamazoo, Michigan since 1964.

Wilfred W. Yeargan, Jr.  M.D. (Age 68) has served as a director of ProAssurance since 2002. Dr. Yeargan is a board certified ophthalmologist who has practiced in Tuscaloosa, Alabama for over thirty years.

Class III Directors Continuing in Office — Term 2010

Victor T. Adamo, Esq. CPCU (Age 60) has served as a director and President of ProAssurance since it began operation in June 2001. Prior to June 2001, Mr. Adamo served as an officer of our insurance subsidiary, ProNational Insurance Company (1985-2001), and as a director and president and chief executive officer of its former holding company, Professionals Group (1996-2001). Prior to joining ProNational, Mr. Adamo was in private legal practice from 1975 to 1985.

Paul R. Butrus (Age 67) has served as a director of ProAssurance since it began operation in June 2001, during which time he served as an executive officer of ProAssurance until December 31, 2007. Mr. Butrus has held various positions with our insurance subsidiary, The Medical Assurance Company, Inc., since it began operations in 1977, and was a director and executive vice president and chief operating officer of its former holding company, Medical Assurance, Inc. (1995-2001).

William J. Listwan, M.D. (Age 65) has served as a director of ProAssurance since September 2006. Dr. Listwan was a member of the Board of Directors of Physicians Insurance Company of Wisconsin (“PIC Wisconsin”) from its organization in 1986 until its merger with ProAssurance in August 2006. Dr. Listwan practiced Internal Medicine with the Aurora Health Center (formerly General Clinic) in West Bend, Wisconsin, from July 1974 to April 2006. He currently holds an appointment as Assistant Clinical Professor of Medicine at the Medical College of Wisconsin. Dr. Listwan was nominated by PIC Wisconsin as its designated director to be elected to the Board of Directors of ProAssurance pursuant to the terms of the Merger Agreement between PIC Wisconsin and ProAssurance.

W. Stancil Starnes, Esq. (Age 59) was elected to the Board of Directors on September 5, 2007. Mr. Starnes was appointed as Chief Executive Officer (CEO) of ProAssurance on July 1, 2007. Mr. Starnes served as the senior and managing partner of the law firm of Starnes & Atchison LLP in Birmingham, Alabama, where he was extensively involved with ProAssurance and its predecessors in the defense of medical liability claims for over 25 years. He withdrew from the firm in October 2006 to serve as President, Corporate Planning and Administration of Brasfield & Gorrie, Inc., a commercial construction firm based in Birmingham, Alabama, where he served until May 2007.

Independent Directors

As required by The New York Stock Exchange Corporate Governance Listing Standards, our Board of Directors has determined that a majority of the directors on the board are “independent” directors. In compliance with the corporate governance requirements of Sarbanes-Oxley Act of 2002 and the applicable rules of the New York Stock Exchange, or NYSE, our Board of Directors has adopted a policy that a director will be presumed to be independent if he or she satisfies certain specified criteria. A complete description of the criteria adopted by our Board of Directors in determining the independence of our directors is set forth in Exhibit A to this proxy statement.

Our Board of Directors has determined that the following directors satisfy the independence criteria described above, and therefore constitute “independent” directors:

Lucian F. Bloodworth	John P. North, Jr.
Robert E. Flowers, M.D.	Ann F. Putallaz
William J. Listwan, M.D.	William H. Woodhams M.D.
John J. McMahon, Jr.	Wilfred W. Yeargan, Jr. M.D.
Drayton Nabers, Jr.

We have engaged Dr. Listwan as a consultant under a Consulting and Confidentiality Agreement which provides that Dr. Listwan will provide consulting services to ProAssurance in consideration of an annual retainer of $44,000. At its meeting on December 5, 2007, the Board of Directors reviewed this consulting arrangement and determined that Dr. Listwan satisfied the current independence criteria for directors because:

•	Dr. Listwan was not an employee of PIC Wisconsin and his relationship with PIC Wisconsin prior to the merger with ProAssurance would have satisfied ProAssurance’s independence criteria if PIC Wisconsin had been a subsidiary of ProAssurance;

•	Dr. Listwan is not an employee of ProAssurance or any of its subsidiaries based on the Board’s review of the terms of Dr. Listwan’s engagement as a consultant and its consideration of Internal Revenue Service regulations defining employees and independent contractors for purposes of FICA (Federal Insurance Contributions Act) withholding and the factors used by our Human Resources Department to determine whether a service provider receives a statement on Form W-2 (an employee) or Form 1099 (independent contractor) with respect to its compensation for services; and

•	The compensation payable to Dr. Listwan as a consultant would not exceed the limitation on compensation under the NYSE corporate governance rules and ProAssurance’s current independence criteria.

Meetings and Committees of the Board of Directors

Our Board of Directors held seven meetings during 2007. Our Bylaws establish four standing committees of the Board of Directors: the Nominating/Corporate Governance Committee, the Compensation Committee, the Audit Committee and the Executive Committee, each of which is described below. Each of our incumbent directors attended at least 75% of the meetings of the Board of Directors and the committees of the board on which he or she served during 2007 (in each case, which were held during the period for which he or she was a director).

Neither our Board of Directors nor our Nominating/Corporate Governance Committee has implemented a formal policy regarding director attendance at annual meetings of our stockholders. However, our Board of Directors typically holds its annual organizational meeting directly following the annual stockholders’ meeting, and it is customary for our directors to attend the annual meeting. Ten of our then eleven directors attended the annual meeting of our stockholders held on May 16, 2007.

Nominating/Corporate Governance Committee

Our Nominating/Corporate Governance Committee currently consists of three independent directors, and operates pursuant to a written charter, which is available in the Corporate Governance section of our website, www.ProAssurance.com. The primary purposes of the Nominating/Corporate Governance Committee are to:

•	identify individuals qualified to become directors and recommend to the Board of Directors for its consideration the candidates for all directorships to be filled by the Board of Directors or to be elected by the stockholders;

•	advise the Board of Directors with respect to the board composition, procedures and committees;

•	develop and recommend to the Board of Directors a set of corporate governance principles applicable to ProAssurance;

•	oversee the evaluation of the Board of Directors and the evaluation of ProAssurance’s management; and

•	otherwise take a leadership role in shaping the corporate governance of ProAssurance.

The Nominating and Corporate Governance Committee is empowered to engage a third party search firm to assist in identifying and evaluating director candidates. However, the committee did not hire any search firm during 2007 and, accordingly, paid no fees to any such company.

Under our Corporate Governance Principles, the Nominating/Corporate Governance Committee will consider a nominee proposed by a stockholder for a vacancy on our board when such nomination has been submitted in accordance with the provisions contained in our Bylaws, which are described under the caption “Stockholder Proposals” in this proxy statement. A vacancy does not exist where:

•	the Board of Directors desires to re-nominate an incumbent director for an additional term and, the director consents to stand for re-election and to serve on our Board of Directors if elected, or

•	the Nominating/Corporate Governance Committee has recommended to our Board of Directors a candidate to fill a vacancy and, prior to the receipt of a properly submitted stockholder nomination, such nominee has agreed to stand for election and serve on our board if elected.

Our Board of Directors may, at any time, elect not to fill a vacancy arising on the Board. The Board of Directors may elect to not recommend a director candidate nominated by a stockholder even if such director candidate is the only candidate submitted to the Nominating/Corporate Governance Committee to fill a vacancy.

The Nominating/Corporate Governance Committee is responsible for determining the appropriate composition of our Board and for the selection of individual candidates consistent with such determination. Our Corporate Governance Principles do not establish any firm requirement of minimum qualifications or skills that an individual candidate must possess other than the maximum age requirements described in the Corporate Governance Principles. Rather, the Corporate Governance Principles direct our Nominating/Corporate Governance Committee to take into account all factors it considers appropriate, including a candidate’s reputation for ethical business dealings, knowledge, skill, experience, expertise, and the extent to which the candidate would fill a present need in the composition of the Board.

Subject to the qualifications described above, our Nominating/Corporate Governance Committee will consider a director candidate nominated by a stockholder in the same manner as candidates brought before the Nominating/Corporate Governance Committee from other sources. Generally, the Nominating/Corporate Governance Committee initially evaluates a prospective nominee on the basis of his or her résumé and other background information that has been made available to the Nominating/Corporate Governance Committee. A member of the Nominating/Corporate Governance Committee will contact for further review those candidates who the committee believes are qualified, who may fulfill a specific board need and who the committee believes would otherwise best make a contribution to the board. If, after further discussions with the candidate, and other further review and consideration as necessary, the Nominating/Corporate Governance Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board.

The charter of the Nominating/Corporate Governance Committee provides for at least three members, each of whom must be an independent director. The current members of our Nominating/Corporate Governance Committee are John J. McMahon, Jr., Chairman, Lucian F. Bloodworth and William H. Woodhams. Our Board of Directors has found that each member of our Nominating/Corporate Governance Committee is “independent” within the meaning of the rules of the NYSE.

During 2007, our Nominating/Corporate Governance Committee met two times.

Compensation Committee

Our Compensation Committee currently consists of four independent directors, and operates pursuant to a written charter, which is available in the Corporate Governance section of our website, www.ProAssurance.com. The primary purposes of the Compensation Committee are to:

•	represent and assist the Board of Directors in discharging its oversight responsibility relating to compensation matters, including determining the compensation arrangements for the chief executive officer and reporting its determination to the Board of Directors for ratification by a majority of independent directors; and

•	review and discuss with management the disclosure under the caption “Compensation Discussion and Analysis” and prepare the report of the Compensation Committee with respect to such disclosure, each of which is to be included in our annual proxy statement.

The charter of the Compensation Committee charges the committee with the responsibility to determine and approve, subject to ratification by a majority of independent directors, the CEO’s compensation level based on the committee’s evaluation of the CEO’s performance in light of the corporate goals and objectives relevant to the CEO’s compensation as approved by the committee. The charter also charges the Compensation Committee with the responsibility to, among other duties, review the competitiveness of the non-CEO executive compensation programs of ProAssurance; approve change of control agreements or severance plans for executive officers of ProAssurance; and make recommendations for director compensation to our Board of Directors. The charter further provides that the Compensation Committee has the exclusive authority to retain outside compensation consultants and advisors as it deems appropriate to fulfill its responsibilities.

The current practice of the Compensation Committee is to retain an outside consultant to gather data from peer companies and to compare ProAssurance’s compensation practices with that of its peers. The Compensation Committee, with the assistance of ProAssurance’s management and its consultant, identifies the peer companies to be used in the compensation analysis. The peer companies are competitors with ProAssurance in terms of direct business, senior executive talent, and market capitalization and include the following categories of companies:

•	specialty insurers of generally equivalent size in terms of total assets and/or market capitalization;

•	peer medical malpractice insurance companies which are smaller than ProAssurance but are representative of this specialized industry sector; and

•	local market insurance companies that compete directly for senior executive talent.

After reviewing peer companies’ data, the compensation consultant provides a report to the committee that describes market practices with regard to executive compensation and identifies any gaps between the market and ProAssurance’s executive compensation practices. In addition, from time to time the Compensation Committee retains the compensation consultant to provide a review and analysis of particular aspects of ProAssurance’s compensation program, and reports of these studies are also considered by the committee in making its recommendations. The Compensation Committee customarily makes its compensation recommendations to our Board of Directors at its regularly scheduled meeting in the first quarter of each year.

ProAssurance’s senior management makes no recommendations with respect to compensation of the CEO. The Compensation Committee is exclusively responsible for making compensation recommendations for adoption by the Board of Directors as to changes in base salary for the CEO and the number of stock options and performance shares to be granted to the CEO as long term compensation. The Compensation Committee also approves the annual incentive award guidelines for non-equity incentive compensation to be paid to the CEO. All decisions of the Compensation Committee with respect to the CEO compensation are subject to ratification by a majority of the independent directors under the committee’s charter.

In accordance with its charter, the Compensation Committee also makes recommendations as to compensation of our directors. In 2007, the Compensation Committee engaged a compensation consultant to provide a review of the compensation of our Board of Directors and made recommendations for changes in the compensation of directors for their service on the Board of Directors and for their service on the various committees. These recommendations were considered and adopted by our Board of Directors at its meeting in the first quarter of 2007.

The Compensation Committee also administers the ProAssurance Corporation Incentive Compensation Stock Plan and the ProAssurance Corporation 2004 Equity Incentive Plan. If approved at the by the stockholders at the 2008 Annual Meeting, the Compensation Committee will administer the ProAssurance Corporation 2008 Annual Incentive Compensation Plan and the ProAssurance Corporation 2008 Equity Incentive Plan.

During 2007, our Compensation Committee met three times. The charter of the Compensation Committee provides for at least three members, each of whom must be an independent director. The current members of the Compensation Committee are Wilfred W. Yeargan, Jr., Chairman, Lucian F. Bloodworth, William J. Listwan and John J. McMahon, Jr. Our Board of Directors has determined that each member of the Compensation Committee is “independent” within the meaning of the rules of the NYSE and, as required by the Compensation Committee charter, no member of the Compensation Committee has any interlocking relationships required to be disclosed under federal securities laws.

This year’s report of the Compensation Committee is on page 35 of this proxy statement.

Audit Committee

Our Audit Committee consists of three independent directors, and operates pursuant to a written charter that was amended in 2007 and is available in the Corporate Governance section of our website, www.ProAssurance.com. The primary purposes of our Audit Committee are to represent and assist the Board of Directors in discharging its oversight responsibility relating to:

•	the accounting, reporting, and financial practices of ProAssurance and its subsidiaries, including the integrity of our financial statements;

•	the surveillance of our administration and financial controls and compliance with legal and regulatory requirements;

•	the outside auditor’s qualifications and independence; and

•	the performance of our internal auditors.

The Audit Committee also prepares the Report of the Audit Committee, included on page 24 of this proxy statement as required by the rules of the SEC to be included in our annual proxy statements.

Our Audit Committee is responsible for carrying out all of the duties and responsibilities required for audit committees under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the corporate governance rules of the NYSE for listed companies. A description of the specific duties and responsibilities of our Audit Committee can be found in its charter. Our Audit Committee and Board of Directors have established a procedure which establishes a confidential means for complaints or concerns with respect to accounting, internal controls and auditing matters to be submitted to the committee, which is described under the caption titled “Other Matters — Policies on Reporting of Concerns Regarding Accounting and Other Matters and Communicating with Directors” in this proxy statement.

The charter of the Audit Committee provides for at least three members, each of whom must be an independent director. John P. North, Jr. is the chairman, and Lucian F. Bloodworth and Ann F. Putallaz are the other members of our Audit Committee. Our Nominating/Corporate Governance Committee and our Board of Directors have determined that each member of the Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC. Our board has also determined that each member of the Audit Committee is financially literate as such qualification is defined under the rules of the NYSE and that John P. North, Jr., based upon his education and extensive experience in public accounting, including his leadership roles at Coopers and Lybrand, is an “audit committee financial expert” within the meaning of the rules of the SEC. No member of the Audit Committee is presently serving on the audit committee of another company.

During 2007, the Audit Committee held nine meetings.

Executive Committee

Our Executive Committee has the authority during intervals between the meetings of the Board of Directors to exercise all powers and authority of the Board of Directors in the management of our business and affairs, except that the Executive Committee may not:

•	alter or repeal any resolution adopted by the Board of Directors that by its terms is not subject to amendment or repeal by the Executive Committee or any resolution relating to the establishment or membership of the Executive Committee;

•	act with respect to matters required to be passed upon by the full board, the independent directors, or by a committee comprised of independent directors; or

•	act on any matter which has been delegated to the Audit Committee, the Nominating/Corporate Governance Committee or the Compensation Committee in their respective charters.

The Bylaws provide that the Executive Committee have at least three members including the Chairman of the Board. The members of the Executive Committee are: A. Derrill Crowe, Chairman, W. Stancil Starnes, Victor T. Adamo, Paul R. Butrus and Robert E. Flowers. The Executive Committee met once during 2007.

Non-Management Directors Meetings

Our Corporate Governance Principles require our non-management directors to hold executive sessions at which management, including the chief executive officer, is not present, on a regularly scheduled basis and not less than two times per year. The Corporate Governance Principles further provide that the non-management directors on the board will select one of the non-management directors to preside at each executive session. At the annual meeting in May 2007, the non-management directors selected John P. North as the non-management director to preside at each meeting, but did not designate him as a “lead director.” The schedule for the executive sessions and selection of Mr. North as the director to preside at those meetings are each subject to change by the non-management directors. During 2007, our non-management directors held an executive session after three of the regularly scheduled Board meetings.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the annual meeting, you will be asked to elect the following persons as Class I directors to hold office for terms ending at the annual meeting of stockholders to be held in 2011:

Lucian F. Bloodworth
A. Derrill Crowe, M.D.
Robert E. Flowers, M.D.
Drayton Nabers, Jr.
Ann F. Putallaz

The persons named in the board’s proxy card have advised us that, unless a contrary direction is indicated on your proxy card, they intend to vote the shares appointing them as proxies in favor of the named nominees. If the nominees should be unable to serve, and the Board of Directors knows of no reason to anticipate that this will occur, the persons named in the proxy card will vote for such other person or persons as may be recommended by our Nominating/Corporate Governance Committee and designated by the Board of Directors, or the Board of Directors may decide not to elect an additional person as a director. The persons named in the proxy card will have no authority to vote for the election of any person other than the nominees or their substitutes in the election of directors.

All of the nominees currently are members of our Board of Directors and have been approved, recommended and nominated for re-election to the Board of Directors by our Nominating/Corporate Governance Committee and by our Board of Directors in accordance with our Corporate Governance Principles.

Directors will be elected by a plurality of the votes cast in person or by proxy at the annual meeting. With respect to the election of directors, you may vote for all of the nominees or withhold authority to vote for any or all of the nominees. Because directors are elected by a plurality of the votes cast, votes to withhold authority with respect to one or more nominees and broker non-votes will have no effect on the outcome of the election. If you do not give instructions to your proxy, your shares represented by that proxy will be voted FOR the election of each director nominee nominated by the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES NOMINATED FOR ELECTION AS DIRECTORS BY THE BOARD OF DIRECTORS.

PROPOSAL 2 — RATIFICATION OF ELECTION OF W. STANCIL STARNES AS A DIRECTOR

At the annual meeting, you will be asked to ratify the election of W. Stancil Starnes as a Class III director to serve until the 2010 annual meeting of stockholders. Mr. Starnes was elected as a director in September 2007. The Board of Directors increased the size of the board in order to elect him as a director to continue our past practice of having the CEO serve on the Board of Directors. Mr. Starnes has been designated as a Class III director because his addition to that class made each of the classes of directors equal in number as required by our Certificate of Incorporation. Although it is not required under our Certificate of Incorporation or Bylaws, the Board of Directors has directed that Mr. Starnes’ election as a director be submitted to our stockholders for ratification.

The ratification of Mr. Starnes’ election as a Class III director will require the affirmative vote of a majority of the shares voting on the matter at the 2008 Annual Meeting without regard to broker non-votes or abstentions. The persons named on the proxy card have advised us that, unless a contrary intention is indicated on your proxy card, they intend to vote the shares appointing them as proxies in favor of the ratification of the election of Mr. Starnes as a director. If you do not give instructions to your proxy, the shares represented by that proxy will be voted FOR the ratification of the election of Mr. Starnes as a director.

In the event that the ratification of Mr. Starnes’ election as a director is not approved by a majority of the shares voting at the meeting, the Board of Directors will determine whether or not the board should request that Mr. Starnes resign as a director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE ELECTION BY THE BOARD OF DIRECTORS OF W. STANCIL STARNES AS A DIRECTOR.

PROPOSAL 3 — APPROVAL OF THE PROASSURANCE CORPORATION
2008 ANNUAL INCENTIVE COMPENSATION PLAN

Introduction

ProAssurance has paid annual incentive compensation to its senior executives and other key employees pursuant to annual incentive award guidelines established by the Compensation Committee. The annual incentive compensation has been subject to the limitation on the deduction of certain executive’s compensation imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under Code Section 162(m) compensation in excess of $1,000,000 to certain executive officers cannot be deducted for federal income tax purposes unless it is considered performance based compensation. Payment of incentive compensation under the current annual incentive award guidelines is not considered performance based compensation because the guidelines have not been approved by the stockholders and because the guidelines include subjective individual performance criteria.

Our Board of Directors, on the recommendation of the Compensation Committee, has recommended that the ProAssurance Corporation 2008 Annual Incentive Compensation Plan (the “2008 Annual Incentive Plan”) be submitted to the stockholders for approval at the 2008 Annual Meeting. The terms of the 2008 Annual Incentive Plan have been structured to qualify annual incentive awards as performance based compensation under Code Section 162(m) and to allow the Compensation Committee to continue the practice of adopting annual incentive award guidelines as a basis for paying annual incentive compensation to executives under the 2008 Annual Incentive Plan.

Description of Plan

The principal features of the 2008 Annual Incentive Plan are described below. The description is subject to, and qualified by reference to, the definitive terms of the 2008 Annual Incentive Plan, which is set forth in its entirety as Exhibit B to this Proxy Statement.

Purpose.  The purpose of the 2008 Annual Incentive Compensation is to:

•	attract, retain and motivate key employees;

•	relate compensation to performance;

•	shift a portion of compensation expense from fixed to variable form; and

•	reinforce our objectives for profitable growth and continuation of sound overall financial and operating management.

The 2008 Annual Incentive Plan assumes the opportunity to earn incentive compensation in addition to a competitive base salary.

Eligibility.  The Compensation Committee will designate participants from our executive officers and other key employees for payment of annual incentive compensation under the 2008 Annual Incentive Plan. Eligibility is conditioned on a participant’s continuous employment with us from the date of designation until payment of the award of annual incentive compensation. The participants may include our CEO and our four most highly compensated executive officers required to be named in the Summary Compensation Table in our annual proxy statement (“Named Executive Officers”).

The number of eligible participants in the 2008 Annual Incentive Plan will vary from year to year in the discretion of the Compensation Committee. In 2007, all Named Executive Officers (except for Mr. Starnes, who was employed mid-year) were designated to receive incentive compensation awards under the annual incentive award guidelines, and it is expected they will be selected under the 2008 Annual Incentive Plan.

Performance Criteria.  Prior to March 31 each year (or such earlier date as may be required under Code Section 162(m)), the Compensation Committee will establish performance objectives that must be attained in order for the payment of incentive compensation to participants under the 2008 Annual Incentive Plan. The performance objectives must be based on one or more of the following criteria:

•	profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures);

•	earnings (earnings per share or other corporate earnings measures);

•	net income (before or after taxes, operating income or other income measures);

•	cash (cash flow, cash generation or other cash measures);

•	stock price or performance;

•	total stockholder return (stock price appreciation divided by beginning share price);

•	economic value added;

•	return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity or sales);

•	market share;

•	improvements on capital structure;

•	combined ratio, operating ratio or any component thereof such as loss ratio, underwriting expense ratio, investment income ratio or a combination thereof;

•	business expansion (acquisitions);

•	increase in book value;

•	premium revenue;

•	investment income;

•	total revenue;

•	productivity measures;

•	cost reduction measures;

•	strategic plan development and implementation; or

•	any other reasonable criteria, which may include subjective criteria relating to individual performance.

The performance criteria may be described in terms of company-wide objectives or in terms of objectives that relate to the performance of a subsidiary, division, region or function, or in terms of relative performance as compared to an outside reference or peer group. Performance objectives with respect to the performance criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period, or growth rates over time, as the Compensation Committee deems appropriate. Performance objectives need not be based upon an increase in positive results under any of the performance criteria.

Payment of Annual Incentive Awards.  If one or more of the performance objectives established by the Compensation Committee are satisfied in any year, the committee may award annual incentive compensation to an eligible participant in an amount up to 200% of such participant’s base salary, but not exceeding $2,000,000. Annual incentive compensation will be denominated in dollars and will be payable in shares of Common Stock, cash, or a combination as the Compensation Committee may determine. Shares of Common Stock will have a dollar value equal to the market value of the share on the date payment of the award is authorized or such later date as may be authorized by the Compensation Committee. Shares of Common Stock to be awarded as annual incentive compensation will be derived from the shares of Common Stock reserved for issuance under any equity compensation plan of ProAssurance that is then in effect and that has been approved by the stockholders. The delivery of shares of Common Stock to participants as incentive compensation will be considered to be awards or grants under the equity compensation plan for which they have been reserved, and the shares reserved for issuance under the equity compensation plan will be reduced by the number of shares delivered to participants as annual incentive compensation.

The Compensation Committee has the discretion to reduce the amount that would otherwise be payable to a participant as annual incentive compensation based on the performance criteria in the 2008 Annual Incentive Plan by reason of individual performance or other factors the committee deems appropriate and may establish rules and procedures that will limit amounts paid to each participant to a level below the maximum amount authorized under the 2008 Annual Incentive Plan. The Compensation Committee also has the authority to pay incentive compensation to any participant who is not a Named Executive Officer based on other reasonable subjective criteria, including individual performance, as the committee deems appropriate so long as the incentive compensation does not exceed the maximum allowed under the 2008 Annual Incentive Plan. The Compensation Committee may provide for a minimum amount of incentive compensation in a year in connection with the hiring of a Named Executive Officer notwithstanding the requirements of Code Section 162(m).

Administration.  The Compensation Committee will be responsible for the administration of the 2008 Annual Incentive Plan. The charter of the Compensation Committee requires that each member be an “independent director” under the corporate governance listing standards of the New York Stock Exchange, and a “non-employee director” as defined in SEC Rule 16b-3. The terms of the 2008 Annual Incentive Plan also require that each member of the Compensation Committee be an “outside director” as defined in Code Section 162(m).

The Compensation Committee is required to administer and interpret the 2008 Annual Incentive Plan in a manner that will qualify all payments to Named Executive Officers as performance-based compensation under Code Section 162(m). Prior to making any payment to a participant under the 2008 Annual Incentive Plan, the Compensation Committee is required to certify whether the established performance objectives have been obtained and to determine the amount and the method of payment of the incentive compensation payable to the participants.

Amendment and Termination.  The Board of Directors or the Compensation Committee may at any time amend, terminate or discontinue the 2008 Annual Incentive Plan, except that no such action may adversely affect the right of any participant with respect to an award for any calendar year which has already commenced and no amendment will be effective without approval of the stockholders if such approval is required to continue to qualify the payments under the plan as performance-based compensation under Code Section 162(m). If the Compensation Committee determines that the 2008 Annual Incentive Plan or any payments to be made thereunder are not in compliance with Code Section 409A, the committee may amend the plan or outstanding awards to the extent necessary to comply with Code Section 409A even if it adversely affects awards previously made to a participant, but the amendment will be subject to stockholder approval if and to the extent necessary to continue to qualify the payments under the plan as performance-based compensation under Code Section 162(m).

Effective Date.  If approved by our stockholders at the 2008 Annual Meeting, the 2008 Annual Incentive Plan will immediately be effective and will apply to incentive awards in annual periods beginning after December 31, 2008. The 2008 Annual Incentive Plan will serve as the basis for the annual incentive award guidelines for annual periods beginning after December 31, 2008.

Deferral of Payment.  Each participant who is entitled to participate in our Non-Qualified Excess Plan may elect to defer payment of any award amount under the 2008 Annual Incentive Plan in accordance with the terms of such plan.

Federal Income Tax Consequences.  Payments made under the 2008 Annual Incentive Plan will be taxable to the recipients when paid and we will be entitled to a federal income tax deduction in the calendar year for which the amount is paid unless the payment is subject to the limitation under Code Section 162(m).

Code Section 162(m) prohibits a public company from deducting executive compensation in excess of $1,000,000 paid in any year to its CEO and to any of the other four highest compensated executive officers required to be named in the summary compensation table in its proxy statement. Executive compensation includes base salary, annual bonus, stock option exercises, transfers of property (e.g. stock awards) and benefits paid under non-qualified plans. Code Section 162(m) exempts “performance-based compensation” from the limitation on the deduction for executive compensation. To qualify for the Code Section 162(m) exemption, performance-based compensation must meet the following requirements:

•	the compensation is paid solely because one or more pre-established, objective performance goals have been attained;

•	the performance goals are established by a compensation committee consisting of two or more outside directors;

•	prior to payment the material terms for the payment of the performance-based compensation, including performance criteria must be declared to the stockholders and approved by a separate vote of the stockholders; and

•	prior to payment, the compensation committee must certify that the pre-established performance objectives have been met.

The 2008 Annual Incentive Plan, if approved by our stockholders, has been structured to allow the Compensation Committee to award annual incentive compensation that will qualify as performance-based compensation under Code Section 162(m). The 2008 Annual Incentive Plan has been structured so that payments must be made in compliance with Code Section 409A relating to the taxation of deferred compensation.

Recommendation by the Board; Vote Required

The affirmative vote of the holders of a majority of the shares present or represented by proxy at the 2008 Annual Meeting is required to approve the 2008 Annual Incentive Plan. If you do not give instructions to your proxy on this proposal, your shares represented by that proxy will be voted FOR the approval of the 2008 Annual Incentive Plan. In accordance with the requirements of the New York Stock Exchange, brokers may not vote on the 2008 Annual Incentive Plan without specific instructions from the beneficial owners of shares. Broker non-votes and abstentions will be included in the number of shares present at the 2008 Annual Meeting and will have the same effect as a negative note.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2008 ANNUAL INCENTIVE PLAN.

PROPOSAL 4:
APPROVAL OF THE PROASSURANCE CORPORATION 2008 EQUITY INCENTIVE PLAN

Introduction

At its March meeting, our Board of Directors, upon recommendation of the Compensation Committee, adopted the ProAssurance Corporation 2008 Equity Incentive Plan (the “2008 Equity Plan”) to be effective upon approval of the plan by our stockholders at the 2008 Annual Meeting. If approved by the stockholders, future equity compensation awards will be granted under the 2008 Equity Plan and no further awards will be granted under the ProAssurance Corporation 2004 Equity Compensation Plan (the “2004 Plan”). The Board of Directors has recommended that the 2008 Equity Plan be submitted to the stockholders for approval for the following reasons:

•	The 2004 Plan has been the sole source for shares of Common Stock issued as equity-based annual incentive compensation in the form of stock awards and as equity-based long-term incentive compensation in the form of stock options and performance shares. The number of shares of Common Stock reserved for issuance under the 2004 Plan has been substantially depleted as a result of grants of equity-based compensation in the years since its adoption. The 2008 Equity Plan will serve as the new source of shares of Common Stock available for equity based incentive compensation for our employees and directors.

•	The Compensation Committee desires to continue to encourage stock ownership by our key employees through equity-based incentive compensation. The adoption of the 2008 Equity Plan will enable the Compensation Committee, as administrator of the plan, to award equity-based incentive compensation to our key employees from a new source of shares of Common Stock.

•	The performance shares and stock options granted to our executives under the 2004 Plan qualify as performance based compensation under Code Section 162(m). However, the 2004 Plan must be submitted to our stockholders for reapproval at or prior to the 2009 Annual Meeting in order for the performance shares to continue to qualify as performance based compensation under Code Section 162(m). If the 2008 Equity Plan is adopted as a replacement for the 2004 Plan, no further approval of our stockholders will be required under Code Section 162(m) until the fifth anniversary of its adoption.

Description of the 2008 Equity Plan

The terms and conditions of the 2008 Equity Plan are similar to those of the 2004 Plan. The following constitutes a brief discussion of the material features of the 2008 Equity Plan. The description is subject to, and qualified by reference to, the definitive terms of the 2008 Equity Plan, which is set forth in its entirety as Exhibit C to this Proxy Statement.

Purpose.  The purpose of the 2008 Equity Plan is to further our corporate profitability and growth in our share value by offering equity or other proprietary interests in ProAssurance to those key officers, employees, consultants and directors who will be largely responsible for such growth. A further purpose of the 2008 Equity Plan is to enhance our ability to recruit and retain qualified executives and key employees through long-term incentive compensation in the form of equity or other proprietary interests in ProAssurance.

Effective Date.  If approved by our stockholders at the 2008 Annual Meeting, the 2008 Equity Plan will source for incentive awards in annual periods beginning after December 31, 2008. The 2008 Equity Plan will replace the 2004 Plan for any awards granted after December 31, 2008. Awards granted prior to that date will continue to be governed by the 2004 Plan.

Administration.  The Compensation Committee will be responsible for the administration of the 2008 Equity Plan. The charter of the Compensation Committee requires that each member be an “independent director” under the corporate governance listing standards of the New York Stock Exchange, and a “non-employee director” as defined in SEC Rule 16b-3. The 2008 Equity Plan also requires that each member be an “outside director” as defined in Code Section 162(m). The Compensation Committee will select from eligible participants those persons who in its judgment have the opportunity to influence our long-term profitability. The committee will determine the awards to be made to participants under the 2008 Equity Plan and the conditions upon which awards will become payable under the plan.

Eligibility.  The Compensation Committee may designate any of our employees or directors as participants in the 2008 Equity Plan and may also select as participants persons engaged by ProAssurance to provide services as a consultant or advisor, except that performance shares may be granted only to our employees. An employee is any person (including an officer) who is employed by ProAssurance or a subsidiary in a continuous and regular salaried relationship.

Awards.  The Compensation Committee has the authority to make the following type of equity-based awards to participants under the 2008 Equity Plan: (1) performance shares; (2) stock options; (3) stock appreciation rights; (4) restricted stock; (5) restricted units; and (6) other stock based awards. No participant may receive more than a total of 300,000 shares of Common Stock subject to awards granted to such participant under the 2008 Equity Plan in any calendar year.

Available Shares.  Our Board of Directors has authorized the issuance of up to 3,000,000 shares of Common Stock under the 2008 Equity Plan. The shares may be made available from our authorized and unissued shares of Common Stock or from treasury shares. Awards payable solely in cash are not deducted from the number of shares available for issuance under the 2008 Equity Plan unless paid upon the exercise of a stock appreciation right. Shares subject to awards that are forfeited or cancelled will again be available for issuance under new awards under the 2008 Equity Plan.

If the 2008 Annual Incentive Plan and the 2008 Equity Plan are approved by the stockholders at the 2008 Annual Meeting, the shares of Common Stock issued as annual incentive compensation under the 2008 Annual Incentive Plan will be issued from the shares reserved under the 2008 Equity Plan as “other stock based awards,” and will reduce the number of shares available for awards under the 2008 Equity Plan.

The Compensation Committee is required to adjust the shares authorized under the 2008 Equity Plan and outstanding awards as necessary to preserve, but not to enlarge, the benefits under the 2008 Equity Plan as a result of a stock split, stock dividend, recapitalization, warrant or rights offering, or other similar event. In such event, the Compensation Committee may, in such manner as the committee deems equitable, adjust the number and kind of shares which may be awarded in the future under the 2008 Equity Plan, the number and kinds of shares subject to outstanding awards under the 2008 Equity Plan, and the grant, base or exercise price of any outstanding awards. In addition, the Compensation Committee may, in its discretion, modify the terms of outstanding awards in anticipation of any of the previously described corporate events or transactions as well as any merger, consolidation or exchange of shares involving ProAssurance in order to settle the awards in cash, accelerate vesting or exercisability of awards, provide for the assumption or conversion of such awards, modify the performance targets and performance periods for performance shares, or effect any combination of the foregoing. The

Compensation Committee has no authority to make adjustments solely as a result of the decline in the market value of our Common Stock.

Performance Shares.  A performance share is the equivalent of one share of Common Stock which becomes vested and nonforfeitable upon the attainment of performance objectives established by the Compensation Committee. The Compensation Committee establishes the performance objectives and the length of the performance period to attain such objectives at the time a performance share is awarded. The committee may prescribe different conditions for different participants. If the committee intends for performance shares awarded to an executive to qualify as performance based compensation under Code Section 162(m), the performance objectives must relate to at least one of the criteria listed below:

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures);

•	Earnings (earnings per share or other corporate earnings measures);

•	Net income (before or after taxes, operating income or other income measures);

•	Cash (cash flow, cash generation or other cash measures);

•	Stock price or performance;

•	Total stockholder return (stock price appreciation divided by beginning share price);

•	Economic value added;

•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales);

•	Market share;

•	Improvements in capital structure;

•	Combined ratio, operating ratio or any component thereof such as loss ratio, underwriting expense ratio, investment income ratio or a combination thereof;

•	Business expansion (acquisitions);

•	Increase in book value;

•	Premium revenue;

•	Total revenue;

•	Investment income;

•	Cost reduction measures; or

•	Strategic plan development and implementation.

The performance objectives for performance shares may be described in terms of company wide objectives or in terms of objectives that relate to the performance of the participant or a subsidiary, division, region or function within the company, or in terms of relative performance as compared to an outside reference or peer group.

The Compensation Committee will determine whether the performance objectives for the performance shares awarded to a participant have been attained at the end of the performance period, or if one or more interim periods are authorized by the committee, at the end of an interim period within the performance period. If the committee determines that such performance objectives have been obtained, the participant will be entitled to receive payment for each performance share in an amount equal to the value of one share of Common Stock on the date of payment. Unless otherwise directed by the Compensation Committee, payment is to be made partly in shares of Common Stock and partly in cash, with the cash portion being approximately equal to the withholding required for taxes.

Stock Options and Stock Appreciation Rights.  The Compensation Committee may grant participants incentive stock options within the meaning of Section 422 of the Code or nonqualified stock options that fail to meet one or more requirements of an incentive stock option. The exercise price for each option must not be less than 100% of the market value of a share of Common Stock on the date of grant. Under the terms of the 2008 Equity Plan, the options become exercisable in five equal annual installments or at such other time(s) as may be specified by the Compensation Committee at the time of grant. Options may be exercised upon payment of the exercise price to ProAssurance. The exercise price is payable in cash or by delivery of shares of Common Stock having a market value equal to the option price. A participant may effect a “cashless exercise” by directing ProAssurance to withhold shares otherwise issuable upon the exercise of the option with a market value equal to the option price.

A Stock Appreciation Right, or SAR, is a contractual right to receive the appreciation in the value of a share of Common Stock from date of grant to the date of exercise payable in cash, Common Stock or a combination. The Compensation Committee may grant SARs in tandem with options granted under the 2008 Equity Plan or independent of any option. The base price for SARs must not be less than 100% of the market value of a share of Common Stock on date of grant in the case of SARs granted independent of options or the option price of related options in the case of SARs granted in tandem with options. SARs granted in tandem with options may be exercised only at such times as the related options are exercisable and the exercise of a SAR (or option) will result in the cancellation of any option (or SAR) issued in tandem to the extent of the number of shares in respect of which such option or SAR has been exercised. Under the 2008 Equity Plan, SARs that are independent of options may be exercised at such time as may be determined by the Compensation Committee, or if no determination is made, they will become exercisable in five equal annual installments.

Restricted Stock Grants and Restricted Units.  The Compensation Committee may award shares of Common Stock under a restricted stock grant. The grant will set forth a restriction period (without limitation, a specified period of time or a period related to the attainment of performance goals) during which the shares of restricted stock granted will remain subject to forfeiture. The grantee cannot dispose of the shares prior to the expiration of the restriction period. During this period, the grantee will generally have all the rights of a stockholder, including the right to vote the shares and receive dividends. During the restriction period, each certificate will be held in the custody of ProAssurance and bear a legend giving notice of the restrictions in the grant.

The Compensation Committee may grant awards of restricted units, which grant will set forth the terms of a restriction period in the same manner as those applicable to the grant of restricted stock. No shares of Common Stock will actually be issued to a participant at the time a restricted unit award is made. Instead, ProAssurance will establish a separate account for the participant and will record in such account the number of restricted units awarded to the participant. The Compensation Committee will determine whether outstanding restricted units will be credited with amounts equal to any dividends paid by ProAssurance with respect to the corresponding number of shares of Common Stock (“dividend equivalents”), and whether the dividend equivalents or restricted units will be paid to participants currently or will be credited to the accounts of participants as additional restricted units. The holder of a restricted unit will be entitled to receive, upon termination of the restricted period, one share of Common Stock for each restricted unit with respect to which restrictions have lapsed (or, at the discretion of the Committee, cash in lieu thereof) plus the additional units resulting from the crediting of dividend equivalents. Unless otherwise determined by the Committee, the restrictions on restricted stock and restricted units will lapse in five equal annual installments.

Other Stock-Based Awards.  The Compensation Committee is authorized to grant other awards under the 2008 Equity Plan that are denominated or payable in shares of Common Stock. The Committee may determine the terms of such awards so long as they are consistent with the purposes and are subject to the terms of the 2008 Equity Plan.

Termination of Employment by Reason of Death or Disability.  If a participant’s employment is terminated by reason of death or disability and the termination occurs prior to the close of any performance period for outstanding awards of performance shares held by the participant, the performance shares will be deemed to have been earned at the target level and the participant will be paid for the performance shares deemed to have been earned, except any performance shares awarded in the year of termination will automatically be cancelled. Each outstanding option and SAR held by a participant at the time of his or her termination for death or disability will be fully exercisable for a period of 180 days after termination, and each restricted share or restricted unit then held by a participant will become free of all restrictions.

Termination of Employment by a Participant upon Retirement or for Good Reason.  If a participant terminates employment by reason of his or her normal retirement or termination for good reason and such termination occurs prior to the close of any performance period for outstanding awards of performance shares held by the participant, the Compensation Committee will determine the number of performance shares that would have been earned if the performance periods had ended at the end of the last complete year prior to the participant’s termination, except that any performance shares awarded in the year of termination will be automatically cancelled. The participant will be entitled to payment of a pro rata portion of the performance shares deemed to be earned based on the ratio that the number of months that the participant was actually employed in the performance period bears to the total number of months in the performance period. Unless the Compensation Committee otherwise determines, each stock option and SAR held by a participant at the time of his or her termination upon normal retirement or for good reason will be fully exercisable for 180 days after termination, and restricted stock and restricted units held at the time of such termination will be free of all restrictions.

A participant will be deemed to have terminated for “good reason” if the terms of his or her employment or severance agreement or the award notice provides for constructive termination under certain circumstances; conversely, if good reason or constructive termination is not defined in such an agreement, then a participant has no ability to terminate for good reason under the 2008 Equity Plan. “Normal retirement” is defined as retirement after the participant reaches sixty years of age or if later, the earliest age at which the participant may retire under any qualified retirement plan maintained by the Companies. The Compensation Committee may consent to an earlier retirement in which event the participant will be treated under the 2008 Equity Plan as if he or she terminated upon normal retirement.

Change of Control.  Upon a change of control of ProAssurance (as defined in the 2008 Equity Plan), outstanding performance shares will be deemed to be earned at the target level and paid to participants; all options and SARs will become fully exercisable, and all time based vesting restrictions on restricted stock and restricted units will lapse. In addition, the Compensation Committee may, in its discretion, provide that upon acceleration of vesting upon the change of control, any of the following may occur:

•	the outstanding stock options and SARs will expire if not exercised within a period fixed by the committee;

•	outstanding awards will be settled in cash rather than shares of Common Stock;

•	the outstanding awards (other than performance shares) will be assumed by the surviving entity or otherwise equitably converted or substituted;

•	stock options may be settled by payment in cash of the difference between the exercise price and fair market value of a share of the Common Stock; or

•	any combination of the foregoing.

If the Compensation Committee elects to have outstanding awards assumed or equitably converted or substituted after a change of control, all of the stock options and SARs will become fully exercisable, and all time based vesting restrictions on the awards will lapse, after giving effect to the assumption, conversion or substitution.

Amendment and Termination.  Our Board of Directors may terminate or suspend the 2008 Equity Plan at any time, but such termination or suspension will not affect any awards then outstanding under the 2008 Equity Plan. Unless terminated earlier by action of the Board, the 2008 Equity Plan will continue in effect until May 21, 2018, but awards granted prior to such date will continue in effect until they expire in accordance with their terms. The Board of Directors may also amend the 2008 Equity Plan as it deems advisable. Our stockholders must approve any amendment that would result in a material change to the terms of the 2008 Equity Plan that requires stockholder approval under the corporate governance listing standards of the New York Stock Exchange, or under Code Section 162(m), or under SEC Rule 16b-3. The Compensation Committee may amend the terms of any outstanding award, retroactively or prospectively, but no such amendment will adversely affect any such award without the participant’s consent, and no amendment may increase compensation payable with respect to a performance share or reduce the exercise price of an outstanding option or the base price of an outstanding SAR (except as permitted for stock splits, stock dividends and other relevant changes affecting the Common Stock).

Federal Income Tax Consequences

The following is a brief summary of the significant aspects of federal income tax treatment of awards that may be granted under the 2008 Equity Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

Performance Shares.  A participant will not realize taxable income upon the grant of a performance share award. When the performance shares are earned and paid, the participant will realize ordinary income equal to the fair market value of the shares of Common Stock delivered (or the amount of cash paid in lieu of such shares). We will be entitled to a tax deduction at the same time and in the same amount.

Incentive Stock Options.  A participant will not realize taxable income upon the grant or exercise of an Incentive Stock Option. If a participant does not sell the stock received upon the exercise of an Incentive Stock Option for at least two years from the date of grant and within one year from the date of exercise, any gain (loss) realized from the sale of the shares will be long-term capital gain (loss). In such circumstances, we will not be allowed a deduction for federal income tax purposes.

If shares purchased on exercise of an Incentive Stock Option are disposed of before the expiration of the holding periods described above, the participant generally will realize ordinary income at that time equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the price paid for such shares. We will be entitled to a tax deduction at the same time and in the same amount. The shares so disposed of will have a tax basis equal to their fair market value on date of exercise and the participant will have short-term or long-term capital gain or loss to the extent the amount realized on the disposition exceeds the basis in the shares. Subject to certain exceptions for disability or death, if an Incentive Stock Option is exercised more than three months following the termination of the participant’s employment, the option will generally be taxed as a nonqualified stock option.

Nonqualified Stock Options.  A participant will not realize taxable income upon the grant of a nonqualified stock option under the 2008 Equity Plan because the plan requires that the option price must be at least 100% of the fair market value of a share on date of grant. When a nonqualified stock option is exercised, the participant generally will realize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the price paid for the shares. We will be entitled to a tax deduction at the same time and in the same amount. Any further gain or loss realized by the participant after the date of exercise will be either short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

Stock Appreciation Rights.  A participant will not realize taxable income upon the grant of a SAR under the 2008 Equity Plan because the plan requires that the base price must be at least 100% of the fair market value of a share on date of grant. When a SAR is exercised, the participant will generally realize ordinary income in an amount equal to the amount of cash and the fair market value of any shares received. We will be entitled to a tax deduction at the same time and in the same amount. If the participant receives Common Stock upon exercise of a SAR, the post-exercise gain or loss will be treated as discussed above under Nonqualified Stock Options.

Restricted Stock.  A participant who receives restricted stock generally will realize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less any consideration paid for the stock. We will be entitled to a tax deduction at the same time and in the same amount. The holding period to determine whether the participant has long-term or short-term capital gain or loss on a subsequent sale will generally begin when the restriction period expires, and the participant’s tax basis for such shares will generally equal the fair market value of such shares on such date.

However, a participant may elect, under Section 83(b) of the Code, within 30 days of the grant of the stock, to realize ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. By reason of such an election, the participant’s holding period will commence on the date of grant and the participant’s tax basis will equal the fair market value of the shares on that date (determined without regard to restrictions). Likewise, we will be entitled to a tax deduction at the date of grant in an amount equal to the ordinary income realized by the participant. If shares are forfeited after making such an election, the participant will be entitled to a deduction, refund, or loss for tax purposes only in an amount equal to the purchase price of the forfeited shares.

Restricted Units.  A participant will not realize taxable income when restricted units or dividend equivalents are credited to the participant’s account. The participant will realize ordinary income equal to the fair market value of the shares of Common Stock delivered (or the amount of cash paid in lieu of such shares) when the shares and/or cash are delivered or paid in accordance with the plan. We will be entitled to a tax deduction at the same time and in the same amount.

Code Section 162(m) Limitation.  Code Section 162(m) exempts “performance based compensation” from the limitation on the deduction for executive compensation in excess of $1,000,000. We have designed the 2008 Equity Plan to qualify the stock options and SARs as performance based compensation under Code Section 162(m) and to allow the Compensation Committee to issue performance shares in such manner as will qualify them as Code Section 162(m) performance based compensation. Restricted Stock, Restricted Units and Other Stock Based Awards granted under the 2008 Equity Plan will not be considered performance based compensation under Code Section 162(m).

Recommendation of the Board; Vote Required

The affirmative vote of the holders of a majority of the shares present or represented by proxy at the Annual Meeting is required to approve the 2008 Equity Plan. If you do not give instructions on this proposal to your proxy, your shares will be voted FOR the approval of the 2008 Equity Incentive Plan. In accordance with the requirements of the New York Stock Exchange, brokers may not vote on the 2008 Equity Plan without specific instructions from the beneficial owners of the shares. Broker non-votes and abstentions will be included in the calculation of the number of shares present at the Annual Meeting and will have the same effect as a negative vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE 2008 EQUITY INCENTIVE PLAN.

Securities Authorized under Equity Compensation Plans

The following table sets forth information as of December 31, 2007, with respect to equity securities authorized for issuance pursuant to equity compensation plans previously approved by stockholders of ProAssurance and equity compensation plans not previously approved by ProAssurance’s stockholders.

Number of Securities
Remaining Available for
	Number of Securities	Weighted Average	Future Issuance Under
	to be issued upon	Exercise Price	Equity Compensation
	exercise of Outstanding	of Outstanding	Plans (Excluding
	Options, Warrants and	Options, Warrants	securities
Plan Category	Rights	and Rights	reflected in column (a))
December 31, 2007
	(a)	(b)	(c)

Equity Compensation plans approved by security holders	973,155	$40.55	1,452,304
Equity Compensation plans not approved by security holders	—	N/A	—
TOTAL	973,155	$40.55	1,452,304

The above table does not reflect 3,000,000 shares of ProAssurance’s Common Stock that are proposed to be reserved for issuance under the 2008 Equity Plan. The terms and provisions of the 2008 Equity Plan are similar to those of the 2004 Plan. If the 2008 Equity Plan is adopted by the stockholders, the 2008 Equity Plan will replace the 2004 Plan for awards granted after December 31, 2008. In such event, the Compensation Committee will grant future awards under the 2008 Equity Plan and no further awards will be made from the shares reserved for future issuance under the 2004 Plan. As of March 31, 2008, the number of shares available for future issuance of awards under the 2004 Plan was 1,165,314 shares.

The Compensation Committee cannot determine the amount and nature of awards that will be granted under the 2008 Equity Plan. The following table reflects certain information respecting certain stock awards, stock options and performance shares that were granted to the following persons under the 2004 Plan for the year ended December 31, 2007.

	2004 Plan (3)
				Number of
	Number of	Number of		Performance
	Shares	Options		Shares
Name and Position add Crowe	Awarded (1)	Granted (2)		Awarded (3)

A. Derrill Crowe	3,660	25,000		10,415
W. Stancil Starnes	4,625	100,000	(4)	—
Edward L. Rand	1,845	12,500		5,210
Victor T. Adamo	3,420	15,000		6,250
Howard H. Friedman	1,985	12,500		5,210
Paul R. Butrus	1,735	6,250		2,605
Executive Group	20,678	109,750		46,570
Non-Executive Director Group (5)	7,096	—		—
Non-Executive Officer Employee Group	38,277	22,500		52,000

(1)	Shares were awarded as annual incentive compensation for 2007 and were valued at $54.28 being the closing price of a share of Common Stock as reported by the New York Stock Exchange on the date of grant (February 28, 2008). See Note 3 to the “Summary Compensation Table.”

(2)	The exercise price of the options granted was $51.48 based on the closing price of a share of Common Stock on the date of grant (March 7, 2007) as reported by the New York Stock Exchange. The dollar value of these options are reflected as part of 2007 compensation for the Named Executive Officers in the “Summary Compensation Table.”

(3)	The maximum number of performance shares which were granted on March 7, 2007, and are payable for the performance period ending December 31, 2010. The dollar value of these performance shares are reflected as part of the 2007 compensation for the Named Executive Officers in the “Summary Compensation Table.”

(4)	Mr. Starnes was granted these options in connection with his employment as CEO and the exercise price of $56.16 reflects the closing price of a share of Common Stock as reported by the New York Stock Exchange on July 2, 2007, being the first business day after his employment as CEO. The dollar value of these options are reflected as part of 2007 compensation for the Named Executive Officers in the “Summary Compensation Table.”

(5)	Non-management directors were each awarded 887 shares as compensation for service as directors on May 16, 2007. The closing price of a share of our Common Stock on the New York Stock Exchange on the date of grant was $56.33.

PROPOSAL 5 — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP as our auditors for the current fiscal year ending December 31, 2008. Although ratification of the stockholders is not required for selection of independent auditors under Delaware law or our Bylaws, the Board of Directors believes it is appropriate to seek stockholder ratification of the selection of Ernst & Young LLP as independent auditor.

Ernst & Young LLP served as the independent auditor of ProAssurance for the year ended December 31, 2007. Representatives of Ernst & Young will be present at the 2008 Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Fees for 2006 and 2007

The table below sets forth the aggregate fees paid by ProAssurance for audit, audit-related, tax and other services provided by Ernst & Young LLP to ProAssurance during each of the last two years.

	2007	2006

Audit fees	$1,126,623	$1,757,998
Audit-related fees	0	2,310
Tax fees	0	0
All other fees	6,000	170,779

Total	$1,132,623	$1,931,087

The other fees in 2007 related to non-audit online services provided by Ernst & Young LLP for research on accounting matters. Substantially all of the other fees in 2006 related to non-audit services provided in connection with the development of a predictive model for use by our insurance subsidiaries in underwriting their medical professional liability risks through an analysis of internal and external data. The Audit Committee does not believe that these services are prohibited non-audit services. The Audit Committee further believes that provision of these services does not impair the independence of the auditor.

All fees paid to Ernst &Young, LLP in 2007 which required the pre-approval of the Audit Committee were approved in accordance with our pre-approval policies and procedures described below.

Pre-Approval Policies and Procedures

Under the Sarbanes-Oxley Act of 2002, the audit committee of the board of directors is responsible for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the audit committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that they do not impair the auditor’s independence. To implement these provisions of the Sarbanes-Oxley Act of 2002, the SEC has issued rules specifying the types of services that an independent auditor may not provide to its audit client and governing the audit committee’s administration of the engagement of the independent auditor. Our Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy, which sets forth the procedures and the conditions pursuant to which services proposed to be performed by our independent auditor may be pre-approved.

For pre-approval of non-audit services, our Audit Committee will consider whether services are consistent with the SEC’s rules on auditor independence. Our Audit Committee will also consider whether the independent auditor is able to provide effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the services will enhance our ability to manage or control risk or improve audit quality. Our Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. All such factors will be considered as a whole, and no one factor should necessarily be determinative.

Our Audit Committee determines from time to time the eligible services that may be provided to ProAssurance by our independent auditors in accordance with the requirements and guidance of the SEC and the NYSE, or other exchanges or market systems in which our stock is traded. The Audit Committee also determines whether such services fit in the categories of Audit Services, Audit Related Services, Tax Services and other Permitted Non-Audit Services as described below and as the description of such services may be modified under subsequent guidance and interpretation of the regulatory and self-regulatory organizations applicable to ProAssurance, including without limitation, the SEC and the NYSE. The independent auditor may not provide any non-audit services that are prohibited under the provisions of Section 10A of the Exchange Act and the rules and regulations promulgated thereunder.

Audit Services.  Audit services in the annual audit engagement include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor in order for the independent auditor to form an opinion on our consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control and consultations relating to the annual audit or quarterly review. Audit services also include the engagement for the independent auditor’s report on the effectiveness of internal controls for financial reporting. In addition to the audit services included in the annual audit engagement, the Audit Committee may approve other audit services. Other audit services are those services that only the independent auditor can reasonably provide and include statutory audits or financial audits for our subsidiaries or affiliates and services associated with SEC registration statements, periodic reports and other documents we file with the SEC or other documents issued in connection with a securities offering.

Audit-Related Services.  Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor. Because our Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor and is consistent with SEC rules on auditor independence, the Audit Committee may grant pre-approval to audit-related services. Audit-related services include, among others: due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations relating to accounting, financial reporting or disclosure matters not classified as “audit services;” assistance with understanding and implementing new accounting and financial reporting guidance from rule-making authorities; financial audits of employee benefit plans; agreed upon or expanded audit procedures related to accounting and/or billing records required to respond or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

Tax Services.  Our Audit Committee believes that the independent auditor can provide tax services to ProAssurance such as tax compliance, tax planning and tax advice without impairing the auditor’s independence, and the SEC has stated that the independent auditor may provide such services. Hence, our Audit Committee believes it may grant pre-approval to those tax services that:

•	have historically been provided by the independent auditor;

•	the Audit Committee believes would not impair the independence of the auditor; and

•	are consistent with SEC rules on auditor independence.

The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Code and related regulations. The Audit Committee will consult with the chief accounting officer or outside counsel to determine that tax planning and reporting positions are consistent with this policy.

Other Non-Audit Services.  Our Audit Committee believes, based on the SEC’s rules prohibiting the independent auditor from providing specific non-audit services, that certain types of non-audit services are permitted. Accordingly, the Audit Committee believes it may grant pre-approval for those permissible non-audit services that it believes are routine and recurring services, would not impair the independence of the auditor, and are consistent with the SEC’s rules on auditor independence. Our Audit Committee may not pre-approve any of SEC’s prohibited non-audit services.

Annual Audit Engagement.  Our Audit Committee appoints the independent auditor of ProAssurance and pre-approves the services to be provided in connection with the preparation or issuance of the annual audit report or related work. The annual audit services are set forth in an engagement letter prepared by the independent auditor which is submitted to the Audit Committee for approval. The engagement letter provides that the independent auditor reports directly to the Audit Committee. Any audit services within the scope of the engagement letter are deemed to have been pre-approved by our Audit Committee.

Pre-Approval of Other Audit and Non-Audit Services.  Other audit services, audit-related services, tax services, and other non-audit services may be pre-approved by our Audit Committee in accordance with the following procedure either on a specific case-by-case basis as services are needed or on a pre-approval basis for services that are expected to be needed. Our Audit Committee may delegate to one or more designated members of the Audit Committee, who are independent directors of the Board of Directors, the authority to grant pre-approval of these services to be performed by the independent auditors. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Our management may submit requests for pre-approval of eligible services by the independent auditor from time to time to our Audit Committee or to the member or members of the committee to whom pre-approval authority has been delegated. The request for approval must be sufficiently detailed as to the particular services to be provided so that the Audit Committee knows precisely what services it is being asked to pre-approve and so that it can make a well reasoned assessment of the impact of the service on the auditor’s independence. Budgeted amounts or fee levels for services to be provided by the independent auditor must be submitted with the request for pre-approval. Requests for pre-approval of services by the independent auditor must include a joint statement of the independent auditor and our chief accounting officer as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

Our Audit Committee will be informed not less frequently than quarterly of the services rendered by the independent auditor. Our chief accounting officer will be responsible for tracking all independent auditors’ fees against the budget for such services and report at least quarterly to the Audit Committee.

The Audit Committee has designated our internal auditor to monitor the performance of all services provided by ProAssurance’s independent auditor and to determine whether such services are in compliance with this policy. Our internal auditor will report to the Audit Committee on a periodic basis on the results of its monitoring. Both our internal auditor and management will immediately report to the chairman of the Audit Committee any breach of this policy that comes to the attention of the internal auditor or any member of management. The Audit Committee will also review our internal auditor’s annual internal audit plan to determine that the plan provides for monitoring of the independent auditor’s services.

Vote Required

The ratification of Ernst & Young LLP as ProAssurance’s independent auditor for 2008 will require the affirmative vote of a majority of the shares voting on the matter at the 2008 Annual Meeting without regard to broker non-votes or abstentions. If you vote your shares without instructions to your proxy on this proposal, your shares will be voted FOR the ratification of the selection of Ernst & Young LLP. In the event that the selection of Ernst & Young LLP as independent auditor for 2008 is not approved by the affirmative vote of a majority of the shares voting on the matter, the Board of Directors will request the Audit Committee to reconsider its selection of independent auditors for the year ending December 31, 2008.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITOR OF PROASSURANCE FOR 2008.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of three independent directors and operates pursuant to a written charter. The charter was amended in 2007 to provide a more complete checklist of the duties and responsibilities of the Audit Committee based on the actual practice of the committee and the guidance provided by the commentary to the SEC and NYSE requirements. The amended charter is available in the Corporate Governance section of our website at www.ProAssurance.com. During 2007, the Audit Committee held nine meetings. In conjunction with some of these meetings, the Audit Committee met in executive sessions and met in private sessions with our independent auditors, our internal auditors, our CEO, our CFO, and our outside corporate counsel.

Our management is responsible for the preparation, presentation and integrity of ProAssurance’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of ProAssurance’s financial statements in accordance with generally accepted auditing standards and expressing an opinion as to their conformity with generally accepted accounting principles. The independent auditors are also required to review the adequacy and effectiveness of ProAssurance’s internal controls on financial reporting, including any significant deficiencies in internal controls on financial reporting and significant changes in such controls that are reported to the Audit Committee by the independent auditor or ProAssurance’s management. The Audit Committee is directly responsible in its capacity as a committee of the board for the appointment, compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee.

In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and with Ernst & Young LLP, our independent auditors. The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards (“SAS”) No. 61, Communications with Audit Committees, as currently in effect. SAS No. 61 requires the independent auditors to provide ProAssurance with additional information regarding the scope and results of their audit of ProAssurance’s financial statements, including information with respect to the following, if applicable:

•	their responsibility under standards of the Public Company Accounting Oversight Board (United States), or the PCAOB;

•	critical accounting policies, including a discussion of their quality, not just their acceptability;

•	sensitive accounting estimates;

•	any significant audit adjustments;

•	unrecorded audit differences considered by management to be immaterial;

•	any disagreements with management;

•	consultations with other accountants;

•	any difficulties encountered with management in performing the audit;

•	the adoption of or change in an accounting principle; and

•	methods of accounting for significant unusual transactions and for controversial or emerging areas.

The Audit Committee has received from Ernst & Young LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, with respect to any relationships between Ernst & Young LLP and ProAssurance that in their professional judgment may reasonably be thought to bear on independence. Ernst & Young LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of ProAssurance within the meaning of federal securities laws.

In addition to the disclosures and discussions mandated by SAS No. 61 and ISB Standards No. 1, the Audit Committee discussed with Ernst & Young LLP risks of fraud and illegal acts as required by SAS No. 99 and other matters required to be communicated to the Committee by our independent auditor under the requirements of the PCAOB, SEC and NYSE, including without limitation, information with respect to the following, if applicable:

•	pre-approval of services to be performed by the independent auditor;

•	material alternative accounting treatments discussed with management;

•	other material written communications to management;

•	significant deficiencies and material weaknesses identified during audit of internal control;

•	comments on additional information on management’s report on internal control and on management’s certification about changes in internal control;

•	internal quality control procedures of the independent auditor;

•	material issues raised in quality control reviews of the independent auditor within the last five years and corrective actions taken; and

•	relationships between ProAssurance and the independent auditor.

All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof. The Audit Committee approved the non-audit services rendered by our independent auditors during ProAssurance’s most recent fiscal year as required by Section 10A(i) of the Exchange Act and Rule 2.01(c)(7) of Regulation S-X and considered whether the approved non-audit services are compatible with maintaining the independence of such auditors.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations.

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to the Board of Directors that the audited financial statements of ProAssurance for 2007 be included in its Annual Report on Form 10-K for the year ended December 31, 2007, prior to the filing of such report with the SEC.

Audit Committee:
John P. North, Jr., Chairman
Lucian F. Bloodworth
Ann F. Putallaz
April 4, 2008

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

We have no present knowledge of any other matters to be presented at the annual meeting. If any other matters should properly come before the annual meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their best judgment.

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

Owners of More than 5% of Our Common Stock

	Amount & Nature
	of Beneficial	Percent
Stockholders (1)	Ownership	of Class

Wellington Management Company, LLP (2) 75 State Street Boston, Massachusetts 02109	3,024,734	9.26%
T. Rowe Price Associates, Inc. (3) 100 East Pratt Street Baltimore, Maryland 21202	2,359,994	7.2%
Royce & Associates LLC (4) 1414 Avenue of the Americas New York, New York 10019	1,885,573	5.77%
JPMorgan Chase & Co. (5) 270 Park Avenue New York, New York 10017	1,740,827	5.3%
Barclays Global Investors NA (6) Barclays Global Fund Advisors Barclays Global Investors, Ltd. 45 Fremont Street San Francisco, California 94105	1,665,293	5.10%

(1)	A. Derrill Crowe, M.D., the non-executive Chairman of the Board, is a beneficial owner of over five percent (5%) of the Common Stock. The holdings of Dr. Crowe are reflected in his capacity as Chairman in the table below.

(2)	In a Schedule 13G filed with the SEC, Wellington Management Company, LLP, an investment adviser, disclosed that as of December 31, 2007, it had shared voting power with respect to 2,099,090 shares of Common Stock and shared dispositive power with respect to 3,016,734 shares of Common Stock.

(3)	In a Schedule 13G filed with the SEC, T. Rowe Price Associates, Inc., an investment adviser, disclosed that as of December 31, 2007, it had sole voting power with respect to 737,100 shares of Common Stock and sole dispositive power with respect to 2,359,994 shares of Common Stock.

(4)	In a Schedule 13G filed with the SEC, Royce & Associates LLC, an investment adviser, disclosed that as of December 31, 2007, it had sole voting power and sole dispositive power with respect to 1,885,573 shares of Common Stock.

(5)	In a Schedule 13G filed with the SEC, JPMorgan Chase & Co., a parent holding company or control person, disclosed that as of December 31, 2007, it had sole voting power with respect to 1,130,741 shares of Common Stock, shared voting power with respect to 880 shares of Common Stock, and sole dispositive power with respect to 1,740,827 shares of Common Stock.

(6)	The above named persons collectively filed a Schedule 13G with Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG, in which they disclaimed membership in a group. The Schedule 13G as filed with the SEC disclosed that as of December 31, 2007, Barclays Global Investors NA, a bank, had sole voting power with respect to 533,670 shares of Common Stock and sole dispositive power with respect to 634,328 shares of Common Stock; Barclays Global Fund Advisors, an investment advisor, had sole voting power with respect to 725,568 shares of Common Stock and sole dispositive power with respect to 997,537 shares of Common Stock; and Barclays Global Investors Ltd., a bank located at Murray House, 1 Royal Mint Court, London EC3N 4hh, had sole dispositive power with respect to 33,428 shares of Common Stock.

Ownership by Our Directors and Executive Officers

Our Board of Directors has adopted stock ownership targets for our directors and executive officers to further align their interests with our stockholders. The target for non-management directors is a level of stock ownership that is five times their annual cash compensation as directors. The level of stock ownership for executive officers varies by position and their stock ownership targets are as follows: five times base salary for our chief executive officer; three times base salary for our president; and two times base salary for other executive officers of ProAssurance. Directors and executive officers are encouraged to achieve these levels within the first five years of service.

The following table sets forth, as of March 28, 2008, information regarding the ownership of Common Stock by:

•	our executive officers named in the “Summary Compensation Table” under Executive Compensation which we refer to as the Named Executive Officers;

•	our directors; and

•	all of our directors and officers as a group.

	Amount and Nature
	of Beneficial	Percent
Stockholders	Ownership (1)	of Class

Directors
Victor T. Adamo, Esq., CPCU (2)(4)	96,295	*
Lucian F. Bloodworth (4)	5,854	*
Paul R. Butrus (2)	262,764	*
A. Derrill Crowe, M.D. (2)(3)	2,194,733	6.8%
Robert E. Flowers, M.D. (4)	29,669	*
William J. Listwan, M.D. (4)	8,996	*
John J. McMahon, Jr. (4)	6,370	*
Drayton Nabers, Jr.	3,000
W. Stancil Starnes (2)	116,914
John P. North (4)	5,964	*
Ann F. Putallaz (4)	14,426	*
William H. Woodhams, M.D. (4)	23,921	*
Wilfred W. Yeargan (4)(5)	9,758	*
Other Named Executive Officers
Edward L. Rand, Jr., C.P.A.	35,414	*
Howard H. Friedman (6)	135,993	*
All Directors and Officers as a Group (19 Persons) (2)(4)	3,075,787	9.4%

*	Less than 1%.

(1)	Except as otherwise indicated, the persons named in the above table have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The information as to beneficial ownership of Common Stock has been furnished by the respective persons listed in the above table. Unless otherwise indicated, the information excludes stock options and performance shares granted to executive officers under the 2004 Equity Incentive Plan, except for the number of shares that may be acquired pursuant to unexercised options on or before May 28, 2008 as indicated in note 2.

(2)	Includes shares that may be acquired by all officers and directors as a group upon exercise of stock options on or before May 28, 2008. Of this amount the named officers and directors hold options for the following number of shares: Mr. Adamo — 61,500 shares; Mr. Butrus — 10,000 shares; Dr. Crowe — 145,000 shares; Mr. Friedman — 117,500 shares; Mr. Rand — 28,500 shares, and Mr. Starnes — 100,000 shares. Also includes 19,842 shares owned of record by all officers and directors as a group in ProAssurance’s Retirement Plan. Dr. Crowe is the only named executive officer or director who owns shares (11,742 shares) in the retirement plan.

(3)	Includes 1,162,791 owned of record by Crowe Family Partners, Ltd., a Colorado limited partnership of which Dr. Crowe is the sole general partner, 1,305 shares beneficially owned by Dr. Crowe’s wife, and 55,108 shares owned of record by four trusts which Dr. Crowe is named as a trustee that were created in 1998

(4)	Includes 4,923 shares subject to forfeiture by all officers and directors as a group under ProAssurance’s Stock Ownership Plan. Of this amount the named executive officers and directors hold the following: 344 shares in the account of each of Messrs. Adamo, Rand, Friedman, Bloodworth, Flowers, McMahon, North, Yeargan and

Ms. Putallaz, 227 shares in the account of Dr. Woodhams, and 112 shares in the accounts of Mr. Starnes and Dr. Listwan.

(5)	Includes 300 shares held by Yeargan Family Investment Partnership, LLC; 4,812 shares due to Dr. Yeargan under provisions of the Medical Assurance, Inc. Deferred Compensation Plan. These shares were awarded to Dr. Yeargan for service prior to becoming a director of ProAssurance.

(6)	Includes 173 shares held in an individual retirement account for Mr. Friedman’s spouse.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

We seek to offer competitive compensation that is designed to attract and retain qualified and motivated individuals and reward them based on performance. Our executive compensation includes three elements: base salary, annual incentive awards and long-term incentive awards. With the assistance of an outside consultant we compare our executive compensation to that of a group of peer companies to evaluate the appropriate types and levels of compensation for our executives as well as the appropriate percentage that each element of executive compensation should bear to total compensation of the executives. For purposes of this discussion, the term “executive” refers to our Chief Executive Officer and each of the other executive officers named in the Summary Compensation Table on page 36 of this proxy statement.

We emphasize incentive compensation that rewards executives for performance and places the majority of their potential compensation at risk. The amount of an executive’s incentive compensation (annual incentive and long-term compensation) at risk relative to their base salary is intended to be significant and in each case is intended to be at least 60% of total potential compensation for the executive. This reflects our objective to reward performance and to link those rewards to our strategic business objectives.

•	Our annual incentive compensation is intended to provide current compensation based on annual corporate performance measures for all executives plus individual performance measures for executives other than the Chief Executive Officer and President.

•	Our long term incentive compensation for executives is focused on long term corporate growth, principally reflected as the increase in book value per share and in the market value of our shares.

Compensation Review Process

For 2006, 2007 and 2008, our Compensation Committee retained Total Compensation Solutions (“TCS”) to assist the Committee in the evaluation of our executive compensation. With assistance of our senior management, TCS identified a list of peer companies comprised of medical malpractice insurance companies, other property and casualty specialty insurance companies of similar size and structure, and insurance companies located in the area of our home office. TCS reviewed the list of companies for appropriateness and compiled compensation data of the peer companies with respect to base salaries, annual incentive compensation, and long term incentive compensation. TCS evaluated each element of ProAssurance’s executive compensation in comparison to the compensation information compiled from the peer companies.

At the request of the Compensation Committee, TCS has performed, and may perform, other analyses with respect to our executive compensation. In addition to the annual executive compensation evaluation performed in 2004 through 2008, TCS performed evaluations of Board of Director compensation in 2005 and 2007. TCS has also provided the committee with special reports including an evaluation of the competitiveness of our incentive compensation in comparison to the peer companies in 2005 and a report on long term incentive compensation design and practices in 2006.

Our senior management has provided the Compensation Committee information for use in developing its recommendations on executive compensation in the following respects:

•	calculated the incentive compensation payable to each of the senior executives for the preceding year in accordance with the performance criteria in the annual incentive award guidelines as approved by the Compensation Committee for that year;

•	analyzed the performance criteria in the annual incentive award guidelines for the current year in light of current corporate goals and objectives and recommended the performance criteria to the committee;

•	reviewed and analyzed the performance criteria for performance shares to be granted as long term compensation in the current year in view of the long-term corporate goals and objectives and recommended the performance criteria to the Committee; and

•	estimate of the value of equity compensation under SFAS 123R.

Our senior management made no recommendations with respect to compensation of the CEO. The Compensation Committee is exclusively responsible for making compensation recommendations as to changes in base salary for the CEO and the opportunity for payment of non-equity incentive compensation and the number of stock options and performance shares to be granted to the CEO as long term incentive compensation. All recommendations of the Compensation Committee with respect to the CEO compensation, which are subject to ratification by the independent directors under the committee’s charter, were unanimously approved by the independent directors on our Board of Directors in 2006, 2007 and 2008.

Our CEO, with the assistance of the President, recommends to our Compensation Committee the appropriate changes in compensation for executive officers (other than the CEO) within the compensation framework established by the Compensation Committee. The CEO and President have access to TCS’s reports when making these recommendations. The Compensation Committee reviews these recommendations at a committee meeting generally held in February after the financial results of the prior year are reasonably certain. The Compensation Committee receives the recommendations of the CEO together with supporting material, and reviews this information along with the report of TCS. After analysis of the information, the Compensation Committee makes its decisions which are transmitted to the full board through the minutes of the Compensation Committee. In 2006, 2007 and 2008, the Compensation Committee accepted the recommendations of the CEO.

C.E.O. and Management Transition

Effective July 1, 2007, A. Derrill Crowe, M.D. retired as Chief Executive Officer and assumed the role of non-executive Chairman of the Board of Directors. For the remainder of 2007, Dr. Crowe continued to receive base salary at his then in-force rate and had total base salary during 2007 of $713,200. Dr. Crowe agreed to reduce his annual incentive award to one-half of the amount that would otherwise have been paid to him under the 2007 annual incentive award guidelines. As a result, Dr. Crowe received an annual incentive award for 2007 of $407,371. For 2008, Dr. Crowe will receive a base salary of $500,000 but will not be eligible for 2008 annual incentive compensation nor receive a 2008 long-term incentive compensation grant.

Dr. Crowe was succeeded as CEO by W. Stancil Starnes. Mr. Starnes received base salary during 2007 of $501,923. This amount reflects his employment with us beginning May 1, 2007 under an Employment Agreement that established his initial base salary at the rate of $750,000 per year. Also pursuant to the Employment Agreement, Mr. Starnes received a 2007 annual incentive award of $539,567 and a guaranty that his annual incentive award for 2008 will not be less than the amount equal to the base salary paid to him in 2008. Mr. Starnes was also granted 100,000 options effective upon his assuming the position of CEO on July 2, 2007. In establishing the economic terms of the Employment Agreement, the Compensation Committee and Board of Directors considered several factors including: the compensation being paid to Dr. Crowe as CEO which had been reviewed and benchmarked in February 2007 as a part of the 2007 executive compensation review; the compensation level of Mr. Starnes at the employment that he resigned to accept the CEO position at ProAssurance; the responsibilities and duties of the CEO of ProAssurance; and the overall executive compensation structure at ProAssurance.

For 2008, Paul R. Butrus, Senior Advisor, will receive a base salary of $300,000 but will not be eligible for 2008 annual incentive compensation nor receive a 2008 long-term incentive compensation grant.

Base Salary

Base salary for our executives is established and adjusted according to the following criteria: areas of responsibility, experience, annual rate of inflation and individual performance. In 2007, the base salary paid to our executives, other than the CEO, ranged from 21% to 28% of total direct compensation (the sum of base salary paid, annual incentive awards paid, and the value of long term incentive compensation grants for financial reporting purposes ). For 2008, the Compensation Committee increased Mr. Starnes’ base compensation by 4% to $780,000 and increased the base compensation of the other executives, except Dr. Crowe and Mr. Butrus, by 4% or less. The increases in base salary for 2008 are consistent with past practice in terms of the ratio of base salary to total direct compensation.

Annual Incentive Compensation

Our annual incentive compensation program for executives proceeds from and assumes a base salary that is competitive in the market. Annual incentive compensation is intended to maximize the efficiency and effectiveness of our operations by providing significant “at risk” compensation opportunities for our executives and other selected key employees.

In 2006, 2007 and 2008, the Compensation Committee established guidelines for annual incentive compensation for executives and other key employees. In awarding incentive compensation, the committee has the discretion to deviate from the guidelines if it determines that external or internal circumstances require such deviation. The committee uses the guidelines to determine the annual incentive award for our CEO. Our CEO recommends annual incentive awards for the other executives pursuant to the guidelines and subject to the review and modification by the committee.

Annual incentive award targets are established during the first quarter for the current year and are expressed as a percentage of base salary. If target guidelines are achieved, the CEO was and is eligible to receive an incentive award of 100% of his base salary and other named executive officers were and are entitled to receive incentive awards ranging from 40% to 70% of their base salaries. Annual incentive awards are subject to increase or decrease to the extent actual performance is greater or less than the target guidelines and within the respective minimum and maximum guidelines established by the Compensation Committee. For 2008, Mr. Starnes is guaranteed to receive a minimum of 100% of his base salary pursuant to his Employment Agreement, and Messrs Crowe and Butrus are not entitled to receive annual incentive compensation after 2007.

Annual incentive awards for executives are primarily based on corporate performance using stock performance, operating income, and the combined ratio performance as measures. For executives other than the CEO and President (Senior Advisor in 2007), individual performance is also considered. The committee assigns a goal and a relative weight for each of the performance criteria in order to determine whether and to what extent the executive receives an award.

For 2008, the Compensation Committee approved certain changes to the weighting of the performance criteria in the annual incentive award guidelines. The 2008 performance criteria have been modified to place more emphasis on operating income for all executives and to place more emphasis on objective goals and less emphasis on the subjective individual evaluation of those executives whose evaluation includes individual performance. A summary of the performance guidelines 2007 and 2008 follows:

	Stock		Operating		Combined Ratio		Indiv. Goals/
	Performance		Income		Performance		Evaluation
	2007	2008	2007	2008	2007	2008	2007	2008

CEO/President(1)	20%	20%	40%	50%	40%	30%	N/A	N/A
Other executives	15%	20%	25%	35%	25%	25%	35%	20%

(1)	Includes Senior Adviser in 2007

•	Stock Performance — Stock performance is benchmarked against the SNL Property/Casualty Insurance Index for publicly traded property and casualty insurance companies, which is the peer group index used in our prior proxy statements. No credit is given if our stock performance is less than the index. Our stock performance must exceed the index by a certain percentage goal at the end of the applicable year in order to receive the full weighted percentage for the stock performance criteria. Less than full credit is given if our stock performance exceeds the index but is less than the percentage goal above the index. If our stock performance exceeds the index by more than the percentage goal, a maximum of up to 120% of the weighted percentage may be earned.

•	Operating Income — The operating income criteria is benchmarked against the diluted average income per share for the applicable year. Operating income computes our net income (loss) without regard to realized capital gains and losses and guarantee fund assessments. The targeted net operating income per share for this performance element is established each year by the Compensation Committee based on corporate goals and objectives for the current year. No credit is given if our operating income per share does not meet a specified threshold. Less than the full weighted percentage is given if the increase in operating income is between the threshold amount and target. If our operating income is above the target, a maximum of up to 120% of the weighted percentage may be earned (150% in 2008). The Compensation Committee may, in its discretion, take into consideration the effect of mergers, stock issuances and changes in accounting when evaluating this element.

•	Combined Ratio Performance — Our combined ratio (the loss ratio and expense ratio based on our GAAP annual income statement) must achieve or exceed the goals as established each year by the Compensation Committee. No credit is given if the ratio does not meet the threshold ratio; less than the full weighted percentage is given if the ratio is between the threshold ratio and the target ratio; and if the ratio is better than the target ratio, a maximum of up to 120% of the weighted percentage may be earned (130% in 2008).

•	Individual Performance — This element involves a subjective evaluation of individual performance, which is principally based on the evaluation and recommendation of the CEO.

We target a long term average return on equity (ROE) of 12% to 14% and focus on combined ratio and investment return, both of which directly affect our ROE:

•	the Operating Income element is a broader measure than the Combined Ratio in that it reflects the results of insurance operations as well as the return on investments.

•	the Combined Ratio is the standard measure of insurance operations and profitability;

For 2007 and 2008, the targets for operating income and combined ratio have been set at a level that is expected to result in achievement of ROE in accordance with our current strategic goals for corporate growth. The shift in emphasis to operating income in 2008 reflects the increasing importance of investment performance in achieving our targeted ROE as we enter into a soft market for our insurance products. The stock performance element, while not directly related to ROE, provides a basis for a comparison of our performance with peer companies.

We believe the subjective individual performance criteria is an appropriate measurement of incentive compensation for executives (other than the CEO and President) because it allows a significant percentage of the recommended annual incentive compensation to be based on a general assessment of the executive’s quality of performance, leadership effectiveness, and contribution to the success of the enterprise regardless of corporate performance. The incentive compensation for the CEO and President are based exclusively on corporate performance because the Compensation Committee believes that corporate performance is the most appropriate measurement for these positions.

For 2007 the annual incentive compensation paid to Dr Crowe was an amount equal to 114% of his base salary and was prorated to reflect the time he served as CEO. Annual incentive compensation paid to our other executives ranged from 43% to 80% of their base salary in 2007. The target goals for each of the corporate performance criteria in 2007, as well as a comparison of the actual result for 2007, are set forth under the table titled “Grants of Plan-Based Awards” in this proxy statement. We believe our annual incentive compensation is appropriate; however, TCS has advised that on average our annual incentive awards for executives have historically been lower as a percentage of base salary than the annual incentive awards paid to persons in comparable positions at the peer companies.

Our annual incentive compensation is not currently considered performance based compensation under Code Section 162(m) because our annual incentive award guidelines have not been approved by our stockholders and because the guidelines include subjective individual performance criteria. Under Code Section 162(m) no federal income tax deduction is allowed for annual compensation in excess of $1 million paid to the chief executive officer and other executives named in the “Summary Compensation Table” included in our proxy statement unless the excess compensation is considered performance based compensation. We have placed before the shareholders an Annual Incentive Compensation Plan designed to permit annual incentive awards made in the future to qualify as performance based compensation under Code Section 162(m). The new Annual Incentive Compensation Plan is described under the caption “Proposal 3 - Approval of ProAssurance Corporation 2008 Annual Incentive Compensation Plan” beginning on page 10 of this proxy statement.

Long Term Incentive Compensation

Our long term incentive compensation is intended to align the interests of our executives with the interests of our stockholders by rewarding them for long term corporate performance and increases in share value. Stock options granted under stockholder-approved equity incentive plans were the exclusive long term incentive compensation provided to our executives in years prior to 2006. Beginning in 2006, we have used a combination of options and performance shares available under the stockholder-approved 2004 Equity Incentive Plan.

We believe that the combination of options and performance shares satisfies our long-term objective of growth in stockholder value. The performance shares and options will reward executives if our stock increases in value during their respective terms. At the same time, the performance shares will reward executives if corporate value is enhanced through achievement of either the “Total Return” or the “Economic Value Added” performance measures, even if the market price of our stock fails to increase in the measurement period.

We believe an effective long term incentive compensation program is necessary to attract and retain well qualified and experienced executives and other key employees. In establishing the amount of our annual grants of long term incentive compensation, we consider past practice, recommendations of the compensation consultant and the value of the award (including the value attributable to the award for financial reporting purposes). We monitor the level of awards based on the findings of our compensation consultant and we believe that our long term incentive opportunities are appropriate when compared to awards made available to executives at our peer companies.

Our practice over the last five years has been to make long term incentive grants to our current executives and other key employees at the first meeting of the Compensation Committee in each fiscal year which is generally held in February after the financial results of the prior year are reasonably certain. Grants of options are priced on a date after our financial results for the prior year have been released. We believe that pricing the option grants at this time is most appropriate since the market is then in possession of our earnings and any other material information. We occasionally grant options at other meetings of the Board of Directors, for example, when we retain new senior level executives.

Performance shares are based on pre-established performance criteria that must be obtained over a period of three years. Each executive is granted a target and maximum award expressed as a number of shares of our Common Stock. Performance shares will be paid to executives if at the end of the three year measurement period either of the following performance criteria is achieved:

•	Total Return — Total return measures our stock’s performance in comparison to the SNL Property/Casualty Insurance Index, which is the index we have used to compare our performance to other public companies. For 2007 performance shares: If our stock performance is equal to the index, 75% of the target award is earned; if our stock performance is in the top one-third of the companies in the index, 100% of the target award is earned; and, if our stock performance is in the top one-fourth of the companies in the index, 125% of the target award is earned. For 2008 we modified this performance criteria to compare our performance by referring to a percentage of the Index because of the likelihood of changes in the companies in the Index over a three year period : If performance is equal to the Index, 75% of Target Award is earned; if our stock performance is 10% greater than the Index, 100% of Target Award is achieved; and, if our stock performance is 20% greater than the Index, then 125% of Target Award is achieved.

•	Economic Value Added — Economic value added measures the compound annual growth rate, or CAGR, in book value per common share (tangible book value per common share for 2007) (excluding SFAS 115 adjustments for unrealized gains and losses). If CAGR is equal to at least 10%, the target award is earned. If CAGR is equal to at least 7.5%, 75% of the target award is earned and if CAGR is equal to 15% or more, 125% of the target award is earned.

Performance shares will be paid to executives if the Compensation Committee finds that either of the performance measures is met in the measurement period. Performance shares for results falling between the stated goals are interpolated. If an executive terminates employment prior to the expiration of the performance period by reason of death, disability, or retirement or by reason of certain major changes in our operations, a pro rata portion of the performance shares may be paid if the committee finds that the performance criteria had been satisfied at the end of the year preceding termination of employment. Upon a change of control of ProAssurance, performance shares are payable to executives at the target level, or if greater, a pro rata portion of the performance shares may be paid if the committee finds that the performance criteria had been satisfied at the end of the year preceding change of control.

The options and performance shares authorized under the 2004 Equity Compensation Plan have been structured to qualify as performance based compensation under Code Section 162(m). We have placed before the shareholders a new equity based long term incentive compensation plan to replace the 2004 plan that has also been structured so that options and performance shares granted in the future will qualify as performance based compensation under Code Section 162(m). The new long term incentive compensation plan is described under the caption “Proposal 4 — Approval of ProAssurance Corporation 2008 Equity Incentive Plan” beginning on page 14 of this proxy statement.

Other Compensation

Executive perquisites are not intended to be a material element of compensation for executives. Our executives participate in our qualified retirement plan on terms generally available to our employees. In addition, we have adopted a non-qualified deferred compensation plan for executives and other highly compensated employees that provides for a matching contribution with respect to deferrals by employees whose base compensation exceeds the compensation limit established by the Code for qualified retirement plans. The matching contributions are comparable to the employer contributions to our qualified retirement plan within the compensation limits under the Code.

Post-Termination and Change of Control Compensation

We offer executives severance compensation in the event we terminate the executive without cause or the executive terminates his or her employment for good reason. The severance agreements are intended to aid in recruitment and retention of qualified executives.

We believe that severance protection, particularly in the context of a change of control transaction, plays a valuable role in attracting and retaining key executives. Our general approach has been to avoid employment agreements (for executive officers other than the CEO) and to rely on severance agreements to define the terms of severance when an executive is involuntarily terminated without cause or elects to terminate for good reason. In change of control situations, severance agreements provide key executives with a level of comfort that allows them to devote their energies to the completion of the transaction for the benefit of the stockholders. In other situations, severance agreements facilitate changes in management by providing for a clean departure of terminated executives with a pre-negotiated set of benefits that are acceptable to all parties.

We have provided for severance benefits in our employment agreements with our current and former CEO and in severance agreements with other key executives (including our other named executive officers) in the amounts reflected in the table on page 46 of this proxy statement. Severance compensation is payable only when we terminate an executive without cause or an executive resigns for good reason. Executives are required to sign a general release of claims as a condition to the receipt of severance benefits, and the employment and severance agreements include the executive’s covenant not to compete with our insurance subsidiaries. Severance compensation is paid in monthly installments during the life of the covenant and is subject to forfeiture if an executive breaches the covenant.

In 2007, the Compensation Committee reviewed the terms of the severance agreements with executives. The terms of the agreements were modified generally to increase the amount of severance compensation if termination of employment occurs after a change of control and to expand the scope of the covenant not to compete. The severance agreements continue to provide for severance compensation in an amount equal to the executive’s base salary and average annual incentive compensation if we terminate the executive without cause or the executive resigns for good reason. However, an executive will be entitled to twice that amount if the executive is terminated for cause or resigns for good reason within two years after the occurrence of a change of control. The severance agreements retain the “double trigger” for the payment of the increased benefits, e.g. a change of control must occur and the executive must be terminated without cause or must terminate for good reason after the change of control.

We also added a provision that requires us to reimburse an executive for the excise tax that is payable by the executive if the severance benefits paid after a change of control are deemed to be “excess parachute payments” under Code Section 280G. Although the severance benefits payable after a change of control are substantially below the threshold of three times annual compensation, the calculation of severance benefits for purposes of Code Section 280G includes the value of benefits accelerated on a change of control under other compensation arrangements. Because the applicability of Code Section 280G will vary among the executives based on the amount of outstanding equity compensation grants and the rate of exercise of those benefits, the inclusion of the 280G reimbursement provision was considered appropriate to avoid the unintended reduction in severance benefits as a result of the acceleration of benefits on the occurrence of a change of control transaction.

We believe the level of our severance benefits for executives is appropriate and that the increase in the severance benefits after a change of control is reasonable. We are familiar with the level of severance benefits that were made available to executives of professional liability insurance companies that we have acquired, such as NCRIC Corporation and Physicians Insurance Company of Wisconsin, and are generally familiar with the levels of severance benefits offered to executives by other insurance companies in our industry. As part of the NCRIC transaction in 2005, the Insurance Commissioner of the District of Columbia required us to provide a survey demonstrating the reasonableness of NCRIC’s change of control and severance benefits as a condition to the approval of the transaction. The survey was performed by TCS, and it supported our belief that our severance benefits are reasonable with respect to industry standards.

Report of Our Compensation Committee

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with our management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee:
Wilfred W. Yeargan, Jr. Chairman
Luke F. Bloodworth,
William J. Listwan, M.D.,
John J. McMahon, Jr.
April 4, 2008

Compensation Committee Interlocks and Insider Participation

No executive officer of ProAssurance served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of such committee, the entire board) of another entity, one of whose executive officers served on the compensation committee of ProAssurance. No executive officer of ProAssurance served as a director of another entity, one of whose executive officers served on the compensation committee of ProAssurance.

Compensation Of Executive Officers

The following table sets forth a summary of the compensation paid or accrued by ProAssurance and its subsidiaries during the last fiscal year with respect to ProAssurance’s principal executive officer, principal financial officer and the three other most highly compensated persons considered to be executive officers or their equivalent. The individuals required to be included in the table are referred to as the “Named Executive Officers.”

Summary Compensation Table

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	(3)($)	(4)(5)($)	(6)($)	(3)($)	($)	(7)($)	($)

A. Derrill Crowe,	2007	713,200	—	285,779	1,290,550	407,371	—	206,540	2,903,440
Chairman(1)(2)	2006	700,918	—	178,438	917,350	714,625	—	231,550	2,742,881
W. Stancil Starnes	2007	501,923	—	—	1,764,311	539,567	—	47,229	2,853,030
Chief Executive Officer(1)(2)
Edward L. Rand, Jr.	2007	391,077	—	146,643	272,004	215,000	—	55,360	1,078,084
Chief Financial Officer and Senior Vice President	2006	373,846	24,000	90,941	221,394	191,000	—	104,623	1,005,804
Victor T. Adamo,	2007	498,846	—	177,433	553,290	398,825	—	80,979	1,709,373
President(1)	2006	493,846	—	113,042	618,105	350,138	—	67,240	1,642,371
Howard H. Friedman	2007	422,615	—	148,975	350,544	231,125	—	71,335	1,224,594
Senior Vice President	2006	405,384	—	95,273	334,784	198,875	—	56,774	1,091,090
Paul R. Butrus,	2007	—470,000	—	71,488	437,465	202,100	—	32,804	1,213,857
Senior Advisor(1)	2006	468,852	—	44,636	229,338	189,974	—	42,010	974,810

(1)	Management directors of ProAssurance do not receive any additional compensation, whether cash, stock or otherwise, in their capacity as directors.

(2)	Mr. Starnes was employed by ProAssurance on May 1, 2007, and succeeded Dr. Crowe as the Chief Executive Officer of ProAssurance on July 1, 2007. Dr. Crowe remained an employee of ProAssurance as its non-executive Chairman of the Board for the remainder of 2007.

(3)	The bonus compensation reflects a discretionary bonus paid to Mr. Rand for services in 2006 that exceeded the amount he earned pursuant to the 2006 Annual Incentive Award Guidelines. The Non-Equity Incentive Plan Compensation reflects the amount paid under the Annual Incentive Award Guidelines for 2007 and 2006 which are described under the “Grants of Plan-Based Awards” table included elsewhere in this proxy statement. The bonus and non-equity incentive plan compensation payable to Named Executive Officers is denominated in dollars and is payable in cash and Common Stock. The shares of Common Stock are issued as stock awards under the ProAssurance 2004 Equity Incentive Plan and are valued on the closing price of a share on the New York Stock Exchange on the date of the award — $54.28 on February 28, 2008 and $51.28 on March 7, 2007. The bonus and non-equity incentive plan compensation includes the following number of shares of Common Stock for the Named Executive Officers: Dr. Crowe — 3,660 shares in 2007 and 6,456 shares in 2006; Mr. Starnes — 4,625 shares in 2007; Mr. Rand — 1,845 shares in 2007 and 1,942 shares in 2006; Mr. Adamo — 3,420 shares in 2007 and 3,163 shares in 2006; Mr. Friedman — 1,985 shares in 2007 and 1,796 shares in 2006; and Mr. Butrus — 1,735 shares in 2007 and 1,716 shares in 2006.

(4)	The shares acquired with grant proceeds under Amended and Restated ProAssurance Corporation Stock Ownership Plan are treated as stock awards in the Summary Compensation Table. The Stock Ownership Plan provides for employee contributions and matching grants from ProAssurance that are used to purchase shares of ProAssurance’s common stock in the open market for the account of participating employees prior to vesting. The amounts reflected in the table represents the expense incurred in 2007 and 2006 in accordance with SFAS 123R for the matching grants made to the Named Executive Officers in 2007 and 2006 and prior years as follows: Mr. Rand — $3,668 in 2007 and $1,668 in 2006; Mr. Adamo — $6,000 in each of 2007 and 2006; and Mr. Friedman — $6,000 in each of 2007 and 2006. For information on the grants made under this plan in 2007, see the “Grants of Plan-Based Awards” table.

(5)	The performance shares granted under the 2004 Equity Incentive Plan are also treated as stock awards in the Summary Compensation Table. The performance shares granted are earned if one of the two criteria are achieved during the period ending three years after the award is granted. The value of performance shares represents the expense incurred in 2007 and 2006 in accordance with SFAS 123R for the shares expected to be earned based on their closing market price on the date of grant ($51.48 on March 7, 2007 and $51.38 on March 8, 2006) as follows: Dr. Crowe — $285,779 in 2007 and $178,438 in 2006; Mr. Rand — $142,975 in 2007 and $89,273 in 2006; Mr. Adamo — $171,433 in 2007 and $107,042 in 2006; Mr. Friedman - $142,975 in 2007 and $89,273 in 2006; and Mr. Butrus — $71,488 in 2007 and $44,636 in 2006. These amounts reflect ProAssurance’s accounting expense for performance shares and do not correspond to actual value that will be recognized by the Named Executive Officers, which depends on the achievement of the specified performance criteria over the performance period and the market value of a share of ProAssurance common stock at the end of the performance period. The performance criteria are discussed in the Compensation Discussion and Analysis on page 29 of this proxy statement. For a description of the assumptions used in the calculation of the value of the performance shares, we refer you to Note 12 — Stock Options and Share-Based Payments in the Notes to the consolidated financial statements included in ProAssurance’s Form 10-K for the year ended December 31, 2007.

(6)	The table reflects the expense incurred in 2007 and 2006 in accordance with SFAS 123R for options granted as incentive compensation in 2007 and 2006 and prior years under the 2004 Equity Incentive Plan and the 1995 Incentive Compensation Stock Plan. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions and include the fair value of all vested and unvested options granted to Messrs. Starnes, Crowe, Adamo and Butrus because they are eligible for retirement. For information on the valuation assumptions with respect to the calculation of the options expensed in 2007 and 2006, we refer you to Note 12 — Stock Options and Share-Based Payments in the Notes to the consolidated financial statements included in ProAssurance’s Form 10-K for the year ended December 31, 2007. For information on options granted in 2007, see the “Grants of Plan-Based Awards” table. These amounts reflect ProAssurance’s accounting expense for these options and do not correspond to the actual value that will be recognized by the Named Executive Officer.

(7)	Other compensation in 2007 includes the amounts set forth in the following table:

		Nonqualified
	Qualified	Deferred	Bonus and
	Retirement Plan	Compensation Plan	Service Awards	Perquisites

A. Derrill Crowe	$21,083	$99,658	$1,706	$84,093
W. Stancil Starnes	—	—	325	46,904
Edward L. Rand, Jr.	22,408	19,373	325	13,254
Victor T. Adamo	20,942	37,402	325	13,510
Howard H. Friedman	21,026	27,853	325	13,330
Paul R. Butrus	22,500	—	325	9,980

Perquisites include group health, life and disability insurance, individual life and disability policies, and personal use of the corporate aircraft. The perquisites include $71,013 for Dr. Crowe and $38,270 for Mr. Starnes for personal use of the corporate aircraft as the aggregate incremental cost for their personal use. The compensation attributable to personal use was computed by multiplying the number of hours the airplane was used for their personal benefit by the amount of the variable expenses incurred in the use of the airplane per flight hour. The variable expenses per flight hour was calculated by dividing the total flight hours during each year into the sum of the variable expenses incurred (e.g., fuel, airport charges, travel and lodging expense for the crew during such year) and the tax effect resulting from the nondeductibility of these expenses. In 2007, the cost of the loss of the tax deduction was spread over the personal use hours instead of all hours of usage, as was the case in 2006. This change resulted in an increase in the compensation attributable to Dr. Crowe’s usage of the aircraft from $84,252 in 2006 (as reflected in our 2007 proxy statement) to $148,958 in 2007 (as reflected in the above table).

GRANTS OF PLAN-BASED AWARDS

								All	All
								Other	Other
								Stock	Option
								Awards:	Awards:	Exercise
		Estimated Possible Payouts						Number of	Number of	or Base
		Under Non-Equity Incentive						Shares of	Securities	Price of
		Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards			Stock of	Underlying	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)

A. Derrill Crowe	3/7/07	—	715,000	886,600	—	—	—	—	—	—
	3/7/07	—	—	—	6,250	8,335	10,415	—	—	—
	3/7/07	—	—	—	—	—	—	—	25,000	51.48
W. Stancil Starnes	7/2/07	—	—	—	—	—	—	—	100,000	56.17
Edward L. Rand, Jr.	3/7/07	—	202,500	245,635	—	—	—	—	—	—
	3/7/07	—	—	—	3,130	4,170	5,210	—	—	—
	3/7/07	—	—	—	—	—	—	—	12,500	51.48
	3/7/07	—	—	—	—	—	—	117	—	—
Victor T. Adamo	3/7/07	—	350,000	451,500	—	—	—	—	—	—
	3/7/07	—	—	—	3,750	5,000	6,250	—	—	—
	3/7/07	—	—	—	—	—	—	—	15,000	51.48
	3/7/07	—	—	—	—	—	—	117	—	—
Howard H. Friedman	3/7/07	—	213,200	258,825	—	—	—	—	—	—
	3/7/07	—	—	—	3,130	4,170	5,210	—	—	—
	3/7/07	—	—	—	—	—	—	—	12,500	51.48
	3/7/07	—	—	—	—	—	—	117	—	—
Paul R. Butrus	3/7/07	—	188,000	228,373	—	—	—	—	—	—
	3/7/07	—	—	—	1,565	2,085	2,605	—	—	—
	3/7/07	—	—	—	—	—	—	—	6,250	51.48
	6/26/07	—	—	—	—	—	—	—	32,059	55.34

(1)	The Compensation Committee uses certain performance criteria as a guideline in making its recommendations for annual incentive compensation. Each element of the performance criteria has a minimum achievement level. No incentive compensation is payable with respect to a performance criteria if a minimum is not achieved. The amounts shown in these columns do not include the 7.5% tax assistance, which is included in the amounts reflected in the Summary Compensation Table. The non-equity incentive plan awards are discussed in more detail below in the section titled Non-Equity Incentive Plan Awards.

We currently award equity compensation to our Named Executive Officers under two different plans: the ProAssurance Corporation 2004 Equity Incentive Plan and the ProAssurance Corporation Amended and Restated Stock Ownership Plan. The 2004 Equity Incentive Plan, or the equity incentive plan, is designed to further our long-term growth profitability by offering proprietary interests in the company to those key officers, employees, consultants and directors who will be largely responsible for such growth, and to enhance the our ability to retain such persons through long-term incentive compensation in the form of proprietary interests in ProAssurance. We originally reserved 2,500,000 shares of Common Stock reserved for awards under the equity incentive plan. This number is subject to adjustment to reflect any increase or decrease in the number of Common Stock shares outstanding resulting from: stock split or stock dividend on the shares; a recapitalization or reclassification of the shares; or a merger or consolidation. No participant may receive awards for more than 250,000 shares of our Common Stock (or their equivalent) in any year under the equity incentive plan. The Compensation Committee has the authority to make the following types of equity-based awards under the equity incentive plan: (1) performance shares; (2) stock options; (3) stock appreciation rights; (4) restricted stock; (5) restricted units; and (6) other stock based awards.

Non-Equity Incentive Plan Awards.  The amounts in this column reflect the incentive compensation payable to the Named Executive Officers under the 2007 Annual Incentive Award Guidelines as recommended by the Compensation Committee and ratified by the Board of Directors at its meeting on March 7, 2007. Incentive awards are expressed as a percentage of base salary. The Named Executive Officers were eligible to receive the following percentages of their respective base salaries as their targeted incentive compensation for 2007: Dr. Crowe — 100%; Mr. Adamo — 70%; Mr. Butrus — 40%; Mr. Rand — 50%; and Mr. Friedman — 50%. Annual incentive awards are based on corporate performance and individual performance (other than Messrs. Crowe, Starnes, Adamo and Butrus) and each of the criteria are assigned a percentage share of the annual incentive compensation as described under “Executive Compensation — Annual Incentive Compensation” beginning on page 31 of this proxy statement. A threshold and a goal are established for each performance criteria. The Compensation Committee uses these performance criteria as guidelines in determining the amount of annual incentive compensation to be paid to the Named Executive Officers. If the threshold is met but the goal is not achieved for any of the performance criteria, the Compensation Committee may reduce the incentive compensation below the targeted amount; conversely, if the goal for any of the performance criteria is exceeded, the Compensation Committee may increase the incentive compensation above the targeted amount, up to a maximum pre-established percentage of the applicable performance criteria. The target goals for each of the performance criteria in 2007 and the credit given for each of the corporate performance criteria are set forth below.

	2007	2007	2007
Performance Criteria	Target	Actual	Credit

Stock Performance (Percentage above Index)	25%	26%	100%
Operating Income (diluted weighted average income per share)	$4.00	$4.90	120%
Combined Ratio	99%	86%
Loss Ratio	82%	66%	95%
Expense Ratio	17%	20%

The annual incentive compensation paid to the Named Executive Officers in 2008 for 2007 is reflected in the Summary Compensation Table. The annual incentive compensation comprised the following percentages of base salary of the senior executive officers: Crowe — 114%; Rand — 54%; Adamo — 80%; Friedman - 54%; and Butrus — 43%. Annual incentive award payments are paid as follows: 50% in cash and 50% in shares of our common stock based on the market value of the shares on the date the Board of Directors approves the annual incentive awards. We use the shares of common stock reserved for issuance under our 2004 Equity Incentive Plan to fund the stock portion of our annual incentive payments.

Equity Incentive Plan Awards.  The Compensation Committee has granted performance shares to the Named Executive Officers and our senior executives. The performance shares are included in the table as Estimated Future Payments under “Equity Incentive Plan Awards.”

A performance share is the equivalent of one share of Common Stock which becomes vested and nonforfeitable upon the attainment of performance objectives established by the Compensation Committee. The Compensation Committee establishes the performance objectives and the length of the performance period to attain such objectives at the time a performance share is awarded. The Compensation Committee may prescribe different conditions for different participants, but the performance objectives for performance shares awarded to a participant must relate to at least one of the following criteria which may be based on the performance of ProAssurance or a subsidiary or a business segment (either alone or on a comparative basis relative to other companies): (1) income per share; (2) return on equity; (3) economic value added; (4) total return; (5) sales or revenues; or (6) other reasonable bases. The Compensation Committee determines whether the performance objectives for performance shares have been attained at the end of each participant’s performance period, or if one or more interim periods are authorized by the Compensation Committee, at the end of an interim period within the relevant performance period. If the Compensation Committee determines that such performance objectives have been obtained, the participant will be entitled to receive payment for each performance share in an amount equal to the value of one share of our Common Stock on the date of payment. In March 2007, the Board of Directors, on the recommendation of the Compensation Committee, granted performance shares to the Named Executive Officers. The performance criteria are described in the discussion under “Executive Compensation — Long Term Incentive Compensation” on page 33 of this proxy statement. The performance shares are payable if either of the following performance criteria are met in the three year period ending December 31, 2010.

All Other Stock Awards.  The ProAssurance Corporation Amended and Restated Stock Ownership Plan, or the stock ownership plan, is a stock purchase plan that allows all of our employees and directors who have completed six months or more of service to contribute funds through periodic payroll deductions, or through a single lump sum deposit, for the purchase of shares of our Common Stock in ordinary brokerage transactions in the open market. Under the terms of our stock ownership plan, we make matching contributions that match an amount equal to 100% of the first $2,000 contributed by a participating employee during a calendar year and 50% of the next

$8,000 contributed by a participating employee in such calendar year. Employees may receive a matching contribution if previously owned shares are contributed to the plan in lieu of cash. The proceeds from our matching contributions are used to purchase shares of our Common Stock in the open market. The shares purchased with our matching contributions are held for the account of each participant. Shares purchased with matching contributions are forfeited if the employment of the participant is terminated before the occurrence of any of the following:

•	the participant remains in the employ of ProAssurance or a subsidiary for three years;

•	the participant terminates such employment by reason of his or her disability, death or retirement; or

•	there is a “change of control” of ProAssurance.

The shares purchased with our contributions for Named Executive Officers in 2007 are reflected in the Summary Compensation Table under “Other Stock Awards: Number of Shares or Units.”

All Other Option Awards.  The Board of Directors has granted stock options to the Named Executive Officers and other key employees of ProAssurance and its subsidiaries under the 2004 Equity Incentive Plan. The exercise price for each option must not be less than 100% of the market value of a share of our Common Stock on the date of grant. Under the terms of the equity incentive plan the stock options become exercisable in five equal annual installments or at such other time(s) as may be specified by the Compensation Committee at the time of grant. On March 7, 2007, the Board of Directors, on the recommendation of the Compensation Committee, granted stock options to the Named Executive Officers at an option price or exercise price of $51.48 based on the closing market price of a share of Common Stock on the date of grant. These options vest and become exercisable at the rate of 20% per year commencing six months after the date of grant. Unvested options accelerate and become exercisable upon termination of employment by reason of death or retirement and upon a change of control. In connection with his employment, the Board of Directors also granted 100,000 options to W. Stancil Starnes at an option or exercise price of $56.15, being the closing market price of a share of Common Stock on July 2, 2007 (the first business day after his election as CEO). All of the options granted to Mr. Starnes became fully vested on January 2, 2008. Mr. Butrus was granted 32,059 options at an exercise price of $55.34 per share pursuant to reload rights in connection with his exercise of options on June 26, 2007. The options granted to the Named Executive Officers are reflected in the table as “All Other Option Awards: Number of Securities Underlying Options.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

						Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market
	Option Awards(1)							Awards:	or Payout
			Equity					Number of	Value of
			Incentive				Market	Unearned	Unearned
			Plan			Number	Value of	Shares,	Shares,
			Awards:			of Shares	Shares or	Units or	Units or
	Number of	Number of	Number of			or Units	Units of	Other	Other
	Securities	Securities	Securities			of Stock	Stock	Rights	Rights
	Underlying	Underlying	Underlying			That	That	That	That
	Unexercised	Unexercised	Unexercised	Option		Have	Have	Have	Have
	Options	Options	Unearned	Exercise	Option	Not	Not	Not	Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)(2)	($)	(#)(3)	($)

A. Derrill Crowe	1/15/02 - 40,000	—	—	16.80	1/15/12	—	—	—	—
	3/3/03 - 30,000	—	—	22.00	3/3/13	—	—	—	—
	3/10/04 - 30,000	3/10/04 - 10,000	—	33.28	3/10/14	—	—	—	—
	3/9/05 - 30,000	3/9/05 - 20,000	—	41.15	3/9/15	—	—	—	—
	3/8/06 - 10,000	3/8/06 - 15,000	—	51.38	3/8/16	—	—	3/8/06 - 10,415	571,992
	3/7/07 - 5,000	3/7/07 - 20,000	—	51.48	3/7/17	—	—	3/7/07 - 10,418	572,157
W. Stancil Starnes	7/2/07 - 100,000	—	—	56.15	7/2/17	—	—	—	—
Edward L. Rand, Jr.	11/9/04 - 6,000	11/9/04 - 4,000	—	36.46	11/9/14	3/1/06 - 114	6,261	—	—
	3/9/05 - 15,000	3/9/05 - 10,000	—	41.15	3/9/15	3/1/07 - 117	6,426	—	—
	3/8/06 - 5,000	3/8/06 - 7,500	—	51.38	3/8/16	—	—	3/8/06 - 5,210	286,133
	3/7/07 - 2,500	3/7/07 - 10,000	—	51.48	3/7/07	—	—	3/7/07 - 5,210	286,133
Victor T. Adamo	3/10/04 - 30,000	3/10/04 - 7,500	—	33.28	3/10/14	—	—	—	—
	3/9/05 - 22,500	3/9/05 - 15,000	—	41.15	3/9/15	3/1/05 - 143	7,854	—	—
	3/8/06 - 6,000	3/8/06 - 9,000	—	51.38	3/8/16	3/1/06 - 114	6,261	3/8/06 - 6,250	343,250
	3/7/07 - 3,000	3/7/07 - 12,000	—	51.48	3/7/17	3/1/07 - 117	6,426	3/7/07 - 6,250	343,250
Howard H. Friedman	1/15/02 - 50,000	—	—	16.80	1/15/12	—	—	—	—
	3/3/03 - 25,000	—	—	22.00	3/3/13	3/1/05 - 143	7,854	—	—
	3/10/04 - 20,000	3/10/04 - 5,000	—	33.28	3/10/14	3/1/06 - 114	6,261	—	—
	3/9/05 - 15,000	3/9/05 - 10,000	—	41.15	3/9/15	3/1/07 - 117	6,426	—	—
	3/8/06 - 5,000	3/8/06 - 7,500	—	51.38	3/8/16	—	—	3/8/06 - 5,210	286,133
	3/7/07 - 2,500	3/7/07 - 10,000	—	51.48	3/7/17	—	—	3/7/07 - 5,210	286,133
Paul R. Butrus	3/3/03 - 2,500	—	—	22.00	3/3/13	—	—	—	—
	3/10/04 - 2,500	3/10/04 - 2,500	—	33.28	3/10/14	—	—	—	—
	3/9/05 - 2,500	3/9/05 - 5,000	—	41.15	3/9/15	—	—	—	—
	3/8/06 - 1,250	3/8/06 - 3,750	—	51.38	3/8/16	—	—	3/8/06 - 2,605	143,067
	3/7/07 - 1,250	3/7/07 - 5,000	—	51.48	3/7/17	—	—	3/7/07 - 2,606	143,122
	—	6/26/07 - 17,704	—	55.34	12/1/08	—	—	—	—
	—	6/26/07 - 14,355	—	55.34	12/2/09	—	—	—	—

(1)	Table reflects date of grant for each option award. Option awards granted prior to 2005 were granted under the ProAssurance Corporation Incentive Compensation Stock Plan adopted in 1995. Options granted under this plan in 2002, 2003 and 2004 vest over five years commencing six months after the date of grant at the rate of 20% per year and terminate ten years after the date of grant. Option Awards granted in or after 2005 were granted under the ProAssurance Corporation 2004 Equity Incentive Plan. Except for the fully vested options granted to Mr. Starnes in connection with his employment, the options granted under this plan vest over five years commencing six months after date of grant at the rate of 20% per year and terminate ten years after the date of grant.

(2)	The Stock Awards not vested reflect the number of shares purchased with matching contributions made by ProAssurance under the terms of the Amended and Restated Employee Stock Ownership Plan. The matching contributions are made in March of each year and are applied to the purchase of shares of our common stock in the open market. The date of purchase is reflected as the date of grant. The shares fully vest three years after the date of grant if the plan participant is employed by ProAssurance or a subsidiary during such three year period. Vesting of the shares is accelerated upon the death, disability or retirement of plan participant or upon a change of control of ProAssurance.

(3)	The Equity Incentive Plan Awards reflect the performance shares granted to the Named Executive Officers under the 2004 Equity Incentive Plan. The performance shares vest if ProAssurance achieves performance criteria discussed under “Executive Compensation - Long Term Incentive Compensation” on page 33 of this proxy statement during the three year period commencing on the date of grant. The number of unearned performance shares assumes the Named Executive Officer will earn the maximum number of performance shares.

OPTION EXERCISES AND STOCK VESTED
(During Last Completed Fiscal Year)

Option Awards (1)
	Number of Shares		Stock Awards (2)
	Acquired on	Value Realized on	Number of Shares	Value Realized on
	Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)

A. Derrill Crowe	—	—	—	—
W. Stancil Starnes	—	—	—	—
Edward L. Rand, Jr.	—	—	—	—
Victor T. Adamo	7,500	238,725	171	8,769
Howard H. Friedman	—	—	171	8,769
Paul R. Butrus	217,488	6,769,113	—	—

(1)	The value realized on exercise of options reflects the difference between the exercise price for the shares of our common stock purchased on the exercise of an outstanding option and the market price of such shares of common stock based on the closing price of a share of our common stock on the New York Stock Exchange on the date of exercise. Options surrendered in “cashless” exercises are valued in this table as if they were exercised and sold on the date of exercise.

(2)	The shares acquired on vesting are the shares of our common stock that have been purchased with ProAssurance’s matching contributions under the Amended and Restated Employee Stock Ownership Plan. The value realized reflects the market price of the vested shares on the third anniversary of the purchase of the shares under the plan.

NON-QUALIFIED DEFERRED COMPENSATION

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in 2007	in 2007	in Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)

A. Derrill Crowe	519,231	98,720	79,325	—	1,912,873
W. Stancil Starnes	—	—	—	—	—
Edward L. Rand, Jr.	27,000	19,208	3,690	—	113,965
Victor T. Adamo	81,000	35,184	5,043	—	256,685
Howard H. Friedman	67,500	26,262	6,887	—	216,842
Paul R. Butrus	—	—	—	—	—

Effective January 1, 2005, we adopted the Executive Nonqualified Excess Plan of ProAssurance Group, or the deferred compensation plan, for the benefit of eligible employees and directors. The employees eligible to participate in the plan are vice presidents and above of ProAssurance and any other employees whose annual compensation exceeds $95,000 (adjusted for future cost of living increases made to the similar dollar limit that applies to the definition of “highly compensated employee” found in the Internal Revenue Code).

Under the deferred compensation plan, an eligible employee may elect to defer up to 75% of his or her base salary. A director may elect to defer up to 100% of his or her director fees or other cash compensation. The deferred compensation plan provides for matching employer credits on behalf of participants who, because of their salary reduction deferrals to the plan, do not receive the full amount of the matching contribution they would otherwise receive under our qualified retirement plan. This impacts employees whose base compensation is less than the compensation limit established by the Code for qualified plans (for 2007, $225,000) and employees whose base compensation is initially in excess of this amount, but who, because of their deferral election under this plan, have resulting compensation less than the limit.

Effective January 1, 2006, we amended our deferred compensation plan to provide for additional matching employer contributions on behalf of employees whose base compensation exceeds our qualified plan’s compensation limit. For these employees, we match salary reductions in an amount up to 10% of the amount by which their base compensation exceeds the compensation limit.

Deferred amounts are contributed to the deferred compensation plan and contributions are credited with deemed investment earnings as if they were invested in one or more designated mutual funds pursuant to an investment election made by the participant as of the date of deferral. Deferred amounts are actually invested in the designated mutual fund and held in a trust until distribution. Distributions under the plan are made upon termination of employment or service, death, disability, or upon a change of control. Distributions are made in a lump sum or annual installments over a period not exceeding 10 years as elected by the participant. A separate distribution election can be made with respect to each year’s deferrals and matching contributions.

Employment and Severance Agreements

During 2007, A. Derrill Crowe, M.D. resigned as our Chief Executive Officer effective June 30, 2007, and the Board of Directors elected W. Stancil Starnes to succeed him as CEO. In connection with his employment as CEO, we entered into an employment agreement with Mr. Starnes effective May 1, 2007, which provides for the following:

•	a term of five years that extends automatically for an additional term of five years on each July 1 until July 1, 2013 (at which time the term will not be extended and will expire on July 1, 2018);

•	a minimum base salary of $750,000 subject to annual increases at the discretion of the Board of Directors;

•	annual incentive compensation equal to 100% of base salary for 2007 (pro rata) and at least 100% of base salary for 2008; annual incentive compensation after 2008 will be based entirely on performance criteria established by the Board of Directors consistent with the criteria for other senior executive officers;

•	one-time grant of options to purchase 100,000 shares of Common Stock at an exercise price equal to 100% of the market value on the effective date of July 2, 2007;

•	annual grant of equity compensation (options and/or performance shares) having an aggregate value of at least $500,000 based on the method ProAssurance uses to calculate compensation expense with respect to such awards for financial reporting purposes;

•	perquisites consistent with those currently provided to the CEO, including without limitation, up to 50 hours of personal use on the corporate airplane;

•	severance payments upon a termination of employment and payments upon a change of control as discussed in more detail under the caption “Payments on Termination and Change of Control.”

Effective July 1, 2007, we entered into a new employment agreement with Dr. Crowe to confirm the terms of his new relationship with ProAssurance and to replace his existing employment agreement. Dr. Crowe’s new employment agreement provides for the following:

•	a term ending on December 31, 2009, subject to continuation on terms to be mutually agreed upon;

•	continuation of his current base salary of $715,000 through the remainder of 2007 and a base salary of $500,000 per annum in 2008 and 2009;

•	payment of annual incentive compensation if earned for 2007 pro rated to reflect his service as CEO for six months during 2007; no further payments of annual incentive compensation will be required after 2007;

•	continuation as a participant under our equity compensation plans with respect to outstanding awards; no further awards are required under the equity compensation plans;

•	provision of an off-site office and clerical support during the term;

•	perquisites consistent with past practice, including without limitation, up to 50 hours of personal use of the corporate aircraft;

•	severance benefits upon termination of employment in the form of salary continuation during the remainder of the term of the employment agreement as described in more detail under the caption “Payments on Termination and Change of Control.”

We also entered into a new employment agreement with Mr. Butrus. The employment agreement provides for a term of one year ending December 31, 2008, and a base salary of $300,000 for 2008. The agreement provides for severance benefits in the form of salary continuation during the remainder of the term of the employment agreement as described under the caption “Payments on Termination and Change of Control.”

Payments on Termination and Change of Control

We have also entered into a Release and Severance Compensation Agreement (a “Severance Agreement”) with each of Messrs. Adamo, Rand, Friedman and several other key executives. The Severance Agreements and the employment agreements with Messrs. Starnes, Crowe and Butrus provide for severance benefits to our Named Executive Officers under certain circumstances.

Named Executive Officers Covered by Employment Agreements.

Messrs. Starnes, Crowe and Butrus are entitled to their current base salaries for the remaining term of their respective employment agreements should we terminate their employment without cause or should they resign for good reason. Mr. Starnes’ five year term automatically renews until 2013, at which time the termination date is fixed in 2018; Dr. Crowe’s term expires on December 31, 2009; and Mr. Butrus’ term expires December 31, 2008. Good reason includes demotion, relocation, and material reduction in base salary or incentive compensation opportunities.

The employment agreement with Mr. Starnes provides for a single trigger for the payment of severance benefits on a change of control. His employment agreement automatically terminates upon the occurrence of a change of control and provides for the payment of an amount equal to the severance compensation that would be due to him if he had resigned for good reason upon the change of control transaction. The employment agreements with Messrs. Crowe and Butrus include modified single triggers in that each of them has the right to terminate employment and receive severance benefits after a change of control.

The employment agreements for Messrs. Starnes, Crowe and Butrus do not provide for additional severance benefits except that we are required to allow Dr. Crowe and his family to continue to participate in our group medical health insurance plan, at Dr. Crowe’s expense, until his minor children are no longer eligible to participate in the plan.

Named Executive Officers Covered Under Severance Agreements.

We have entered into Severance Agreements with Messrs Adamo, Friedman and Rand that provide if we terminate their employment without cause or if they voluntarily resign for “good reason,” they are eligible to receive severance benefits. They may assert good reason for the same reasons described in the employment agreements discussed above. In addition the termination of the Severance Agreements prior to the executive reaching 65 years of age will constitute good reason.

Absent a change of control transaction, each of Messrs. Rand and Friedman is entitled to severance compensation in an amount equal to the sum of his annual base salary and his average annual incentive compensation (generally calculated as the average of the prior three years). Mr. Adamo is entitled to severance compensation in an amount equal to two times the sum of his annual base salary and his average annual incentive compensation.

The Severance Agreements for Messrs. Friedman and Rand and other senior executives were revised effective January 1, 2008 to provide additional severance benefits after a change of control. Each of them will receive severance compensation in an amount equal to two times the sum of his annual base salary and his average annual incentive compensation and reimbursement for the continuation of health benefits for up to eighteen months upon satisfaction of the following “double trigger” requirements:

•	a change of control of ProAssurance occurs; and

•	we or our successor terminate the executive’s employment without cause or the executive resigns for good reason, in either case within two years after the change of control.

The Severance Agreement with Mr. Adamo includes a modified single trigger that permits Mr. Adamo, until December 31, 2010, to unilaterally elect to terminate his employment for any reason, including a change of control, and receive severance benefits. Subsequent to December 31, 2010, Mr. Adamo’s agreement functions in the same manner as described for Messrs. Friedman and Rand, except that his agreement provides for severance compensation at two times the sum of base salary and average annual incentive compensation and for no increase in the amount of severance compensation after a change of control.

Provisions Applicable to Employment Agreements and Severance Agreements.

The employment agreements and the Severance Agreements with the Named Executive Officers require us to reimburse them if they are required to pay the excise tax imposed on change of control benefits deemed to be “excess parachute payments” under Section 280G of the Internal Revenue Code. If the payments made by reason of a change of control are deemed to be excess parachute payments and are subject to the excise tax imposed by Code Section 4999, we will pay the executive such amount as will allow the executive to be fully reimbursed for all payments incurred by reason of the imposition of the excise tax and for all income taxes attributable to such reimbursement.

The employment agreements and the Severance Agreements with the Named Executive Officers require a terminated executive to release us from all claims relating to his employment as a condition to the provision of severance benefits. These agreements also include a covenant that obligates the executive not to compete with us for a period after termination that is equal in duration to the number of months of base salary payable to the executive as severance compensation (exceptions are three year periods for Messrs. Starnes and Adamo and two year period for Dr. Crowe). The severance compensation is payable in equal monthly installments over a period that is at least equal in duration to the duration to the covenant not to compete (or the end of the term of the agreement in the case or Messrs. Crowe and Butrus). If an executive violates the covenant not to compete, ProAssurance may terminate future installment payments of severance compensation. Payment of severance compensation to Messrs. Starnes, Crowe and Butrus is accelerated and payable in lump sum upon a change of control under their respective employment agreements.

The following table sets forth the amounts payable to the Named Executive Officers upon termination of their employment by reason of retirement, death or disability, and involuntary termination (termination by ProAssurance without cause and by the executive for good reason) and upon a change of control. The table assumes payment under the terms of the agreements that were executed in the first quarter of 2008 and are currently in effect as if the termination of employment or change of control occurred on December 31, 2007.

				Involuntary
				Termination
		Death or	Involuntary	After Change	Change
	Retirement	Disability	Termination	of Control (1)	of Control

W. Stancil Starnes
Cash Severance — Annual Salary			3,375,000	3,375,000	3,375,000
Cash Severance — Average Annual Incentive			500,000	500,000	500,000
Equity Compensation Vesting (2)
Deferred Compensation (3)
Medical Benefits
Outplacement Services
280 Gross Up				1,561,843	1,561,843
TOTAL			3,875,000	5,436,843	5,436,843
A. Derrill Crowe
Cash Severance — Annual Salary			1,000,000	1,000,000	1,000,000
Cash Severance — Average Annual Incentive			N/A	N/A	N/A
Equity Compensation Vesting (2)	1,343,250	1,343,250	1,343,250	1,343,250	1,343,250
Deferred Compensation (3)	389,104	389,107	389,104	389,104	389,104
Medical Benefits
Outplacement Services
280 Gross Up
TOTAL	1,574,851	1,574,851	2,574,851	2,574,851	2,574,851
Edward L. Rand, Jr.
Cash Severance — Annual Salary			395,000	790,000
Cash Severance — Average Annual Incentive			207,833	415,667
Equity Compensation Vesting (2)	571,310	571,310	571,310	571,310	571,310
Deferred Compensation (3)	44,965	44,965	44,965	44,965	44,965
Medical Benefits			18,054	18,054
Outplacement Services			10,000	10,000
280 Gross Up				784,579
TOTAL	616,275	616,275	1,247,162	2,634,574	616,275
Victor T. Adamo (4)
Cash Severance — Annual Salary			1,000,000	1,000,000	1,000,000
Cash Severance — Average Annual Incentive			742,975	742,975	742,975
Equity Compensation Vesting (2)	343,250	343,250	343,250	343,250	343,250
Deferred Compensation (3)	81,685	81,685	81,685	81,685	81,685
Medical Benefits			18,054	18,054	18,054
Outplacement Services			10,000	10,000	10,000
280 Gross Up
TOTAL	424,935	424,935	2,195,964	2,195,964	2,195,964

				Involuntary
				Termination
		Death or	Involuntary	After Change	Change
	Retirement	Disability	Termination	of Control (1)	of Control

Howard H. Friedman
Cash Severance — Annual Salary			426,400	852,800
Cash Severance — Average Annual Incentive			207,833	415,667
Equity Compensation Vesting (2)	613,523	613,523	613,523	613,523	613,523
Deferred Compensation (3)	66,342	66,342	66,342	66,342	66,342
Medical Benefits			18,054	18,054
Outplacement Services			10,000	10,000
280 Gross Up				835,004
TOTAL	679,865	679,865	1,342,153	2,811,390	679,865
Paul R. Butrus
Cash Severance — Annual Salary			300,000	300,000	300,000
Cash Severance — Average Annual Incentive
Equity Compensation Vesting (2)	296,510	296,510	296,510	296,510	296,510
Deferred Compensation (3)
Medical Benefits
Outplacement Services
280 Gross Up
TOTAL	296,510	296,510	596,510	596,510	596,510

(1)	Involuntary termination of employment does not include termination of employment of the executive when we terminate for cause or when the executive terminates without good reason. On any such event, no cash severance compensation will be paid to the executive and all unvested options, grant shares and performance shares will be forfeited unless they have been accelerated prior to termination by reason of the occurrence of a change of control. The executive will receive all of his account in the Deferred Compensation Plan.

(2)	The value of the acceleration of equity compensation benefits is calculated to reflect our accounting expense for the unvested stock options, performance shares and stock awards that have not been earned for financial reporting purposes. The value of the unvested awards is based on the market value of a share of Common Stock of $54.82 based on the closing price on the NYSE on December 31, 2007.

(3)	Reflects only the employer contributions that we contributed for the account of the executive under the Deferred Compensation Plan and all earnings that have accrued on the executive’s account. The executive will also be entitled to return of those amounts contributed to the plan as a deferral of executive’s then current compensation. The amount in the table excludes benefits that are payable upon retirement under our qualified retirement plan.

(4)	Mr. Adamo’s Severance Agreement includes a modified single trigger that permits Mr. Adamo, until December 31, 2010, to unilaterally elect to terminate his employment for any reason, including a change of control, and receive severance benefits.

DIRECTOR COMPENSATION
(During Last Completed Fiscal Year)

					Change in Pension
					Value and
				Non-Equity	Nonqualified
	Fees Earned or	Stock	Option	Incentive Plan	Deferred	All Other
	Paid in Cash	Awards (1)	Awards (1)	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)

Lucian F. Bloodworth	59,000	55,953	—	—	—	—	114,953
Robert E. Flowers	44,000	55,953	—	—	—	—	99,953
William J. Listwan	19,000	55,953	—	—	—	44,000 (2)	118,953
John J. McMahon, Jr.	46,000	55,953	—	—	—	—	101,953
Drayton Nabers, Jr.	2,000	—	—	—	—	—	2,000
John P. North, Jr.	63,000	55,953	—	—	—	—	118,953
Ann F. Putallaz	57,000	55,953	—	—	—	—	112,953
William H. Woodhams	45,000	49,965	—	—	—	—	100,953
Wilfred W. Yeargan, Jr.	45,000	55,953	—	—	—	—	100,953

(1)	Includes 887 shares of common stock granted to the directors on May 16, 2007 as stock awards under the 2004 Equity Incentive Plan. The closing price of a share of common stock on the New York Stock Exchange on the date of grant was $56.33. Also includes 117 shares for each of the directors, except for Mr. Nabers and Dr. Woodhams, purchased with matching contributions under the Amended and Restated Employee Stock Ownership Plan on March 1, 2007.

(2)	ProAssurance has engaged Dr. Listwan to provide consulting services to ProAssurance and PIC Wisconsin in consideration of an annual retainer of $44,000.

At the meeting of the Board of Directors on March 7, 2007, the board increased the annual retainer for non-management directors from $24,000 to $28,000, except that the annual retainer for the members of the Audit Committee was left unchanged with the Chairman receiving an annual retainer of $38,000 and the other committee members receiving an annual retainer of $32,000. Non-management directors also receive meeting fees in the amount of $2,000 for each day the director attends a board meeting and $1,000 for attendance at Committee meetings that are not held on the same day as board meetings. Directors continue to be eligible to participate in the ProAssurance Corporation Stock Ownership Plan.

Our Board of Directors has adopted the ProAssurance Corporation Director Deferred Stock Compensation Plan to facilitate director stock compensation approved by the Compensation Committee. The plan provides that the Compensation Committee will meet before the annual meeting each year to consider whether or not to provide stock compensation to non-management directors. The stock compensation is payable in shares of our Common Stock that are reserved for issuance under the ProAssurance Corporation 2004 Equity Incentive Plan. Directors may elect either to receive the shares of Common Stock currently or to defer the receipt of the shares until their service as a director has ended. The Board of Directors has fixed the dollar value of the stock awards to be granted to directors as compensation at $50,000. The stock awards are granted on the date of the annual meeting of the stockholders and the number of shares included in the stock awards will be the number of whole shares of Common Stock closest in value to $50,000, but not exceeding that amount based on the closing price of a share of Common Stock on the New York Stock Exchange on the date of the annual meeting. The stock awards will be issued from the shares reserved for issuance under the 2004 Plan (and the 2008 Plan if approved by the stockholders) and will be eligible for deferral under the Director Deferred Stock Compensation Plan.

Management directors do not receive any additional cash or stock compensation for their service as directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC, which are called Section 16 Reports. Such directors, executive officers and 10% stockholders are also required to furnish us with copies of all Section 16 Reports they file. Purchases and sales of our equity securities by such persons are published on our website at www.ProAssurance.com.

Based on a review of the copies of such Section 16 Reports we received, and on written representations from our reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were complied with during fiscal year 2007.

TRANSACTIONS WITH RELATED PERSONS

Our Code of Ethics and Conduct addresses conflicts of interest that arise when an employee or member of his or her family receives a personal benefit in a transaction involving ProAssurance or a subsidiary. Generally, employees are required to report any situation involving an actual or potential conflict of interest to ProAssurance for a determination of whether it involves a permissible conflict of interest. The Code of Ethics and Conduct provides specific guidance as to the following situations:

•	Employees are prohibited from (i) taking for themselves personally opportunities that are discovered through the use of ProAssurance’s information or position, (ii) using ProAssurance’s property, information, or position for personal gain, and (iii) competing with ProAssurance.

•	If ProAssurance or a subsidiary does business or considers doing business with a company in which an employee or member of his or her family is employed or has a material financial or other interest, the employee must disclose the interest to his or her supervisor if he or she is aware of the proposed business relationship and refrain from participating in the approval process.

•	If an employee participates in religious, charitable, educational or civic activities, good judgment must be exercised to abstain from involvement in activities which would present a conflict of interest or interfere with responsibilities to or the reputation of ProAssurance.

Historically, none of the executive officers or directors have participated in a material transaction in which any such person or any person related to them has had a material interest. However, the personal use of the corporate aircraft has presented the potential for material transactions between ProAssurance and its directors and officers. ProAssurance has adopted written policies and procedures for the review, approval or ratification of personal travel on corporate aircraft effective December 1, 2006. Pursuant to ProAssurance’s policies and procedures for the approval of personal travel on corporate aircraft, which we refer to in this proxy statement as Policies and Procedures for Personal Use of Aircraft, senior executive officers, directors and such other employees of ProAssurance or its subsidiaries as may be designated by the Chief Executive Officer may use the corporate aircraft for personal travel if the aircraft is not otherwise required for business-related travel, upon reasonable notice to the Chief Executive Officer. As used in the Policies and Procedures for Personal Use of Aircraft, personal travel includes travel for entertainment, amusement or recreational purposes as described in Internal Revenue Service Notice 2005-45.

The Compensation Committee of the Board of Directors will establish, after reviewing the cost of the personal travel, the number of flight hours for which the Chairman and Chief Executive Officer may use the corporate aircraft for personal travel in the succeeding twelve month period without further approval of the committee. The Compensation Committee has established the number of aggregate flight hours for which all other authorized users may use the corporate aircraft for personal travel during the succeeding twelve months with the approval of the Chief Executive Officer as follows: 50 flight hours each for personal travel by the Chairman and Chief Executive Officer and 20 flight hours for personal travel by other authorized users in the aggregate. The Chief Executive Officer must get the prior approval of the Compensation Committee before approving any personal travel which exceeds the aggregate limit. The Compensation Committee may delegate to any of its members the authority to approve requests for personal travel in excess of established limits. Both the Compensation Committee and the Chief Executive Officer are responsible for applying the Policies and Procedures for Personal Use of Aircraft.

PROPOSALS OF STOCKHOLDERS

Stockholder Nominations for Directors

Our Bylaws require that a stockholder who desires to nominate directors at an annual meeting of stockholders must give us written notice of his or her intent not later than December 1 in the year preceding the annual meeting or such other date as may be established by our Board of Directors for a particular annual meeting by written notice to the stockholders. The stockholder’s notice must set forth:

•	the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

•	a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•	such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the Board of Directors solicited proxies for the election of such nominee at the meeting; and

•	the consent of each nominee to serve as a director of ProAssurance if so elected.

Stockholder Proposals for our 2009 Annual meeting

If you wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2009 annual meeting, you must submit your proposal in proper form (in accordance with the SEC Rule 14a-8), to our secretary on or before December 11, 2008, in order for the proposal to be considered for inclusion in the proxy statement for the 2009 annual meeting of stockholders.*( Simply submitting a proposal does not guarantee its inclusion, as the rules of the SEC make clear. The stockholder’s notice must set forth:

•	a brief description of the business desired to be brought before the meeting and the reasons for considering such matter or matters at the meeting;

•	the name and address of the stockholder who intends to propose such matter or matters;

•	a representation that the stockholder has been a holder of record of stock of ProAssurance entitled to vote at such meeting for a period of one year and intends to hold such shares through the date of the meeting and appear in person or by proxy at such meeting to propose such matter or matters;

•	any material interest of the stockholder in such matter or matters; and

•	a description of all understandings or relationships between the stockholder and any other person(s) (naming such persons) with respect to the capital stock of ProAssurance as to the matter specified in the notice.

The proposal and any accompanying statement may not exceed 500 words. Stockholders are not permitted to submit proposals for consideration at special meetings.

(*  Our Bylaws require any stockholder who desires to propose any business at the annual meeting of stockholders (other than the election of directors) to give us written notice not later than December 1 in the year preceding the annual meeting at which the proposal is to be considered or such other date as may be established by the Board of Directors for a particular annual meeting by written notice to the stockholders or in a report or proxy statement filed with the SEC. This date is superceded, as set forth above.

OTHER MATTERS

Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Directors

We have adopted policies on reporting of concerns regarding accounting and other matters and on communicating with our directors. Any person, whether or not an employee, who has a concern about the conduct of ProAssurance or any of our people, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern to the members of the Audit Committee by using any of the methods described in the Corporate Governance section on our website at www.ProAssurance.com. Additionally, any person may communicate directly with our non-management directors by sending an e-mail to IndependentDirector@ProAssurance.com. Further information on the procedure for these communications is available in the Corporate Governance section of our website at www.ProAssurance.com.

Important Notice Regarding Delivery of Stockholder Documents

We have sent a notice to certain street name stockholders of Common Stock who share a single address, indicating that only one copy of this proxy statement and our 2007 annual report is being sent to that address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” reduces our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate copy of this proxy statement or our 2007 annual report, he or she may contact Frank O’Neil, Senior Vice President, ProAssurance Corporation, either by mail at P.O. Box 590009, Birmingham, Alabama 35259-0009, by telephone at (205) 877-4400 or (800) 282-6242, and we will deliver those documents to such stockholder promptly upon receiving the request. Any such stockholder may also contact BNYMellon at 800-851-9677 or 201-680-6578, if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual report and proxy statement, you may request householding in the future by contacting BNYMellon at 800-851-9677 or 201-680-6578. Stockholders who are hearing impaired may phone BNYMellon at 800-231-5469 or 201-680-6610 to request documents or request householding.

A majority of brokerage firms have instituted householding. If your family has multiple holdings in ProAssurance that are held in street name with a broker, you may have received householding notification directly from your broker. If so, please contact your broker directly if you have any questions, if you require additional copies of the proxy statement or annual report, if you are currently receiving multiple copies of the proxy statement and annual report and which to receive only a single copy, or if you wish to revoke your decision to household and thereby receive multiple statements and reports.

Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by ProAssurance under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this proxy statement titled “Report of the Compensation Committee,” and “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), as well as the exhibits to this proxy statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

Important Notice regarding availability of proxy materials and voting via the internet for the 2008 Annual Meeting

The materials for ProAssurance’s 2008 Annual Meeting of Stockholders (the 2007 Annual Report, Proxy Statement and Proxy Card ) are available on the Internet. If you hold shares in certificate form or through the Direct Registration System (“DRS”) at BNYMellon, you may view these documents and cast your proxy vote at www.bnymellon.mobular.net/bnymellon/pra. If you hold your shares through a brokerage firm, you may view these documents and cast your proxy vote at www.bnymellon.mobular.net/bnymellon/pra — beneficial. These materials will also available until at least May 21, 2009 by accessing the “Investor Relations” section of our website at www.ProAssurance.com; we will also make the materials available from the “Home Page” of our website through May 21, 2008. Other information on our website is not part of our proxy materials.

We have made provisions for you to vote your shares of Common Stock via the internet using the instructions above, or those found in the Proxy Statement or on the Proxy Card, or by telephone. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this proxy statement for specific instructions on how to cast your vote by any of these methods.

Votes not cast at the meeting must be received by 11:59 p.m., Birmingham, Alabama time, on May 20, 2008. Submitting your vote via the internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting.

The internet and telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. We have been advised that the internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders voting via the internet and by telephone should understand that there may be costs associated with voting in these manners, such as usage charges from internet access providers and telephone companies, that must be borne by the stockholder.

EXHIBIT A

POLICY REGARDING DETERMINATION OF DIRECTOR INDEPENDENCE

The New York Stock Exchange (“NYSE”) Rules require that a majority of the directors on the board of directors be independent directors. In order for a Director to be considered independent, the board of directors must affirmatively determine that the director and his or her immediate family has no material relationship with the listed company. In accordance with the provisions of the NYSE Rules, the board of directors of ProAssurance Corporation has adopted certain standards, which if satisfied by a director, establish a presumption that such director is independent. If a director fails to satisfy the specified criteria, the board of directors can still make a determination that the director is independent, provided that the basis for such determination is specifically disclosed and the director does not have a relationship which is otherwise prohibited under the NYSE Rules.

For purposes of considering the independence criteria established by this policy, the following terms will have the meanings set forth below:

“ProAssurance” refers to ProAssurance Corporation and any direct or indirect subsidiary of ProAssurance Corporation.

“Past three years” refers to a period of not less than 36 months prior to the date of determination.

“Immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

“Executive officer” has the same meaning specified for the term “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934.

In accordance with this policy, a director will be presumed to be independent if he or she satisfies the following criteria:

•	During the past three (3) years, such Director has not been employed by ProAssurance; and during the past three (3) years, no immediate family member of such Director has been employed by ProAssurance as an executive officer.

•	Such Director is not a current partner of the firm that is ProAssurance’s independent auditor; and such Director has no immediate family member who is a partner of the firm that is ProAssurance’s independent auditor.

•	Such Director is not a current employee of the firm that is ProAssurance’s independent auditor; and such Director has no immediate family member who is a current employee of the firm that is ProAssurance’s independent auditor who participates in such firm’s audit, assurance or tax compliance (but not tax planning) practice.

•	If during the past three (3) years such Director or any immediate family member of such Director was a partner or employee of the firm that is ProAssurance’s independent auditor and is no longer a partner or employee of such firm, such Director or immediate family member did not personally work on ProAssurance’s audit during such three (3) year period.

•	If such Director or a member of his or her immediate family has served as an executive officer, director or trustee of a foundation, university or other non-profit entity during the past three (3) years, the total annual donations by ProAssurance to such entity constitute less than one percent (1%) of that organization’s total annual receipts during each fiscal year ended in such period (any matching of employee charitable contributions will not be included in the amount of ProAssurance’s contributions for this purpose).

•	If such Director or a member of his or her immediate family has served as an executive officer, partner or controlling shareholder of another company that has done business with ProAssurance during the past three (3) years (other than the purchase of insurance in the ordinary course of business or for personal needs), the sales to, or purchases from, ProAssurance were less than one percent (1%) of the annual revenues of such company during each fiscal year ended in such period.

Exhibit A-1

•	If during the past three (3) years such director or a member of his or her immediate family has served as an executive officer, partner or controlling shareholder of another company that has purchased insurance from the ProAssurance’s insurance subsidiaries in the ordinary course of business or if such director has purchased insurance from the ProAssurance’s insurance subsidiaries for personal needs of the director and his immediate family, the premiums paid to the ProAssurance’s insurance subsidiaries were less than $1,000,000 during each fiscal year ended in such period.

•	If such Director or a member of his or her immediate family has served as an executive officer, partner or controlling shareholder of another company that was indebted to ProAssurance, or to which ProAssurance was indebted during the past three (3) years, the total amount of either company’s indebtedness to the other is less than one percent (1%) of the total consolidated assets of such company during each fiscal year ended in such period.

•	During the past three (3) years, such Director, or an immediate family member of such Director, has not received more than $100,000 in any 12 month period as compensation, consulting, advisory or other fees from ProAssurance; provided that compensation received by a Director as director compensation shall be excluded from the foregoing limitation on the amount of compensation. For purposes of calculating the amount of compensation paid to a Director other than as director compensation, compensation payable in shares of ProAssurance’s stock shall be valued at the market price of a share on the date of grant and compensation for services in the current year will be included for such year whether or not receipt of such compensation is deferred.

•	During the past three (3) years, such Director has not been employed by any company where the chief executive officer or other executive officer of ProAssurance serves or served on the board of directors of such company.

•	During the past three (3) years, such Director has no immediate family member that has been employed by any company where the chief executive officer or other executive officer of ProAssurance serves or served on the board of directors of such company.

•	If such Director is otherwise eligible to be determined to be an independent director under the independence tests set forth in Section 303A.02 of the New York Stock Exchange Listed Company Manual.

Exhibit A-2

EXHIBIT B

PROASSURANCE CORPORATION
2008 ANNUAL INCENTIVE COMPENSATION PLAN

1.	PURPOSE.

The purpose of the annual incentive awards is to maximize the efficiency and effectiveness of Company’s operations by providing significant incentive compensation opportunities to selected key employees. The Plan is intended to:

•	attract, retain and motivate key employees;

•	relate compensation to performance;

•	shift a portion of compensation expense from fixed to variable form;

•	reinforce holding company and insurance company objectives for profitable growth and continuation of a sound overall financial and operating management.

The annual incentive awards assume a base salary program that is competitive in the market. Annual incentive award payments made under the Plan are in addition to base salary.

The Plan is designed to assure that amounts paid to certain executive officers of the Company will not fail to be deductible by the Company for federal income tax purposes because of the limitations imposed by Section 162(m).

2.	DEFINITIONS.

Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each comprehends the others.

(a) “Board” shall mean the Board of Directors of ProAssurance Corporation.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(c) “Committee” shall mean the Compensation Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors, each of whom is an “outside director” within the meaning of Section 162(m).

(d) “Company” shall mean ProAssurance Corporation and its subsidiaries.

(e) “Covered Employee” shall have the meaning set forth in Section 162(m).

(f) “Fair Market Value” on any date shall mean (i) if the Shares are actively traded on any national securities exchange or reported on NASDAQ/NMS on a basis which reports closing prices, the closing sales price of the Shares on the day the value is to be determined or, if such exchange was not open for trading on such date, the next preceding day on which it was open; (ii) if the Shares are not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Shares on the over-the-counter market on the day such value is to be determined, or in the absence of closing bids on such day, the closing bid on the next preceding day on which there were bids; or (iii) if the Shares also are not traded on the over-the-counter market, the Fair Market Value as determined in good faith by the Committee based on such relevant facts as may be available to the Committee, which may include opinions of independent experts, the price at which recent sales have been made, the book value of the Shares, and the Company’s current and future earnings.

(f) “Participant” shall mean those executive officers and other key employees of the Company who the Committee designates as participants under the Plan.

(g) “Plan” shall mean the ProAssurance Corporation Annual Incentive Plan (Adopted May   , 2008), as set forth herein and as may be amended from time to time.

Exhibit B-1

(h) “Section 162(m)” shall mean Section 162(m) of the Code.

(i) “Shares” shall mean shares of the common stock of the Company, par value $0.01 per share.

(j) “2 1/2 Month Period” shall mean as soon as practical after award amounts are no longer subject to a substantial risk of forfeiture, but in no event later than the 15th day of the third month following the end of ProAssurance Corporation’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture.

3.	ELIGIBILITY.

The Committee shall have the authority to make annual incentive awards to executive officers and key employees of the Company who are designated by the Committee in an applicable year and who are continuously employed by the Company from the date of designation by the Committee for the then current year through and including the date of payment of the annual incentive compensation for said year, if any. The level of incentive awards shall be based on the position and responsibilities of the key employee and the opportunity of such key employee to contribute to the Company’s profitability.

4.	ADMINISTRATION.

(a) Authority.  The Committee shall have the authority and discretion to:(i) designate Participants; (ii) establish performance objectives for the calendar year; (iii) establish the level of annual incentive compensation for Participants if the performance objectives are met or exceeded; (iv) certify whether established performance objectives have been obtained; (v) determine whether and to what extent annual incentive compensation may be settled in cash or Shares or a combination thereof; (vi) establish, adopt or revise any rules, guidelines or procedures as it may deem necessary or advisable to administer the Plan; and (viii) make all decisions and determinations that may be required under the Plan or as the Committee deems necessary to administer the Plan.

(b) Administration of the Plan.  The Committee shall administer and interpret the Plan, provided that, in no event shall the Plan be interpreted in a manner that would cause any amount payable under the Plan to any Covered Employee to fail to qualify as performance-based compensation under Section 162(m). Any determination made by the Committee under the Plan shall be final and conclusive.

(c) Third Party Advisors.  The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.

(d) Delegation.  The Committee may delegate to one or more of its members or to one or more officers of the Company or to one or more agents or advisors such administrative duties or powers as it may deem advisable. Except where delegation is not permitted by Section 162(m), the Committee may delegate authority for establishing performance goals and for the certification of the achievement of such goals for Participants who are not Covered Employees to the Chief Executive Officer of ProAssurance Corporation.

5.	ANNUAL INCENTIVE COMPENSATION.

(a) Performance Criteria.  Prior to March 31 of each year (or such earlier date as may be required or permitted under Section 162(m)), the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive annual incentive compensation for such year. Any such performance objectives will be based upon one or more of the following criteria as determined by the Committee, which

Exhibit B-2

performance objectives may be expressed in terms of Company-wide objectives, or in terms of objectives that relate to the performance of a subsidiary or a division, geographical region, department, or function within the Company:

(i)	profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures);

(ii)	earnings (earnings per share or other corporate earnings measures);

(iii)	net income (before or after taxes, operating income or other income measures);

(iv)	cash (cash flow, cash generation or other cash measures);

(v)	stock price or performance;

(vi)	total stockholder return (stock price appreciation divided by beginning share price);

(vii)	economic value added;

(viii)	return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity or sales);

(ix)	market share;

(x)	improvements on capital structure;

(xi)	combined ratio, operating ratio or any component thereof such as loss ratio, underwriting expense ratio, investment income ratio or a combination thereof;

(xii)	business expansion (acquisitions);

(xiii)	increase in book value;

(xiv)	premium revenue;

(xv)	investment income;

(xvi)	total revenue;

(xvii)	productivity measures;

(xviii)	cost reduction measures;

(xix)	strategic plan development and implementation; or

(xx)	any other reasonable criteria, which may include subjective criteria relating to individual performance;

provided that, the performance criteria for annual incentive compensation payable to Participants who the Committee believes are or will be Covered Employees shall be based on one or more of the criteria listed in (i) through (xix) above in order to qualify such compensation as performance based under Section 162(m).

Performance objectives with respect to the foregoing criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparative companies, or a published or special index or stock market index, that the Committee deems appropriate. Performance goals need not be based upon an increase in positive results under any of the performance criteria.

(b) Maximum Amount Payable.  If the Committee certifies that any of the performance objectives established for the relevant year under Section 5(a) has been satisfied, each Participant who is employed by the Company on the last day of the calendar year for which the annual incentive compensation is payable shall be entitled (subject to the provisions of Section 5(c) hereof) to receive annual incentive compensation of up to 200% of such Participant’s base salary, up to a maximum of $2,000,000. In the event a Participant terminates employment with the Company for any reason prior to the last day of the calendar year for which the annual incentive compensation is payable, the annual incentive compensation for said year will be forfeited.

Exhibit B-3

(c) Negative Discretion.  Notwithstanding anything else contained in Section 5(b) to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 5(b) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 5(b).

(d) Affirmative Discretion.  Notwithstanding any other provision in the Plan to the contrary, (i) the Committee shall have the right, in its discretion, to pay to any Participant who is not a Covered Employee an annual bonus for such year in an amount up to the maximum annual incentive compensation payable under Section 5(b), based on individual performance or any other criteria that the Committee deems appropriate and (ii) in connection with the hiring of any person who is or becomes a Covered Employee, the Committee may provide for minimum annual incentive compensation amount in any calendar year, regardless of whether performance objectives are attained.

6.	PAYMENT.

(a) Payment.  Annual incentive compensation shall be denominated in dollars and shall be payable in good funds, Shares or a combination thereof, as the Committee may determine. Annual incentive compensation payable in Shares will have a dollar value equal to the Fair Market Value on the date the Committee or the Board authorizes payment of the annual incentive compensation to the Participant.

The Company shall be authorized to use the shares of common stock of ProAssurance Corporation reserved for issuance under any equity incentive compensation plan of the Company that is then in effect and that has been, or may in the future be, approved by the stockholders of ProAssurance Corporation to the extent that the terms of such equity incentive plan permit the delivery of Shares to Participants as payment of annual incentive compensation under this Plan. The delivery of Shares to Participants as payment of annual incentive compensation hereunder shall be deemed to be awards or grants under any such equity compensation plan and the number of shares of common stock of ProAssurance Corporation available for awards or grants under any such plan shall be reduced by the number of Shares delivered to Participants as annual incentive compensation under this Plan. The Committee shall determine the source of the Shares available for delivery to Participants under this Plan at the time payment of the annual incentive compensation is approved by the Committee as provided in Section 6(b) below.

(b) General Timing of Payment.  Subject to Sections 6(c) and 6(d) below, and except as otherwise provided hereunder, payment of any annual incentive compensation under the Plan will be made as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained and determines the amount of any such compensation, but in no event later than the 2 1/2 Month Period.

(c) Deferral of Annual Incentive Compensation.  Each Participant who is entitled to participate in the Company’s Executive Nonqualified Excess Plan or other deferred compensation plan, may elect to defer payment of all or a portion of the annual incentive compensation in accordance with said plan.

(d) Delay of Payment.  Notwithstanding anything in the Plan to the contrary, the Committee may defer all or any portion of any payment of annual incentive compensation to be made hereunder beyond the 2 1/2 Month Period if the Committee determines that (i) it is administratively impracticable (determined in accordance with Code Section 409A) to make the payment within the 2 1/2 Month Period and as of the date upon which the legally binding right to the compensation arose, such impracticability was unforeseeable, and the payment is made as soon as is reasonably practicable, or (ii) making the payment within the 2 1/2 Month Period will jeopardize the ability of the Company to continue as a going concern and the payment is made as soon as the payment would no longer have such effect, or (iii) making the payment would be reasonably anticipated not to be permitted by the application of Section 162(m) and, as of the date the legally binding right to the payment arose, a reasonable person would not have anticipated the application of Section 162(m) at the time of payment, and the payment is made as soon as reasonably practicable following the first date on which the Committee anticipates or reasonably should anticipate that the payment is no longer restricted due to the application of Section 162(m).

Exhibit B-4

7.	GENERAL PROVISIONS.

(a) Effectiveness of the Plan.  The Plan shall be effective upon approval by the stockholders of ProAssurance Corporation and will apply to annual incentive compensation relating to calendar years beginning on or after December 31, 2008.

(b) Amendment and Termination.  The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however that, (i) except as set forth in (iii) below, no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant in respect of any calendar year that has already commenced, (ii) no amendment shall be effective without approval by the stockholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m), and (iii) subject to (ii) above, at any time the Committee determines that the Plan or any annual incentive compensation hereunder may be subject to Code Section 409A, the Committee shall have the right, in its sole discretion to amend the Plan as it may determine is necessary or desirable either for the Plan or awards to be exempt from the application of Section 409A or to satisfy the requirements of Section 409A, including by adding conditions with respect to the vesting and/or the payment of said compensation.

(c) No Right of Continued Employment.  Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company.

(d) Interpretation.  Notwithstanding anything else contained in this Plan to the contrary, to the extent required to so qualify any annual incentive compensation as performance based compensation within the meaning of Section 162(m)(4)(C), the Committee shall not be entitled to exercise any discretion otherwise authorized under this Plan (such as the right to pay annual incentive compensation without regard to the achievement of the relevant performance objectives) with respect to such award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation. It is intended that this Plan, as written and in operation, will be exempt from Code Section 409A; provided however, that if payments are deemed “nonqualified deferred compensation” under Code Section 409A, then payment will be made within the guidelines of Code Section 409A to the extent possible, and if a Participant is deemed to be a “specified employee” (within the meaning of Code Section 409A), then amounts payable under this Plan shall not be paid until the date that is six months after the date of the Participant’s separation from service (within the meaning of Code Section 409A), or the date on which such Participant dies, if earlier.

(e) No Limitation to Company Action.  Nothing in this Plan shall preclude the Committee or the Board, as each or either shall deem necessary or appropriate, from authorizing the payment to the eligible employees of compensation outside the parameters of the Plan, including, without limitation, base salaries, awards under any other plan of the Company (whether or not approved by stockholders), any other bonuses (whether or not based on the attainment of performance objectives) and retention or other special payments.

(f) Nonalienation of Benefits.  No Participant or beneficiary shall have the power or right to transfer, anticipate or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except that the obligations of the company under this Plan shall be binding upon (i) a corporation that acquires all or substantially all of the Company’s assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

(g) Withholding.  Any amount payable to a Participant or a beneficiary under this Plan shall be subject to any applicable federal, state and local income and employment taxes and any other amounts that the Company is required by law to deduct and withhold from such payment.

(h) Severability.  If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(i) Governing Law.  The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to the principles of conflict of laws.

(j) Headings.  Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.

Exhibit B-5

EXHIBIT C

PROASSURANCE CORPORATION
2008 EQUITY INCENTIVE PLAN

1. Purpose.  The purpose of the ProAssurance Corporation 2008 Equity Incentive Plan is to further corporate profitability and growth in share value of ProAssurance Corporation (the “Company”) by offering proprietary interests in the Company to those key officers, employees, consultants and directors who will be largely responsible for such growth, and to enhance the Company’s ability to recruit and retain qualified executives and key employees through long-term incentive compensation in the form of proprietary interests in the Company.

2.	Definitions.

“Award” shall mean any grant or award under the Plan.

“Award Notice” shall mean a document or other record, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Notices may be in the form of individual award notices, agreements or certificates or a program document describing the terms and provisions of Awards or series of Awards under the Plan. An Award Notice and the acceptance thereof by a Participant shall be in a written document unless the Committee, in its discretion, provides for the use of electronic, internet or other non-paper Award Notices, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

“Award Period” shall mean the period of one or more calendar years fixed by the Committee with respect to Awards of Performance Shares with the same Date of Grant (but no more than five years) commencing with each Date of Grant, except that the Award Period for a recently hired employee may be for such lesser period (but not less than one calendar year) as determined by the Committee.

“Beneficial Ownership” is used as such term is used within the meaning of Rule 13d-3 promulgated under the Exchange Act.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean (i) the Participant has been convicted in a federal or state court of a crime classified as a felony; (ii) action or inaction by the Participant (A) that constitutes embezzlement, theft, misappropriation or conversion of assets of the Company or a Subsidiary which, alone or together with related actions or inactions, involve assets of more than a de minimis amount, or that constitutes intentional fraud, gross malfeasance of duty, or grossly inappropriate conduct, and (B) such action or inaction has adversely affected or is likely to adversely affect the business of the Company and its Subsidiaries, taken as a whole, or has resulted or is intended to result in direct or indirect gain or personal enrichment of the Participant to the detriment of the Company and its Subsidiaries; or (iii) the Participant has been grossly inattentive to, or in a grossly negligent manner failed to competently perform, Participant’s job duties and the failure was not cured within 45 days after written notice from the Company.

“Change in Control” shall mean the occurrence of any one of the following events during the term of this Agreement: (i) an acquisition of the voting securities of the Company by any person, entity or group, immediately after which such person, entity or group has Beneficial Ownership of more than 50.1% of the combined voting power of the Company’s then outstanding voting securities; (ii) a merger, consolidation or reorganization involving the Company in which an entity other than the Company is the surviving entity or in which the Company is the surviving entity and the stockholders of the Company immediately preceding such transaction will own less than 50.1% of the outstanding voting securities of the surviving entity; (iii) the sale or other disposition of substantially all of the assets of the Company (as defined in the regulations under Section 409A of the Code) and the Company ceases to function on a going forward basis as an insurance holding company system that provides medical professional liability insurance; or (iv) any other event or transaction that is declared by resolution of the Board to constitute a Change in Control for purposes of the Plan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

Exhibit C-1

“Committee” shall mean the Compensation Committee of the Board (or such other committee of the Board that the Board shall designate from time to time) or any subcommittee thereof comprised of two or more directors each of whom shall be determined by the Board to be independent in accordance with the requirements of the New York Stock Exchange and shall be an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” within the meaning of Rule 16b-3, as promulgated under Section 16 of the Exchange Act.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

“Company” shall mean ProAssurance Corporation, a Delaware corporation.

“Consultant” shall mean any natural person engaged by the Company to provide services as a consultant or advisor, if such consultant or advisor provides bona fide services to the Company that are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

“Date of Grant” shall mean with respect to an Award under the Plan (other than Performance Shares) the date specified by the Board or if no date of grant is specified, the date that the Board or the Committee takes action or is deemed to take action to grant such Award; and with respect to an Award of Performance Shares shall mean as of January 1 of the year in which such Award is made.

“Director” shall mean a person who is elected and is currently serving as a member of the Board of Directors of the Company or a Subsidiary.

“Disability” shall mean a serious injury or illness that requires the Participant to be under the regular care of a licensed medical physician and renders the Participant incapable of performing the essential functions of the Participant’s position for 12 months as determined by the Board in good faith and upon receipt of and in reliance on competent medical advice from one or more individuals selected by the Board, who are qualified to give professional medical advice.

“Employee” shall mean any natural person (including any officer) employed by the Company or a Subsidiary in a continuous and regular salaried employment relationship, which shall include (unless the Committee otherwise determines) periods of vacation, approved leaves of absence, and any salary continuation or severance pay period.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any date shall mean (i) if the Shares are actively traded on any national securities exchange or reported on NASDAQ/NMS on a basis which reports closing prices, the closing sales price of the Shares on the day the value is to be determined or, if such exchange was not open for trading on such date, the next preceding day on which it was open; (ii) if the Shares are not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Shares on the over-the-counter market on the day such value is to be determined, or in the absence of closing bids on such day, the closing bid on the next preceding day on which there were bids; or (iii) if the Shares also are not traded on the over-the-counter market, the Fair Market Value as determined in good faith by the Committee based on such relevant facts as may be available to the Committee, which may include opinions of independent experts, the price at which recent sales have been made, the book value of the Shares, and the Company’s current and future earnings.

“Freestanding SAR” means an SAR that is granted independently of any Options as described in Section 8 herein.

“Good Reason” (or a similar term denoting constructive termination) has the meaning, if any, assigned such term in the employment, severance or similar agreement, if any, between a Participant and the Company or a Subsidiary; provided, however, that if there is no such employment, severance or similar agreement in which such term is defined, “Good Reason” shall have the meaning, if any, given such term in the applicable Award Notice. If not defined in any such document, the term “Good Reason” as used herein shall not apply to a particular Award.

Exhibit C-2

“Incentive Stock Option” shall mean an Option which is intended to meet the requirements of Section 422 of the Code.

“Interim Period” shall mean a period of calendar years chosen by the Committee commencing with any Date of Grant, which period is less than the Award Period commencing on the Date of Grant.

“Nonstatutory Stock Option” shall mean an Option which is not intended to be an Incentive Stock Option.

“Normal Retirement” shall mean retirement at or after the Participant reaches the later of either (i) sixty (60) years of age or (ii) the earliest age at which the Participant may retire and receive a retirement benefit without penalty under any qualified retirement plan maintained by the Company or any of its Subsidiaries in which such Participant participates.

“Option” shall mean the right to purchase the number of shares of Common Stock specified by the Committee, at a price and for the term fixed by the Committee granted in accordance with Section 7 hereof and subject to any other limitations and restrictions imposed by the Plan or the Committee.

“Other Stock-Based Awards” shall mean an Award granted under Section 10 hereof.

“Participant” shall mean an Employee, Consultant or Director who is selected by the Committee to receive an Award under the Plan as herein provided.

“Performance Share” shall mean the equivalent of one share of Common Stock granted under Section 6 which becomes vested and nonforfeitable upon the attainment, in whole or in part, of performance objectives determined by the Committee. References to Performance Shares shall include Qualified Performance Shares where no distinction is required.

“Plan” shall mean the ProAssurance Corporation 2008 Equity Incentive Plan as set forth herein and as may be amended from time to time.

“Qualified Business Measures” means one or more of the performance criteria listed in Section 6(b) hereof upon which performance goals for Qualified Performance Shares may be established by the Committee.

“Qualified Performance Shares” means an Award of Performance Shares that is intended to qualify under Section 162(m) and is made subject to performance goals based upon Qualified Business Measures.

“Restricted Period” shall mean the period during which the transfer of Restricted Stock or Restricted Units is limited in some way (based upon the passage of time, the achievement of performance objectives, or the occurrence of other events as determined by the Committee) and the Restricted Stock or Restricted Units are subject to a substantial risk of forfeiture.

“Restricted Stock” shall mean any Award of Common Stock granted under Section 9 which becomes vested and nonforfeitable, in whole or in part, upon the satisfaction of such conditions as shall be determined by the Committee.

“Restricted Unit” shall mean any Award of a contractual right granted under Section 9 to receive Common Stock (or, at the discretion of the Committee, cash based on the Fair Market Value of a Share of the Common Stock) which becomes vested and nonforfeitable, in whole or in part, upon the satisfaction of such conditions as shall be determined by the Committee.

“Section 16 Reporting Person” shall mean any person who is an officer or director of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Section 162(m)” shall mean Code Section 162(m).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shares” shall mean shares of the Common Stock of the Company reserved under Section 4 hereof for Awards under the Plan, or such other securities as may become subject to Awards pursuant to an adjustment pursuant to Section 13 of the Plan.

Exhibit C-3

“Stock Appreciation Right” or “SAR” shall mean any Award of a contractual right granted under Section 8 to receive cash, Common Stock or a combination thereof.

“Subsidiary” shall mean any corporation of which the Company possesses directly or indirectly eighty percent (80%) or more of the total combined voting power of all classes of stock of such corporation and any other business organization, regardless of form, in which the Company possesses directly or indirectly eighty percent (80%) or more of the total combined equity interests in such organization.

“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Section 8 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the related Option, the Tandem SAR shall be similarly cancelled).

“Termination” shall mean the end of a Participant’s relationship with the Company or a Subsidiary as an Employee, Consultant or Director if at such time the Participant has no other relationship as an Employee, Consultant or Director of the Company or a Subsidiary.

“2 1/2 Month Period” shall mean the period ending on the later of either the 15th day of the third month following the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture or the 15th day of the third month following the end of the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture; Performance Shares, if earned, shall be considered no longer subject to a risk of forfeiture on the last day of the Award Period or Interim Period for which they are earned.

3.	Administration of the Plan.

The Plan shall be administered by the Committee which, subject to the provisions of the Plan, shall have the authority

(a) to select the Participants in the Plan;

(b) to determine the Awards to be made to each Participant selected to participate in the Plan;

(c) to determine the conditions subject to which Awards will become payable under the Plan;

(d) to determine whether and to what extent and under what circumstances an Award may be settled in, or the exercise price may be paid in cash, Common Stock, other Awards, or other property;

(e) to prescribe the form of each Award Notice, which need not be identical for each Participant;

(f) to make all decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(g) to amend the Plan or any Award Notice as provided herein.

The Committee shall have full power to administer and interpret the Plan and to adopt such rules, regulations, guidelines and procedures consistent with the terms of the Plan as the Committee deems necessary or advisable in order to carry out the provisions of the Plan. Except as otherwise provided in the Plan, the Committee’s interpretation and construction of the Plan and its determination of any conditions applicable to Awards or the granting of Awards to specific Participants shall be conclusive and binding on all Participants.

The Committee may delegate to one or more of its members or to one or more officers of the Company or a Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) to render advice with respect to any responsibility the Committee or such individuals may have under the Plan, and may rely upon any opinion received from any such counsel, consultant or agent and any computation received from any such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.

Exhibit C-4

Each Award shall be evidenced by an Award Notice.  Each Award Notice shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

4.	Maximum Amount of Shares Available for Awards.

(a) Maximum Number of Shares.  The number of Shares that may be distributed as Awards under the Plan shall be a total of 3,000,000 shares of Common Stock subject to adjustment under Section 13 of the Plan. Notwithstanding the foregoing, but subject to the provisions of Section 13, the maximum number of Shares which may be subject to Awards granted to a Participant in any calendar year shall be 300,000 shares of Common Stock.

(b) Shares Available for Issuance.  Shares may be made available from the authorized but unissued shares of Common Stock, from shares of Common Stock held in the Company’s treasury and not reserved for another purpose, or from shares of Common Stock purchased on the open market. If any Award is payable solely in cash, no shares shall be deducted from the number of shares available for issuance under Section 4(a) by reason of such Award except in the case of the exercise of a Stock Appreciation Right. If any Award in respect of Shares is canceled or forfeited for any reason without delivery of the Shares (with the exception of the termination of a Tandem SAR upon exercise of the related Option or the termination of the related Option upon exercise of the corresponding Tandem SAR), the Shares subject to such Award shall thereafter again be available for an Award pursuant to the Plan. Whenever Shares are received by the Company in connection with the exercise of or payment for any Award granted under the Plan, only the net number of shares actually issued shall be counted against the limit in Section 4(a) hereof and the Shares not issued shall be treated in the same manner as Shares subject to cancelled or forfeited Awards.

5.	Eligibility and Participation.

(a) Eligibility.  Persons eligible to participate in this Plan include all Employees, Consultants and Directors; provided that Directors and Consultants shall not be eligible to receive Performance Shares under the Plan.

(b) Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Consultants and Directors, Participants to whom Awards shall be granted and shall determine the nature of such Awards. Selection of Participants may be made individually or by group or class of similarly situated persons who are eligible to participate in the Plan. The Committee shall select Participants, who in the judgment of the Committee, have a opportunity to influence the long-term profitability of the Company.

6.	Performance Shares.

(a) Performance Share Awards.  The Committee shall have the authority to grant Awards of Performance Shares to Employees on such terms and conditions as may be determined by the Committee. Performance Shares shall be deemed to be received by an Employee as of the Date of Grant in the year the related Performance Share Award is granted. At the time of grant of each Performance Share Award, the Committee shall decide the Award Period and whether there will be an Interim Period. Any Employee may be granted more than one Performance Share Award under the Plan.

No Participant shall be entitled to receive any dividends or dividend equivalents on Performance Shares; with respect to any Performance Shares, no Participant shall have any voting or any other rights of a Company stockholder; and no Participant shall have any interest in or right to receive any Shares prior to the time the Committee determines the form of payment of Performance Shares pursuant to this Section 6.

The Committee may establish performance goals for Performance Shares which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, a Subsidiary or a division, region, department or function within the Company or a Subsidiary and may relate to relative performance as compared to an outside reference or peer group. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or

Exhibit C-5

transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in an amount determined by the Committee. The foregoing two sentences shall not apply with respect to Awards designated as Qualified Performance Shares as provided in Section 6(b) below if the recipient of such Award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Shares are expected to be paid.

(b) Qualified Performance Shares.  The Committee may designate an Award of Performance Shares as Qualified Performance Shares based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify as performance based compensation under Section 162(m). If an Award is so designated, the Committee shall establish performance goals for such Performance Shares within the time period prescribed by Section 162(m), based on one or more of the following Qualified Business Measures, which performance goals may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a Subsidiary or a division, region, department or function within the Company or a Subsidiary:

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (earnings per share or other corporate earnings measures)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Total stockholder return (stock price appreciation divided by beginning share price)

•	Economic value added

•	Return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales)

•	Market share

•	Improvements in capital structure

•	Combined ratio, operating ratio or any component thereof such as loss ratio, underwriting expense ratio, investment income ratio or a combination thereof

•	Business expansion (acquisitions)

•	Increase in book value

•	Premium Revenue

•	Total Revenue

•	Investment Income

•	Cost reduction measures

•	Strategic plan development and implementation

Performance goals with respect to the foregoing Qualified Business Measures may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to the performance of a group of comparator companies, or a published or special index, or a stock market index, that the Committee deems appropriate. Any member of a comparator group or index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance goals need not be based

Exhibit C-6

upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

The Committee may provide in any Award of Performance shares that any evaluation of performance may include or exclude any of the following described events that occur during an Award Period: (i) changes in capital structure as described in Section 13 hereof; (ii) the effect of changes in tax laws, accounting principles or other laws and provisions affecting reported results; or (iii) acquisitions or divestitures. To the extent such inclusions and exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility

Qualified Performance Shares shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Measures, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. Any payment of Qualified Performance Shares shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. No Qualified Performance Shares held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to Qualified Performance Shares, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Measures or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance Shares to cease to qualify as performance based compensation under Section 162(m). The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

Section 4 sets forth the maximum number of Shares that may be granted in any one-year period to a Participant in Qualified Performance Shares.

(c) Payment of Performance Share Awards.  Each Participant who is granted an Award of Performance Shares shall be entitled to payment of the Award if and after the Committee has determined that the conditions for payment of the Award set by the Committee have been satisfied during the Award Period. If the Committee determines that there shall be an Interim Period for the Award to any Participant, each such Participant granted a Performance Share Award with an Interim Period shall be entitled to partial payment on account thereof as of the close of the Interim Period, but only if and after the Committee has determined that the conditions for partial payment of the Award set by the Committee have been satisfied. Performance Shares paid to a Participant for an Interim Period may be retained by the Participant and shall not be repaid to the Company, notwithstanding that based on the conditions set for payment at the end of the Award Period such Participant would not have been entitled to payment of some or any of the Award. Any Performance Shares paid to a Participant for the Interim Period during an Award Period shall be deducted from the Performance Shares to which such Participant is entitled at the end of the Award Period.

Unless otherwise directed by the Committee, payment of Awards of Performance Shares shall be made, as promptly as possible, by the Company after the determination by the Committee that payment has been earned, but in no event later than the end of the 2 1/2 Month Period. Unless otherwise directed by the Committee, all payments on Awards of Performance Shares to Participants shall be made partly in Shares and partly in cash, with the cash portion being approximately equal to the amount of federal, state, and local taxes which the Participant’s employer is required to withhold on account of such payment. There shall be deducted from the cash portion of all Performance Share Award payments all taxes to be withheld with respect to such Awards.

For payment of each Performance Share Award, the number of Shares to be distributed to the Participant shall equal the Fair Market Value of the total Performance Shares determined by the Committee to have been earned by the Participant less the portion of the Award that was paid in cash, divided by the Fair Market Value of a Performance Share. Unless otherwise provided in Sections 6(c), (d), (e) or (h) below, the Fair Market Value shall be determined on the date the Committee authorizes payment of the Performance Share Award.

Exhibit C-7

(d) Termination Upon Death or Disability.  Upon Termination by reason of death or Disability of a Participant prior to the close of an Award Period, outstanding Awards of Performance Shares shall be deemed to be earned at the target level and payment of such Performance Shares shall be made as promptly as possible after death or the date of the determination of Disability, but in no event later than the end of the 2 1/2 Month Period. For purposes of this Section 6(d), the Fair Market Value of the Shares shall be determined as of the date of death or the date of the determination of Disability.

(e) Termination Upon Retirement or for Good Reason.  Upon Termination of a Participant , prior to the close of an Award Period, by reason of his or her (i) Normal Retirement, or (ii) early retirement before the Normal Retirement age with the consent of the Committee, or (iii) resignation for Good Reason, then, unless the Committee shall otherwise determine, payment of such Performance Shares shall be made as promptly as possible after such Termination but no later than the end of the 2 1/2 Month Period, and the number of Performance Shares for each Award to be paid shall be computed by (x) determining the number of Performance Shares that would have been paid if the subject Award Period had ended on the December 31 immediately preceding the date of Termination (based on the conditions set by the Committee for payment of Performance Share Awards for the subject Award Period); (y) multiplying the number determined pursuant to clause (x) by a fraction, the numerator of which is the number of months during the subject Award Period that the Participant was an active Employee, and the denominator of which is the number of months in the Award Period; and (z) reducing the resulting product by any Performance Shares for which payment has been made with respect to any Interim Period during such Award Period. For purposes of this Section 6(e), the Fair Market Value of the Shares shall be determined as of the date of Termination. Notwithstanding the foregoing, any Performance Shares awarded in the same year that Termination occurs for the reasons herein set forth shall be automatically cancelled and all rights of Participant with respect to such cancelled Performance Shares shall forthwith terminate.

(f) Voluntary Termination or Discharge.  Upon Termination, prior to the close of an Award Period and there is no payment due to the Participant under Sections 6(d) or 6(e), or Section 11 hereof, all of such Participant’s outstanding Performance Shares shall automatically be cancelled and all rights of the Participant with respect to such cancelled Performance Shares shall forthwith terminate.

(g) Interpretation.  Any Plan provision to the contrary notwithstanding, if any Award of Performance Shares is intended, at the time of grant, to be Qualified Performance Shares, to the extent required to so qualify any Award hereunder, the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan with respect to such Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as performance-based compensation within the meaning of Section 162(m)4)(C) of the Code.

7.	Stock Options.

(a) Grant.  Subject to the provisions of the Plan, the Committee shall have the authority to grant Awards of Options to Participants and to determine (i) the number of shares to be covered by each Option, (ii) the exercise price therefor and (iii) the conditions and limitations applicable to the exercise of the Option. The Committee shall have the authority to grant Incentive Stock Options and Nonqualified Stock Options; provided that Incentive Stock Options may not be granted to any Participant who is not an Employee at the time of grant. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with Section 422 of the Code.

(b) Option Price.  The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the Fair Market Value of a Share at the Date of Grant.

(c) Exercise.  Each Option may be exercised at such times and subject to such terms and conditions as the Committee may specify on Date of Grant or thereafter; provided, however, that if the Committee does not establish a different exercise schedule at or after the Date of Grant of an Option, such Option shall become exercisable in five (5) equal installments on each of the first five anniversaries of the Date of Grant of the Option. The Committee may impose such conditions with respect to the exercise of Options as it shall deem appropriate, including, without limitation, any conditions relating to the application of federal or state securities laws; provided that Options shall not be exercisable after the expiration of ten years from the Date of Grant.

Exhibit C-8

An Option shall be exercised by (i) notice of exercise with respect to a specified number of Shares to be delivered in such form and in such manner as may be directed by the Committee, and (ii) payment to the Company of the exercise price for such number of Shares as herein provided; provided that in the absence of direction by the Committee the notice of exercise shall be in writing and delivered to the Secretary of the Company at the principal office. The date of exercise shall be as determined by the Committee; provided that in the absence of a determination by the Committee the date of exercise shall be the date the notice of exercise is received in the form required herein.

The exercise price is to be paid in full in cash upon the exercise of the Option and the Company shall not be required to deliver the Shares purchased until such payment has been made; provided, however, that in lieu of cash, all or any portion of the exercise price may be paid by exchanging shares of Common Stock owned by the Participant (which are not the subject of any pledge or security interest), or by authorization to the Company to withhold Shares otherwise issuable upon exercise of the Option, in each case to be credited against the exercise price at the Fair Market Value of such shares on the date of exercise. No fractional shares may be so transferred in payment of the exercise price, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of Shares transferred over the aggregate exercise price.

In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company in cash the full amount of any federal, state, and local income, employment, or other withholding taxes applicable to the taxable income of such Participant resulting from such exercise; provided, however, that in the discretion of the Committee, all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Participant as a result of such exercise, may, upon the irrevocable election of the Participant, be paid by exchanging whole shares of Common Stock duly endorsed for transfer and owned by the Participant, or by authorization to the Company to withhold Shares otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid.

(d) Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted as an Award under this Section 7 as it may deem advisable, including without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to the Shares.

(e) Termination on Death or Disability.  In the event of Termination of a Participant by reason of his or her death or Disability, then, unless the Committee shall otherwise determine at or after the Date of Grant, all Options held by such Participant at the time of such Termination shall be fully exercisable, and such Participant (or the Participant’s beneficiary or legal representative) may exercise any of such Options for a period of 180 days after the date of Termination (or such greater or lesser period as the Committee shall determine at or after the Date of Grant), but in no event after the date the Option otherwise expires. .

(f) Termination on Retirement or Good Reason.  In the event of Termination of a Participant by reason of his or her (i) Normal Retirement, or (ii) early retirement before the Normal Retirement age with the consent of the Committee, or (iii) resignation for Good Reason, then, unless the Committee shall otherwise determine at or after the Date of Grant, all Options held by such Participant at the time of such Termination shall be fully exercisable, and such Participant may exercise any of such Options for a period of 180 days after the date of Termination (or such greater or lesser period as the Committee shall determine at or after the Date of Grant), but in no event after the date the Option otherwise expires.

(g) Other Termination.  In the event of Termination of a Participant for any reason other than those described in Sections 7(e) and 7(f) above, then, unless the Committee shall otherwise determine at or after the Date of Grant, all vested and unvested Options then held by such Participant, whether or not exercisable at the time of such Termination, shall be automatically cancelled and all rights of the Participant with respect to such cancelled Options shall forthwith terminate.

Exhibit C-9

(h) Nontransferability of Options.  No Incentive Stock Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Incentive Stock Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

No Nonqualified Stock Option granted under the Plan may be sold, transferred, pledged, or assigned, or otherwise alienated or hypothecated by a Participant, other than by will or by the laws of descent and distribution, and except that the Committee, in its discretion, may provide in an Award Notice that a Nonqualified Stock Option (i) may be transferred by a Participant to members of such Participant’s immediate family, trusts for the benefit of such family members and/or partnerships or limited liability companies whose partners or members are such family members, but such transferees may not transfer such Nonqualified Stock Options to third parties, (ii) shall be subject to all other conditions and restrictions applicable to Options granted under the Plan prior to such transfer and (iii) shall set forth the restrictions on transfer described in (i) and (ii) above, as well as any other restriction necessary to render the Options not subject to being transferred in accordance with this Section 7(f) to be exempt pursuant to Rule 16b-3 of the Exchange Act; provided, however, that if Rule 16b-3, or any comparable rule, as then in effect and applicable to the Company, were to provide that transfers of the type described in (i), (ii) and (iii) above shall result in the Nonqualified Stock Options or the Plan being disqualified from the exception afforded by Rule 16b-3, then such transfers shall be prohibited under the Plan.

8.	Stock Appreciation Rights.

(a) Grant of Stock Appreciation Rights.  Subject to the provisions of the Plan, the Committee may grant Awards of Stock Appreciation Rights to Participants at such times and in such amounts and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. The Committee may grant Awards of Freestanding SARS or Tandem SARS or any combination thereof. Tandem SARS may be granted either at the same time the Option is granted or at a later time. Freestanding SARS shall have a base price that is not less than 100% of the Fair Market Value of a share of Common Stock on Date of Grant. Tandem SARS shall have a base price equal to the option price of the Related Option.

(b) Exercise of Stock Appreciation Rights.  A Stock Appreciation Right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the base price thereof. Each Stock Appreciation Right may be exercised at such times and subject to such terms and conditions as the Committee may prescribe on the Date of Grant or thereafter; provided, however, that Tandem SARS shall be exercisable only at the same time or times as the related Option is exercisable upon surrender of the right to exercise the equivalent number of Shares subject to the related Option; and provided further that unless the Committee shall establish a different exercise schedule at or after the Date of Grant, Freestanding SARS shall become exercisable in five (5) equal installments on each of the first five (5) anniversaries of the Date of Grant. Stock Appreciation Rights shall not be exercisable after the expiration of ten years from the date of grant.

A Stock Appreciation Right shall be exercised by (i) notice of exercise with respect to the specified number of Stock Appreciation Rights to be delivered in such form and in such manner as may be directed by the Committee at or after the Date of Grant; provided that in the absence of direction by the Committee, the notice of exercise shall be in writing and delivered to the Secretary of the Company at its principal office. The date of exercise shall be at such time as may be determined by the Committee; provided that in the absence of a determination by the Committee, the date of exercise shall be the date the notice is received by the Company in the form required herein. The Committee shall determine at or after the Date of Grant whether a Stock Appreciation Right shall be settled in cash, Shares, or a combination of cash and Shares. At the time of exercise of a Stock Appreciation Right, the Participant shall pay to the Company in cash the full amount of any federal, state and local income, employment or other withholding taxes applicable to the taxable income of the Participant resulting from such exercise; provided that in the discretion of the Committee, the amount of taxes to be paid by the Participant may be withheld from the cash payment due to Participant on exercise or at the irrevocable election of Participant, the taxes to be paid by Participant may be paid by authorization to the Company to withhold Shares otherwise issuable upon the exercise of the Stock Appreciation Right having a Fair Market Value on the date of exercise equal to the amount of the taxes thereby being paid.

Exhibit C-10

(c) Termination on Death or Disability.  In the event of Termination of a Participant by reason of his or her death or Disability, then, unless the Committee shall otherwise determine at or after the Date of Grant, all SARs held by such Participant at the time of such Termination shall be fully exercisable, and such Participant (or the Participant’s beneficiary or legal representative) may exercise any of such SARs for a period of 180 days after the date of Termination (or such greater or lesser period as the Committee shall determine at or after the Date of Grant), but in no event after the date the SAR otherwise expires. .

(d) Termination on Retirement or Good Reason.  In the event of Termination of a Participant by reason of his or her (i) Normal Retirement, or (ii) early retirement before the Normal Retirement age with the consent of the Committee, or (iii) resignation for Good Reason, then, unless the Committee shall otherwise determine at or after the Date of Grant, all SARs held by such Participant at the time of such Termination shall be fully exercisable, and such Participant may exercise any such SARs for a period of 180 days after the date of Termination (or such greater or lesser period as the Committee shall determine at or after the Date of Grant), but in no event after the date the SAR otherwise expires.

(e) Other Termination.  In the event of Termination of a Participant for any reason other than those described in Sections 7(e) and 7(f) above, then, unless the Committee shall otherwise determine at or after the Date of Grant, all vested and unvested SARs then held by such Participant, whether or not exercisable at the time of such Termination, shall be automatically cancelled and all rights of the Participant with respect to such cancelled SARs shall forthwith terminate.

(f) Nontransferability of Stock Appreciation Rights.  Except as otherwise determined by the Committee, no Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, except that the Committee, in its discretion, may provide in an Award Notice that a Stock Appreciation Right (i) may be transferred by a Participant to members of such Participant’s immediate family, trusts for the benefit of such family members and/or partnerships or limited liability companies whose partners or members are such family members, but such transferees may not transfer such Stock Appreciation Rights to third parties, (ii) shall be subject to all other conditions and restrictions applicable to Stock Appreciation Rights granted under the Plan prior to such transfer and (iii) shall set forth the restrictions on transfer described in (i) and (ii) above, as well as any other restriction necessary to render the Stock Appreciation Rights not being transferred pursuant to this Section 8(d) to be exempt pursuant to Rule 16b-3 of the Exchange Act; provided, however, that if Rule 16b-3 or any comparable rule, as then in effect and applicable to the Company, were to provide that transfers of the type described in (i), (ii) and (iii) above shall result in the Stock Appreciation Rights or the Plan being disqualified from the exception afforded by Rule 16b-3, then such transfers shall be prohibited under the Plan. Further, except as otherwise provided in a Participant’s Award Agreement, all Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

9.	Restricted Stock and Restricted Units.

(a) Grant of Restricted Stock or Restricted Units.  Subject to the provisions of the Plan, the Committee may grant Awards of Restricted Stock or Restricted Units to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine. Each grant of Restricted Stock or Restricted Units shall be evidenced by an Award Notice setting forth the terms, conditions and restrictions applicable to the Award. Unless the Committee provides otherwise at or after the Date of Grant, any shares of Restricted Stock so granted shall be held in the custody of the Company, as provided in Section 9(d) in certificated or book entry form until the Restricted Period lapses, and, as a condition to the grant of any Award of shares of Restricted Stock, the Participant shall have delivered to the Secretary of the Company a certificate or stock power, endorsed in blank, relating to the Shares covered by such Award.

(b) Termination.  Unless the Committee otherwise determines at or after the Date of Grant, the rights of a Participant with respect to an Award of Restricted Stock or Restricted Units outstanding at the time of the Participant’s Termination shall be determined under this Section 9(b). Upon Termination due to the Participant’s (i) death, (ii) Disability, (iii) early retirement with the consent of the Committee, (iv) Normal Retirement, or (v) resignation for Good Reason, any restrictions on an Award of Restricted Stock or Restricted Units shall lapse.

Exhibit C-11

Unless the Committee otherwise determines, any portion of any Restricted Stock or Restricted Unit Award as to which the Restricted Period has not lapsed at the date of a Participant’s Termination for any reason not described in the preceding sentence shall be forfeited as of such date.

(c) Payment of Shares.  Payment for Restricted Stock shall be made by the Company in Shares. Payment for Restricted Stock Units shall be made by the Company in Shares, cash or in any combination thereof, as determined by the Committee.

(d) Restricted Period; Restrictions on Transferability during Restricted Period.  Restricted Stock or Restricted Units may not be sold, assigned, pledged or otherwise encumbered, except as herein provided, during the Restricted Period. Unless otherwise determined by the Committee at or after the Date of Grant, the Restricted Period applicable to any Award of Restricted Stock or Restricted Units shall lapse, and the Shares related to such Award shall become transferable, as to an equal amount of shares of Restricted Stock or Restricted Units on each of the first five (5) anniversaries of the Date of Grant. Any certificates issued during the Restricted Period in respect of Restricted Stock shall be registered in the name of the participant and deposited by such Participant with the Company, and Shares issued in book entry form during the Restricted Period in respect to Restricted Stock shall be held for the account of the Participant in an account maintained by a custodian controlled by the Company. Upon the expiration or termination of the Restricted Period and the satisfaction (as determined by the Committee) of any other conditions established by the Committee, the restrictions applicable to the Restricted Stock or Restricted Units shall lapse. The Shares issued in respect to Restricted Stock or Restricted Units as to which the restrictions have lapsed shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be, in certificated or book entry form, free of all such restrictions, except any that may be imposed by law. No payment will be required to be made by the Participant upon the delivery of such Shares, except as otherwise provided in Section 9(a). At or after the date of grant, the Committee may accelerate the vesting of any Award of Restricted Stock or Restricted Units or waive any conditions to the vesting of any such Award.

(e) Rights as a Stockholder; Dividend Equivalents.  Unless otherwise determined by the Committee at or after the Date of Grant, Participants granted shares of Restricted Stock shall be entitled to receive, either currently or at a future date, as specified by the Committee, all dividends and other distributions paid with respect to such Shares, provided that if any such dividends or distributions are paid in Shares or other property (other than cash), such Shares and other property shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares of Restricted Stock with respect to which they were paid.

The Committee will determine whether and to what extent to credit to the account of, or to pay currently to, each recipient of Restricted Units, an amount equal to any dividends paid by the Company during the Restricted Period with respect to the corresponding number of shares of Common Stock (“Dividend Equivalents”). To the extent provided by the Committee at or after the Date of Grant, any Dividend Equivalents with respect to cash dividends on the Common Stock credited to a Participant’s account shall be deemed to have been invested in shares of Common Stock on the record date established for the related dividend and a number of additional Restricted Units shall be credited to such Participant’s account equal to the greatest whole number which may be obtained by dividing (x) the value of such Dividend Equivalent on the record date by (y) the Fair Market Value of a share of Common Stock on such date.

10.	Other Stock-Based Awards.

The Committee is authorized to grant to Participants Other Stock-Based Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Other Stock-Based Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 10 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, other property, or any combination of the foregoing, as the Committee shall determine and shall provide in the Award Notice.

Exhibit C-12

11. Change in Control.  The provisions of this Section 11 shall apply in the case of a Change in Control, unless otherwise provided in the Award Notice or separate agreement with a Participant governing an Award.

(a) Acceleration of Awards.  Upon the occurrence of a Change in Control, (i) outstanding Options and Stock Appreciation Rights shall become fully exercisable, and (ii) time-based vesting restrictions on outstanding Awards shall lapse, and (iii) outstanding Performance Shares shall be deemed to be earned at the target level and, subject to Section 14(c) hereof, shall be paid to Participants within thirty (30) days following the Change in Control (or, if later, the first date that such payment may be made without causing a violation of Section 409A of the Code). Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Notice unless the Committee, in its discretion, provides upon acceleration of an Award under this Section 11 (I) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (II) that the Award will be settled in cash rather than Shares, (III) that the Award will be assumed by the surviving entity or otherwise be equitably converted or substituted in connection with such transaction as provided in Section 11(b) below, (IV) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Shares, as of a specified date associated with the transaction, over the exercise price of the Award, or (V) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

(b) Awards Assumed or Substituted in a Change of Control.  Upon the occurrence of a Change in Control, any Awards (other than Performance Shares) may be assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board. With respect to Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change in Control, (i) all of that Participant’s outstanding Options and Stock Appreciation Rights shall become fully exercisable, and (ii) all time-based vesting restrictions on his or her outstanding Awards shall lapse. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Notice. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

12.	Term of the Plan.

(a) Effective Date.  The Plan shall be effective as of the date it is approved by the stockholders of the Company (“Effective Date”).

(b) Termination of the Plan.  The Plan shall terminate on the tenth anniversary of the Effective Date unless sooner terminated as provided herein. The termination of the Plan on such date shall not effect the validity of any Award outstanding on date of termination of the Plan, and any such outstanding Award shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the Effective Date.

13.	Changes in Capital Structure.

(a) Mandatory Adjustments.  In the event of a corporate transaction between the Company and its stockholders that causes the per-share value of the Shares to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise of base price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding Shares (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 4 shall automatically be adjusted proportionately, and the

Exhibit C-13

Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefore.

(b) Discretionary Adjustments.  Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 13(a) above), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction in accordance with Section 11(b), (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Shares will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

(c) General.  Any discretionary adjustments made pursuant to this Section 13 shall be subject to the provisions of Section 14(l) hereof. To the extent that any adjustments made pursuant to this Section 13 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

14.	General Provisions.

(a) Withholding.  The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under the Plan or otherwise) any taxes required by law to be withheld in respect of Awards under the Plan. In the case of any Award satisfied in the form of Common Stock, no Shares shall be issued unless and until arrangements shall have been made to satisfy any withholding tax obligations applicable with respect to such Award in accordance with the Plan and otherwise satisfactory to the Committee. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, shares of Common Stock (including Shares issuable pursuant to an Award) to satisfy, in whole or in part, the amount required to be withheld.

(b) Award Notices.  Each Award hereunder shall be evidenced in an Award Notice. The Award Notice shall be delivered to the Participant and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto.

(c) Compliance with Code Section 409A.  It is intended that this Plan, as written and in operation, will be exempt from Code Section 409A. For purposes of determining whether Awards may be payable to a Participant in compliance with Code Section 409A, the Participant’s Termination will be considered as having occurred for purposes of the Plan if the parties reasonably anticipate either (i) that Participant will no longer perform any services for the Company or a Subsidiary or (ii) that the level of bona fide services performed for the Company or a Subsidiary (whether as an Employee, Consultant or Director ) will permanently decrease to no more than 20% of the average level of bona fide services performed by Participant over the immediately preceding 36-month period (or the full period of services if Participant has been providing services to the Company and its Subsidiaries for less than 36 months). Notwithstanding the foregoing, if payment of any Award is deemed to be “nonqualified deferred compensation” under Section 409A, and if the Participant is a “specified employee” within the meaning of Code Section 409A(a)(2)(b)(i), the payment schedule for Awards shall be modified or adjusted to provide that no payments shall be made until the expiration of six (6) months following the date of Termination or Change in Control. In the event that payments are so delayed, a lump sum payment of the accumulated unpaid amounts attributable to the six (6) month period shall be made to Participant on the first day of the seventh month following the date of Termination or Change in Control. This six month delay shall not apply to any Awards which are not subject to the requirements of Section 409A of the Code by reason of their being separation pay upon an involuntary separation from service and their meeting the requirements and limitations of the regulations under the above

Exhibit C-14

referenced Code section. In no event shall the aggregate amount of Awards be reduced as a result of such modification or adjustment

(d) Investment Representation.  All Shares paid pursuant to the Plan are to be taken subject to an investment representation by the Participant or other recipient that any such shares are acquired for investment and not with a view to distribution and that such shares shall not be transferred or sold until registered in compliance with the Securities Act of 1933 or unless an exemption therefrom is available in the opinion of legal counsel satisfactory to the Company.

(e) Designation of Beneficiary.  Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made or to exercise any Options or Stock Appreciation Rights following the Participant’s death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate. If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(f) Employment Rights.  An Award made under the Plan shall not confer any right on the Participant to continue in the employ of the Company or any subsidiary or limit in any way the right of the Participant’s employer to terminate his or her employment at any time.

(g) Expenses.  The expenses of administering the Plan shall be borne by the Company.

(h) No Rights to Awards, No Shareholder Rights.  No Employee, Consultant or Director shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Employees, Consultants and Directors. Subject to the provisions of the Plan and the applicable Award, no person shall have any rights as a stockholder with respect to any Shares to be issued under the Plan prior to the issuance thereof.

(i) Construction of the Plan.  The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

(j) Legend. To the extent any stock certificate is issued to a Participant in respect of shares of Restricted Stock awarded under the Plan prior to the expiration of the applicable Restricted Period, such certificate shall be registered in the name of the Participant and shall bear the following (or similar) legend:

“The shares of stock represented by this certificate are subject to the terms and conditions contained in the ProAssurance Corporation 2008 Equity Incentive Plan and the Award Agreement, dated as of          , between the Company and the Participant, and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in the Plan or in such Award Agreement) until           .” Upon the lapse of the Restricted Period with respect to any such shares of Restricted Stock, the Company shall issue or have issued new share certificates without the legend described herein in exchange for those previously issued.

(k) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such amendment would constitute a material change or revision that requires stockholder approval to comply with any of the following:

(i) the corporate governance rules for listed companies on the New York Stock Exchange, including without limitation, Section 303A.08 of the Listed Company Manual;

(ii) the exception for performance based compensation under Code Section 162(m) and the regulations promulgated thereunder; or

(iii) the exemption from Section 16 of Exchange Act provided by SEC Rule 16b-3.

Exhibit C-15

Without the written consent of an affected Participant, no termination, suspension or modification of the Plan shall adversely affect any right of such Participant under the terms of an Award granted before the date of such termination, suspension or modification.

(l) Amendment of Awards.  The Committee shall have the authority to amend any Award to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; provided, however, that (i) no outstanding Award may be revoked or altered in a manner unfavorable to the Participant without the written consent of the Participant, (ii) no Performance Share shall be altered in a manner to increase the amount of compensation that would otherwise be due upon the attainment of the performance criteria; (iii) no outstanding Option may be altered in a manner that reduces the exercise price (except as provided in Section 13 hereof), and (iv) no outstanding Stock Appreciation Right may be altered in a manner that reduces the base price (except as provided in Section 13 hereof).

(m) Application of Proceeds.  The proceeds received by the Company from the sale of Shares under the Plan will be used for general corporate purposes.

(n) Compliance with Legal and Exchange Requirements.  The Plan, the grant and exercise of Awards hereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may (i) postpone the exercise of Awards, the issuance or delivery of Shares under any Award or any other action under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Common Stock or other required action under any federal or state law, rule, or regulation, (ii) require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations, and (iii) pay the Participant, in lieu of Shares, cash in an amount based upon the Fair Market Value of a Share as of the date Shares would otherwise be issuable with respect to an Award. The Company shall not be obligated to recognize the exercise of any Award or to otherwise sell or issue Common Stock in violation of any such laws, rules, and regulations. Any postponement of the exercise or settlement of any Award under this Section 14(n) shall not extend the term of such Award, and the Company, its officers and employees, the Board and the Committee shall have no obligation or liability to a Participant with respect to any Award (or Shares issuable thereunder) because of any actions taken pursuant to the provisions of this Section 14(n).

(o) Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

Exhibit C-16

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR ALL NOMINEES LISTED HEREIN (EXCEPT AS MARKED TO THE CONTRARY)	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED HEREIN
1.	ELECTION OF FIVE (5) DIRECTORS, each to serve until the year 2011 or until his/her successor is duly elected and qualified:	☐	☐

Nominees:
01 Lucian F. Bloodworth
02. A. Derrill Crowe
03. Robert E. Flowers
04. Ann F. Putallaz
05. Drayton Nabers, Jr.
NOTE: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.

		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF THE ELECTION OF W. STANCIL STARNES AS A CLASS III DIRECTOR	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	APPROVAL OF THE PROASSURANCE CORPORATION 2008 ANNUAL INCENTIVE COMPENSATION PLAN	☐	☐	☐
		FOR	AGAINST	ABSTAIN
4.	APPROVAL OF THE PROASSURANCE CORPORATION 2008 EQUITY INCENTIVE PLAN	☐	☐	☐
		FOR	AGAINST	ABSTAIN
5.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS	☐	☐	☐

CONSENTING TO RECEIVE ALL FUTURE
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Signature	Signature	Date

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person.

▲ FOLD AND DETACH HERE ▲
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BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/pra	OR	TELEPHONE 1-866-540-5760

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
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on the Internet at http://bnymellon.mobular.net/bnymellon/pra

REVOCABLE PROXY
PROASSURANCE CORPORATION
PROXY SOLICITED ON BEHALF OF YOUR BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2008
     The Stockholder executing this Proxy appoints Howard H. Friedman and Frank B. O’Neil, and each of them, each with full power to appoint his or her substitute, attorneys and proxies to represent the Stockholder and to vote and act with respect to all shares of common stock of ProAssurance Corporation (“ProAssurance”) that the Stockholder would be entitled to vote on all matters which come before the Annual Meeting of Stockholders of ProAssurance referred to above (the “Annual Meeting”) and at any adjournment(s) or postponement(s) of the Annual Meeting.
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PROASSURANCE CORPORATION. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF PROASSURANCE COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, SUCH SHARES WILL BE VOTED:
•	FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED HEREIN

•	FOR THE RATIFICATION OF THE ELECTION OF W. STANCIL STARNES AS A CLASS III DIRECTOR.

•	FOR THE APPROVAL OF THE PROASSURANCE CORPORATION 2008 ANNUAL INCENTIVE COMPENSATION PLAN

•	FOR THE APPROVAL OF THE PROASSURANCE CORPORATION 2008 EQUITY INCENTIVE PLAN

•	FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS
     THE SHARES OF PROASSURANCE COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.
(Continued and to be marked, dated and signed, on the other side)
Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
You can now access your PROASSURANCE CORPORATION account online.
Access your ProAssurance Corporation stockholder account online via Investor ServiceDirect® (ISD).
The transfer agent for ProAssurance Corporation now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN
Visit us on the web at http://www.bnymellon.com/shareowner/isd
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